As filed with the U.S. Securities and Exchange Commission on September 20, 2024

Registration No. 333-277647

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

Amendment No. 4
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

LUDA TECHNOLOGY GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)

____________________________

Cayman Islands	3317	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit H, 13/F, Kaiser Estate Phase 2
47-53 Man Yue Street
Hung Hom, Kowloon
Hong Kong
+852 2994 8774
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Fang Liu, Esq. VC Law LLP 1945 Old Gallows Road Suite 260 Vienna, Virginia 22182 Telephone: (301) 760-7393

____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 20, 2024

LUDA TECHNOLOGY GROUP LIMITED

2,500,000 ORDINARY SHARES

This is an initial public offering of the ordinary shares, par value HK$0.25 (equivalent to US$0.03) per share (“Shares”) of Luda Technology Group Limited (“Luda Cayman”). We are offering 2,500,000 Shares of Luda Cayman, on a firm commitment basis. No public market currently exists for our Shares. The initial public offering price is US$4.00 per Share. We have applied to list our Shares on the NYSE American under the symbol “LUD”. At this time, NYSE American has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon NYSE American’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the NYSE American. If the NYSE American does not approve our listing application this initial public offering will be terminated.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Upon the completion of this offering, we will be a “controlled company” as defined under the NYSE American Company Guide because our Controlling Shareholders will own 88.89% of our total issued and outstanding Shares, representing 88.89% of the total voting power, assuming that the underwriters do not exercise their over-allotment option.

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating companies in mainland China and Hong Kong, being Luda PRC and Luda HK, respectively. This is an offering of the Shares of Luda Technology Group Limited, the holding company in the Cayman Islands, instead of the shares of Luda PRC and/or Luda HK. References to the “Company”, “we”, “us”, and “our” in the prospectus are to Luda Cayman, the Cayman Island entity that will issue the Shares being offered. References to “Luda PRC” are to the PRC entity operating the manufacturing business while references to “Luda HK” are to the Hong Kong entity operating the trading business, both of which are generating the revenue and profit stated in the consolidated financial statements of the Company. The Company’s ownership interest in Luda HK is held through an intermediate company in BVI. Luda PRC is a wholly owned subsidiary of Luda HK. Investors in our Shares should be aware that they may never hold equity interests in the PRC and Hong Kong operating companies directly. Investors are purchasing equity solely in Luda Cayman, our Cayman Islands holding company, which indirectly owns equity interests in the operating companies. Because of our corporate structure and PRC operation, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future regulations of the PRC government in this regard if we fail to comply with the evolving PRC rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in China and/or the value of our Shares, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

There are legal and operational risks associated with being based in and having the majority of our operations in China. Changes in PRC’s Government policies, law and regulations could materially affect our operations, our ability to offer or continue to offer our securities and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties regarding the interpretation and application of PRC laws could adversely affect our operations and/or the value of the securities we are registering for sale” on page 20 for further details.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties regarding the interpretation and application of PRC laws could adversely affect our operations and/or the value of the securities we are registering for sale” on page 20 for further details.

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and

Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, ZH CPA, LLC, is headquartered in Colorado and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in February 2023. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, ZH CPA, LLC, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft filing Measures”). On February 17, 2023, with the approval of the State Council, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which came into effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. In the opinion of our PRC counsel, China Commercial Law Firm, based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, our offering will be identified as an indirect overseas issuance and listing of Luda PRC by CSRC, in view of the fact that the Trial Measures came into effect on 31 March 2023, Luda PRC shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. On June 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement.

We conduct substantially all of our operations in mainland China and Hong Kong through our PRC subsidiary, Luda PRC which principally operates as a manufacturing base, and Hong Kong subsidiary, Luda HK which principally operates as a trading company. Accordingly, substantially all our cash and assets are denominated in HKD and RMB. Luda PRC and Luda HK are our sole operating subsidiaries located in the PRC and Hong Kong, respectively, and the other subsidiary, Luda BVI, is an intermediate holding company with no operations of its own. Cash generated from Luda PRC and Luda HK have not been used to fund the operation of Luda BVI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government and/or the Hong Kong government will not intervene or impose restrictions to prevent the cash maintained in the PRC or Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC and Hong Kong subsidiaries” on page 29, “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.”

Cash is transferred through our organization in the following manner: (i) funds are transferred to Luda PRC and Luda HK, our PRC and Hong Kong operating entities, from Luda Cayman through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Luda PRC and/or Luda HK to Luda Cayman through our Luda BVI. As required under the PRC Enterprise Income Tax Law, the dividends paid by Luda PRC to Luda HK were subject to a withholding tax rate of 10%. On January 8, 2024, May 6, 2024 and August 26, 2024, Luda Cayman paid dividend of RMB9,250,000, RMB5,700,000 and RMB9,000,000, respectively, to Diamond Horses Group Limited. We may consider paying further dividends in the near future. See “Dividend Policy”.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our operating subsidiaries, Luda PRC and Luda HK through intermediate holding company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us (before expenses)	$	$

____________

(1)      We agree to pay the underwriters, underwriting commissions equal to 7.0% of the gross proceeds of the offering. Does not include a non-accountable expense allowance equal to 0.75% of the gross proceeds of this offering. Refer to “Underwriting” for additional information regarding underwriting compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We agree to grant the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over allotments, at the initial public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts payable will be $805,000 and the total proceeds to us, after underwriting discounts but before offering expenses, will be approximately $10,695,000. If we complete this offering, net proceeds will be delivered to our company on the closing date.

We agree to issue to the underwriters and to register herein warrants up to 143,750 ordinary shares (equal to five percent (5%), including shares issued pursuant to the exercise of the over-allotment option) of the ordinary shares sold in this offering and to also register herein such underlying ordinary shares. We agree to grant the underwriters warrants (the “Underwriters’ Warrants”), which will be exercised at any time, and from time to time, in whole or in part, commencing from 180 days after the commencement of sale of the offering and expiring five (5) years from the commencement of sales of the offering. The Underwriters’ Warrants are exercisable at a per share price of 120% of the offering price of the ordinary shares offered hereby. The Underwriters’ Warrants shall not be callable or cancellable. For a description of other terms of the Underwriters’ Warrants and a description of the other compensation to be received by the Underwriter, please see the section headed “Underwriting”.

The date of this prospectus is [        ], 2024.

Through and including            2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

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We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the steel flanges and fittings products manufacturing and trading industry, and have received independent professional advice.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of financial information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “$” or “US$” or “U.S. dollars” refers to the legal currency of the United States;

•        “China”, “mainland China” or the “PRC” refers to the People’s Republic of China, for the purposes of this prospectus, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

•        “Company,” “our company,” or “Luda Cayman” refers to Luda Technology Group Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on October 21, 2021.

•        “Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

•        “Controlling Shareholder” refer to the ultimate beneficial owner of the Company, who is Mr. Ma Biu. See “Management” and “Principal Shareholders” for more information;

•        “CAC” refers to Cyberspace Administration of China;

•        “CSRC” refers to China Securities Regulatory Commission;

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•        “HK$” or “HKD” or “HK dollars” refers the legal currency of Hong Kong;

•        “Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of laws in Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•        “Luda BVI” refers to Luda Investment Holding Limited, our British Virgin Island subsidiary and the direct holding company of Luda HK;

•        “Luda HK” refers to Luda Development Limited, our Hong Kong subsidiary and the direct holding company of Luda PRC;

•        “Luda PRC” refers to Luda (Taian) Industrial Company Limited, our PRC subsidiary and key operating company;

•        “PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

•        “PRC laws” refers to any and all officially published and publicly available laws, regulations, rules, and regulatory, administrative or other governmental measures, notices or circulars, and Supreme Court judicial interpretation of the PRC currently in force and publicly available in the PRC as of the date hereof;

•        “RMB” or “Renminbi” refers to the legal currency of the PRC;

•        “SAFE” refers to State Administration of Foreign Exchange;

•        “shares”, “Shares”, or “Ordinary Shares” refer to the ordinary shares of Luda Technology Group Limited, par value of HK$0.25 per share; and

•        “we”, “us”, the “Company”, or “Luda Cayman” in this prospectus refers to Luda Technology Group Limited, a Cayman Islands company and its subsidiaries, unless the context otherwise indicates.

Luda Cayman is a holding company with operations primarily conducted in the PRC and Hong Kong through its operating PRC subsidiary Luda PRC and operating Hong Kong subsidiary Luda HK. Luda PRC’s reporting currency is RMB while Luda HK’s reporting currency is HKD. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Unless otherwise noted, all translations from RMB and HKD to U.S. dollars and from U.S. dollars to RMB and HKD in this prospectus were calculated with reference to the table below. No representation is made that the RMB and HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

	Years ended December 31,
	2023	2022
Year end RMB: US$ exchange rate	7.0999	6.8972
Year average RMB: US$ exchange rate	7.0809	6.7290

Year end HKD: US$ exchange rate	7.8000	7.8000
Year average HKD: US$ exchange rate	7.8000	7.8000

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “Luda Cayman”, “we”, “us”, “our”, the “Company” and similar designations refer to Luda Technology Group Limited, a Cayman Islands company, and its wholly-owned subsidiaries.

Overview

We are a manufacturer and trader of stainless steel and carbon steel flanges and fittings products. Our history began with Luda HK which was incorporated in Hong Kong in 2004 and is principally engaged in the trading of steel flanges and fittings. In 2005, the Company’s business expanded further upstream when Luda PRC was set up to commence the manufacturing of flanges and fittings with self-owned factory in China. We have established an operation history of over 20 years. We are principally engaged in (i) the manufacture and sale of stainless steel and carbon steel flanges and fittings products; and (ii) trading of steel pipes, valves, and other steel tubing products. We are headquartered in Hong Kong with manufacturing base in Taian City, Shandong Province of the PRC. Our sales network comprises customers from China, South America, Australia, Europe, Asia (excluding China) and North America and our customers comprise manufacturers and traders from the chemical, petrochemical, maritime and manufacturing industries.

Our Competitive Strengths

We believe we have the following competitive strengths:

•        Experienced management team;

•        Broad product portfolio;

•        Solid customer base and established reputation;

•        Established business relationships with suppliers;

•        Stringent quality control systems; and

•        Technological achievements from research and development

For more details, see “Business — Our Competitive Strengths”.

Our Strategies and future plans

Our business strategies and future plans for our expansion are as follows:

•        Broaden our clientele and geographical coverage;

•        Product enhancement through research and development;

•        Enhancement of our manufacturing capabilities;

•        Set up a manufacturing plant in emerging markets;

•        Vertical acquisitions for upstream supplier; and

•        Develop internet platform connecting customers with our product databases.

For more details, see “Business — Our Strategies and future plans”.

Corporate History and Structure

For more details, see “Corporate History and Structure”.

The following diagram illustrates our corporate and shareholding structure:

We have conducted a reorganization, primarily to facilitate our initial public offering in the United States. For a description of the reorganization, see “Corporate History and Structure — Reorganization”.

Diamond Horses Group Limited, a company incorporated in the BVI and wholly-owned by Mr. Ma Biu, will hold 88.9% of the voting power of Luda Cayman after this Offering. Because more than 50% of the voting power of the Company is held by a single entity after the completion of this Offering, we will be a controlled company under the NYSE American corporate governance rules.

For more details, see “Corporate History and Structure”.

Transfers of Cash To and From Our Subsidiaries

On January 8, 2024, May 6, 2024 and August 26, 2024, Luda Cayman paid dividend of RMB9,250,000, RMB5,700,000 and RMB9,000,000, respectively, to Diamond Horses Group Limited. We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of the Cayman Islands to provide funding to our Operating Subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands.    Subject to Cayman Islands law, the Companies Act and our memorandum and articles of association, our board of directors may declare dividends in any currency. Under the laws of the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay a dividend out of profit and/or share premium account, provided that in no circumstances may a dividend be paid out of the share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Hong Kong.    Under Hong Kong law, a Hong Kong company may only make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors.

PRC.    Subject to PRC laws, payments of current account items, such as trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange or SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as profit distributions and the repayment of foreign currency-denominated loans.

For more information, see “Dividend Policy,” “Risk Factors” and “Summary Consolidated Financial Data” and “Consolidated Statements of Shareholders’ Equity” in the audited financial statements as of and for the years ended December 31, 2023 and 2022 contained in this prospectus.

Permission Required from Hong Kong Authorities

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from mainland China, and as a result, has its own distinct rules and regulations. Luda HK is the holding company of Luda PRC and is an operating subsidiary acting as a trading company. We have been advised by Michael Li & Co., our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we, including Luda HK, have received and obtained all requisite licenses, certificates, authorizations, permissions or approvals from the Hong Kong authorities to operate our business in Hong Kong, including but not limited to obtaining a relevant certificate of incorporation and business license, and that we, including Luda HK are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of Luda Cayman to foreign investors. However, we have been advised by Michael Li & Co. that uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations that we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Luda HK, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant licenses, certificates, authorizations, permissions or approvals were not required, or (iii) are required to obtain such licenses, certificates, authorizations, permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from PRC Authorities

The PRC government has recently initiated a series of regulatory actions and made a number of public statements on the regulation over offerings of securities conducted overseas. On December 28, 2021, the Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, The Ministry of Public Security, the Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration jointly promulgated the Measures for Cybersecurity Review (2021 Version, the “Measures”), which became effective on February 15, 2022. The Measures require that among other things, and in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and which the Measures further elaborate on the factors to be considered when assessing the national security risks of the relevant activities. As confirmed by our PRC counsel, to the best of their knowledge after due inquiry and as confirmed by the Company, as of the date of this prospectus, we are not subject to cybersecurity review with the CAC to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of Luda PRC are enterprises, (iii) we are required to collect and retain some basic information furnished by our customers, suppliers and employees in accordance with prevailing business practices, but we do not possess a large amount of personal information in our business operations, (iv) we are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures was recently adopted and the CAC Notice for Soliciting Public Comments on the Regulations for the Administration of Network Data Security (Exposure Draft) is in the process of being formulated and the interpretation and application of these regulations are evolving. We have been closely monitoring regulatory developments in mainland China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this offering.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft filing Measures”). On February 17, 2023, with the approval of the State Council, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which came into effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. In the opinion of our PRC counsel, China Commercial Law Firm, based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, our offering will be identified as an indirect overseas issuance and listing of Luda PRC by CSRC, in view of the fact that the Trial Measures came into effect on 31 March 2023, Luda PRC shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. On June 7, 2024, we received notification from the CSRC confirming that we have completed the record filing requirement.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect Overseas Securities Offering and Listing by Domestic Companies of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations; (2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

If we or our PRC subsidiary (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Further, the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies on August 8, 2006 and amended on June 22, 2009, requires an overseas special purpose vehicle formed for offering purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the offering and trading of such special purpose vehicle’s securities on an overseas stock exchange. Our PRC counsel, China Commercial Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Shares because (i) Luda PRC was established by Luda HK directly and not through a merger or acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) although Luda PRC is a PRC entity, it has been controlled by a non-PRC entity or persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, the interpretation or implementation of the M&A Rules and the opinion of our PRC counsel are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC counsel.

Summary of Risk Factors

Investing in our Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. If any of these risks actually occurs, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in China

Luda HK is based in Hong Kong and its wholly owned subsidiary, Luda PRC is operating a manufacturing base in China and since our business is mainly conducted in China, we may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to doing business in China in general. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 18 for a more detailed discussion of the risks involved. These risks include but are not limited to, the following:

•        PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us. See more detailed discussion of this risk factor on page 18 of this prospectus.

•        The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. See more detailed discussion of this risk factor on page 19 of this prospectus.

•        Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See more detailed discussion of this risk factor on page 19 of this prospectus.

•        There are uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing the business of the PRC operating entities and the enforcement and performance of our arrangements with customers in certain circumstances. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the business of the PRC operating entities. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        The approval or record filing of the CSRC or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws, we cannot assure you we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner. Failure to comply with such approval or record filing requirement could affect our operations, our ability to offer or continue to offer our securities and/or the value of the securities we are registering for sale. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted. See more detailed discussion of this risk factor on page 25 of this prospectus.

•        Recent joint statement by the SEC and PCAOB, the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. See more detailed discussion of this risk factor on page 27 of this prospectus.

•        Luda Cayman is incorporated under the laws of the Cayman Islands, but many of our operations and assets are held by our operating subsidiary, Luda PRC, in China. In addition, substantial amount of our assets is located in China and most of our senior executive officers and directors reside within mainland China or Hong Kong for a significant portion of the time. As a result, you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China, based on United States or other foreign laws, against us, our directors, executive officers or the expert named in this prospectus. Therefore, you may not be able to enjoy the protection of such laws in an effective manner. See more detailed discussion of this risk factor on page 28 of this prospectus.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations. See more detailed discussion of this risk factor on page 29 of this prospectus.

•        We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC and Hong Kong subsidiaries. The PRC government may take measures from time to time to restrict access to foreign currencies for current account or capital account transactions in accordance with the procedural requirements of PRC laws. See more detailed discussion of this risk factor on page 29 of this prospectus.

•        Our results of operation may be materially and adversely affected by a downturn in the global economy, and changes in the economic and political policies of the PRC. See more detailed discussion of this risk factor on page 29 of this prospectus.

•        It may be difficult for overseas shareholders and/or regulators to conduct investigation in China. The action to providing information needed for regulatory investigations or litigation initiated by regulators outside China shall comply with the applicable PRC law and regulations in China. See more detailed discussion of this risk factor on page 30 of this prospectus.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China. Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract manufacturers, raw material vendors, and other partners. See more detailed discussion of this risk factor on page 30 of this prospectus.

•        Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment. See more detailed discussion of this risk factor on page 30 of this prospectus.

•        We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund. See more detailed discussion of this risk factor on page 31 of this prospectus.

•        There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits. See more detailed discussion of this risk factor on page 31 of this prospectus.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental regulation of currency conversion may delay or prevent us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business. See more detailed discussion of this risk factor on page 32 of this prospectus.

•        If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the

PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. See more detailed discussion of this risk factor on page 32 of this prospectus.

•        We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Gains derived an indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. See more detailed discussion of this risk factor on page 33 of this prospectus.

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        Our financial performance is dependent on our ability to continually secure new orders.

•        We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in the PRC and Hong Kong.

•        We are subject to changes in the VAT refund for our export sales and any adverse change in our tax treatment could have a material and adverse impact on our business and results of operations.

•        We are subject to the project execution risks.

•        We are subject to claims against us in relation to our sales contracts or operations.

•        We are affected by fluctuations in steel prices and supply of our raw materials.

•        We are exposed to concentration risk, due to the geographical concentration of our suppliers in the PRC. If there is any disruption to our supply chain, our financial performance, results of operation and ongoing growth could be adversely affected.

•        We are dependent on our suppliers.

•        We may face product liability claims if the products we distribute are found to contain defects or are unfit for their intended purposes or uses.

•        We are dependent on our skilled workers in the PRC and subject to increasing labor costs.

•        We are subject to operational risks including equipment failure, workplace accidents and force majeure events.

•        We may not have sufficient insurance coverage.

•        We are reliant on the renewal of our existing licenses and certifications.

•        We are dependent on our management team.

•        We face competition from existing and new industry players.

•        We may be subject to litigation, claims or other disputes.

•        We are dependent on external financing to support our business growth.

•        We are susceptible to fluctuations in foreign exchange rates that could result in us incurring foreign exchange losses.

•        We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

•        We are exposed to risks in respect of outbreaks of communicable diseases.

•        The war in Ukraine could materially and adversely affect our business and results of operations.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Risks Related to our Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

•        There has been no public market for our Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price.

•        Our Shares price may never trade at or above the price in this offering.

•        The initial public offering price for our Shares may not reflect their actual value.

•        Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

•        Volatility in our Share price may subject us to securities litigation.

•        Our Shares are expected to initially trade under $5.00 per Share and thus would be known as a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Shares.

•        If we fail to meet applicable listing requirements, NYSE American may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

•        If you purchase our Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

•        Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

•        NYSE American may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

•        Investors may have difficulty enforcing judgments against us, our directors and management.

•        The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

•        Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

•        Our status as a foreign private issuer under the NYSE American Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the NYSE American corporate governance listing standards applicable to a U.S. domestic NYSE American listed company.

•        We will incur increased costs as a result of being a public company.

•        Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

•        We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

•        We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Shares.

Recent Regulatory Development in China

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Cybersecurity Laws

On July 10, 2021, the CAC issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to an “operator of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly adopted and published the Measures for Cybersecurity Review (the “Measures”), which came into effect on February 15, 2022. The Measures reiterate that, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

We do not currently expect the Measures to have an impact on our business, operations or this offering as we do not believe that Luda PRC is deemed to be an “operator of critical information infrastructure,” “data processor,” or “network platform operator” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) as of the date of this prospectus, Luda PRC is required to collect and retain some basic information furnished by our customers Luda PRC has collected and stored personal information far less than one million users, suppliers and employees in accordance with prevailing business practices; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; and (iii) data processed in our business should not have a bearing on national security nor affect or may affect national security; as of the date of this prospectus, Luda PRC has not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Therefore, we are not covered by the permission and requirements from the CSRC nor CAC, and except for the permissions with minimal impact on the operations of Luda PRC, we have received all necessary permissions to operate our business in China and no permission has been denied. Luda PRC has received all necessary permissions required to obtain from PRC authorities to operate its current business in China or issue shares to foreign investors, including Business License, Customs Registration Certificate, Bank Account Open Permit and Approval regarding Environmental Protection.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we cannot assure you that we will be able to list our Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Shares. See “Risk Factors — We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.”

Laws on Offshore Securities Offering

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law (“Opinion”). The Opinion emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments, collectively with the above draft of the Provisions, the draft Provisions and Measures. These draft Provisions and Measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft Provisions and Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, with the approval of the State Council, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the draft Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the and draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations; (2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units. As these laws and regulations are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering from this offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Shares offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of the HFCA Act

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national exchange or quoted on the over-the-counter market, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, ZH CPA, LLC, is headquartered in Colorado and is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Corporate Information

Our principal office is located at Unit H, 13/F, Kaiser Estate Phase 2, 47-53 Man Yue Street, Hung Hom, Kowloon, Hong Kong and our telephone number is +852 2994 8774. Our registered office in the Cayman Islands is located at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We maintain a website at www.ludahk.com. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and Our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this offering;

•        the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

In addition, upon closing of this offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the NYSE American Company Guide that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

THE OFFERING

Shares offered by us	2,500,000 Shares (or 2,875,000 Shares if the underwriters exercise their option to purchase additional Shares in full).
Shares to be outstanding prior to this offering	20,000,000 Shares
Shares issued and outstanding after this offering	22,500,000 Shares (or 22,875,000 Shares if the underwriters exercise their option to purchase additional Shares in full).
Initial offering price	$4.00 per share
Option to purchase additional Shares	We have granted the underwriters an option to purchase up to 15% additional Shares from us within 30 days of the date of this prospectus.
Underwriters’ Warrants

We agree to grant the Underwriters’ warrants (the “Underwriters’ Warrants”) up to a total of 143,750 ordinary shares (equal to 5% of the aggregate number of ordinary shares sold in the offering, including shares issued pursuant to the exercise of the over-allotment option) at a price equal to 120% of the price of our ordinary shares offered hereby.

Lock-Up

We, each of our directors, officers and 5% or greater shareholders agree not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $9,300,000, or approximately $10,695,000 if the underwriters exercise their option to purchase additional Shares in full, based on an initial public offering price of $4.00 per Share, which is the price set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

•   approximately 50% for setting up a manufacturing plant for the production of stainless steel and flanges fittings products in emerging country;

•   approximately 30% for potential investments and acquisitions of upstream supplier;

• approximately 8% for purchase of machineries;
• approximately 5% for computer system enhancement; and
• Remaining amount for general administration and working capital.

As of the date of this prospectus, we do not have any specific plans to (i) acquire or invest in any specific upstream supplier; and (ii) set up a manufacturing plant in a particular country. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.
Listing

We have applied to list our Shares on the NYSE American under the symbol “LUD”. At this time, NYSE American has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon NYSE American’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the NYSE American. If the NYSE American does not approve our listing application this initial public offering will be terminated.

Transfer agent

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•        no exercise by the underwriters of their option to purchase up to 15% additional Shares from us;

•        no exercise of the Underwriters’ Warrants; and

•        the adoption of our amended and restated memorandum and articles of association, which will become effective immediately upon closing of this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income for the years ended December 31, 2023 and 2022 and consolidated balance sheets data as of December 31, 2023 and 2022 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The summary consolidated statements of operations and cash flow:

	For the years ended December 31
	2023	2022
	US$	US$
Net cash provided by (used in) operating activities	3,332,852	(1,002,737)
Net cash used in investing activities	(1,759,266)	(431,324)
Net cash provided by financing activities	2,707,362	524,086
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(165,164)	(423,604)
Net increase (decrease) in cash and cash equivalents	4,115,784	(1,333,579)

The summary consolidated balance sheet as of

	Years ended December 31
	2023	2022
	US$	US$
Total assets	46,631,423	39,633,213
Total liabilities	29,884,424	25,104,702
Total equity	16,746,999	14,528,511

The following table presents our summary consolidated statements of operations and comprehensive income:

	For the years ended December 31
	2023	2022
	US$	US$
Sales	51,428,054	49,851,134
Cost of sales	(40,533,077)	(39,565,806)
Gross profit	10,894,977	10,285,328
Total operating expenses	(7,024,037)	(6,462,971)
Other (expense) income, net	(391,464)	(253,496)
Income tax provision	(446,899)	(501,571)
Net income	3,032,577	3,067,290

RISK FACTORS

Investing in our Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

There are substantial uncertainties the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is based on written statutes, and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainty.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, PRC’s legal system is still in the process of improvement, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Therefore, these risks may result in a material change in business operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the Chinese government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is currently impossible to predict how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which may have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Changes in the economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Our manufacturing base operates in the PRC and a significant portion of our revenues are derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our products in the PRC depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause the potential customers of the PRC operating entities to delay or cancel their plans to purchase our products, which in turn could reduce our revenues.

Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises regulation in accordance with PRC laws and regulations over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may materially affect the economy in China and could have a material adverse effect on our business, results of operations and may result in our inability to sustain our growth and expansion strategies and the value of our Ordinary Shares.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our Ordinary Shares may depreciate quickly.

Uncertainties regarding the interpretation and application of PRC laws could adversely affect our operations and/or the value of the securities we are registering for sale.

There are uncertainties regarding the interpretation and application of PRC laws and regulations. The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress, or NPCSC. Previous court decisions may be cited for reference only. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in the PRC. Our PRC subsidiary is subject to laws and regulations applicable to foreign investment in the PRC in general and laws and regulations applicable to foreign-invested enterprises in particular. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our foreign investors.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may result in substantial costs and diversion of resources and management attention.

The approval or record filing of the CSRC, or other PRC government authorities may be required in connection with this offering and our future capital raising activities under the PRC laws. Failure to comply with such approval or record filing requirement could affect our operations, our ability to offer or continue to offer our securities and/or the value of the securities we are registering for sale.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require CSRC approval for a listing involving offshore special purchase vehicles holding Chinese assets. We may be required to obtain approval from PRC authorities in order to continue our listing in NYSE American or add new listings on other overseas stock exchanges in the future but cannot provide assurance that we will be able to obtain such approval.

Our PRC counsel, China Commercial Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Shares under the M&A Rules because (i) Luda PRC was not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) although Luda PRC is a PRC entity, it has been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, the interpretation or implementation of the M&A Rules and the opinion of our PRC counsel are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC counsel.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. The Opinion emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments, collectively with the above draft of the Provisions, the Draft Overseas Listing Regulations. These Draft Overseas Listing Regulations propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises or the Confidentiality Provisions, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (1) a domestic company that conducts overseas offering and listing both directly and indirectly should institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations; (2) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; (3) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations; (4) where a domestic company, after fulfilling relevant procedures, provides to securities companies, securities service providers and other entities with any documents and materials that contain state secrets or working secrets of government agencies, or any other documents and materials that will be detrimental to national security or public interest if leaked, a non-disclosure agreement shall be signed between the provider and receiver of such information; and (5) domestic companies, securities companies or securities service providers that discover any leakage or possible leakage of state secrets, working secrets of government agencies or any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall immediately take remedies and report to relevant state organs and units.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the Cybersecurity Review Measures, which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the New Measures for Cybersecurity Review (“Measures”), which came into effect on February 15, 2022 and amended the Revised Draft released on July 10, 2021. According to the Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Our business belongs to the steel flanges and fittings products manufacturing industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

Our operations are located in Hong Kong and the PRC. As such we are subject to Hong Kong laws and PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance with these laws could result in penalties or other significant legal liabilities.

We believe, based on the opinion of our PRC counsel, China Commercial Law Firm, that as of the date of this prospectus, except for the filing with the CSRC within three business days after we file our overseas listing application, we have obtained all necessary permissions for a domestic company in China to engage in similar businesses, and are not required to obtain other permissions by including the CSRC, CAC or any other PRC authorities for its operations or issue our Shares including the Shares being registered for sale to foreign investors under existing PRC laws and regulations, and have not received any requirement or were denied such permissions or approvals by any PRC authorities. According to the Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, neither the Company nor its PRC Subsidiary possesses a large amount of personal information in their business operations or is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, we do not believe that Luda PRC is deemed to be an “operator of critical information infrastructure,” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by our customers, suppliers and employees in accordance with prevailing business practices, but we do not handle personal and confidential data of more than 1,000 individuals in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Our PRC subsidiary, Luda PRC, has received all necessary permissions required to obtain from PRC authorities to operate its current business in China or issue shares to foreign investors, including Business License, Customs Registration Certificate, Bank Account Open Permit and Approval regarding Environmental Protection.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, the interpretation or implementation of the Measures is subject to change, and we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. The enactment, interpretation and implementation of regulatory requirements related to current and future PRC laws, overseas securities offerings and other capital markets activities continue to evolve. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures. They may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals, which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

On July 7, 2022, the CAC issued the Security Assessment Measures, which came into effect on September 1, 2022. The Security Assessment Measures provide that certain types of data processors transferring important data or personal information collected and generated during operations within the territory of the PRC to an overseas recipient must apply for security assessment of cross-border data transfer. In addition, on September 28, 2023, CAC published the Provisions on Regulating and Promoting Cross-border Data Transfer (Draft for Comments), or the Cross-border Data Transfer Provisions. The Cross-border Data Transfer Provisions provide certain exemptions from obligations under the circumstances of cross-border data transfer, including, among others, the obligations for data security assessment, concluding a standard contract for provision of personal information abroad or passing the certification for personal information protection. However, the Cross-border Data Transfer Provisions were released for public comment only and their provisions and anticipated adoption date are subject to changes with substantial uncertainty, and their interpretation and implementation remain uncertain.

On December 24, 2021, the CSRC, together with other relevant PRC authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, including direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the and Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As such, our offering may be identified as an indirect overseas issuance and filing with the CSRC will be required in connection with this offering, and we cannot predict whether we will be able to accomplish such filing. We need to submit to the CSRC the necessary disclosure in connection with this offering within three business days after we file our overseas listing application, and we cannot assure you we can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we fail to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner, we may face sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries in China, delay of or restriction on the repatriation of the proceeds from this offering into China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities may also take actions requiring us, or making it advisable for us, to halt our offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any negative publicity regarding such approval requirements could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the NYSE American, may determine to delist our securities. Furthermore, on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before the securities may be prohibited from trading or delisted.

The audit report included in this prospectus was issued by ZH CPA, LLC, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing ZH CPA, LLC in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in mainland China and Hong Kong without the approval of the PRC authorities. Currently, our U.S. auditor’s audit work for us can be inspected by the PCAOB and our auditor has no auditor’s work papers in China as of the date of this prospectus. However, we cannot assure you that our auditor’s audit work for us will continue to be able to be inspected by the PCAOB. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm for such issuers completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to public companies whose stock is registered with the SEC and are identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and whose audit work that

PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and they also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Pursuant to the HFCA act, our securities may be prohibited from trading on the NYSE American or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amended the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction in connection with their audit works because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, ZH CPA, LLC is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. There can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 23, 2022. On December 29, 2022, the “Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the “Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, ZH CPA, LLC, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China, based on United States or other foreign laws, against us, our directors, executive officers or the expert named in this prospectus. Therefore, you may not be able to enjoy the protection of such laws in an effective manner.

Luda Cayman was incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiaries, Luda PRC and Luda HK, in the PRC and Hong Kong respectively. In addition, substantial amount of our assets is located in the PRC and most of our senior executive officers and directors reside within the PRC or Hong Kong for a significant portion of the time. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. China Commercial Law Firm has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we were incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong and mainland China. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC and Hong Kong subsidiaries.

The Shares offered in this prospectus are those of Luda Cayman. Luda Cayman is a holding company incorporated under the laws of the Cayman Islands with limited liability. The majority of our business operations are conducted through our subsidiaries, Luda PRC and Luda HK, and hence, our revenue and profit are substantially contributed by our PRC and Hong Kong subsidiaries. On January 8, 2024, May 6, 2024 and August 26, 2024, Luda Cayman paid dividend of RMB9,250,000, RMB5,700,000 and RMB9,000,000, respectively, to Diamond Horses Group Limited. We may consider paying further dividends in the near future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our PRC and Hong Kong subsidiaries and its distribution of funds to us, primarily in the form of dividends. The ability of our PRC and Hong Kong subsidiaries to make distributions to us depends upon, among others, their distributable earnings. Under the PRC laws, payment of dividends is only permitted out of accumulated profits according to PRC accounting standards and regulations, and our PRC subsidiary is also required to set aside part of its after-tax profits to fund certain reserve funds that are not distributable as cash dividends. Other factors such as cash flow conditions, restrictions on distributions contained in our PRC subsidiary’s articles of associations, restrictions contained in any debt instruments, withholding tax and other arrangements will also affect the ability of our PRC subsidiary to make distributions to us. These restrictions could reduce the amount of distributions that we receive from our PRC subsidiary, which in turn would restrict our ability to pay dividends on the Shares. The amounts of distributions that any of Luda Cayman’s subsidiaries declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

Furthermore, there can be no assurance that the PRC government will not impose restrictions, regulation and limitation on the conversion of the RMB into foreign currencies and the remittance of currencies out of the mainland PRC. In response to the persistent capital outflow and the RMB’s depreciation against the USD in the fourth quarter of 2016, the People’s Bank of China and SAFE, have implemented a series of capital regulation measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital regulation, and our PRC subsidiary’s dividends and other distributions may be subjected to tighter scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its profits of our PRC subsidiary, if any. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could have a material adverse effect on our ability to conduct our business.

Our results of operation may be materially and adversely affected by a downturn in the global economy.

All of our operations are currently located in the PRC and Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in China and Hong Kong generally and by the continued economic growth in China and Hong Kong as a whole. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

There exists uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures, have not materially affected our operations in the PRC. However, continued pressure from global economic conditions may affect the PRC markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the PRC economy that could impact the industries in which we operate, which could in turn diminish the demand for our services.

It may be difficult for overseas shareholders and/or regulators to conduct investigation in China.

According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. While detailed interpretation of or implementation rules under Article 177 of the PRC Securities Law is not yet available, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by investors in protecting your interests. Therefore, you may not be able to effectively enjoy the protection offered by the U.S. laws and regulations that are intended to protect public investors.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract manufacturers, raw material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result.

Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB and HKD, and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB and HKD. Should our functional currencies appreciate against other currencies, the value of the proceeds from this offering and any future financings, which are to be converted from US dollar or other currencies into RMB and/or HKD, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of our functional currencies, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in

RMB and/or HKD, would be reduced. Hence, substantial fluctuation in the currency exchange rate of our functional currencies may have a material adverse effect on our business, operations and financial position and the value of your investment in the Shares.

We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.

Pursuant to the PRC Labor Contract Law (the “Labor Contract Law”), which became effective in January 2008, and its implementing rules, which became effective in September 2008, was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner. We believe our current practice complies with the Labor Contract Law and its amendments. As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We could be required to provide additional compensation to our employees and our financial condition could be materially and adversely affected.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, the PRC has established a social insurance system and other employee benefits, including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the “Employee Benefits”. An employer is required to pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and to withhold the social insurance and other Employee Benefits that should be assumed by the employees. An employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from 1 to 3 times of the amount overdue.

Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits.

Our PRC subsidiary Luda PRC is the manufacturing base of our Company and generates a material part of our profits through its business operations. Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in China company. Our current PRC subsidiary is wholly-owned by our Hong Kong subsidiary, Luda HK. Accordingly, Luda HK may qualify for a 5% tax rate in respect of distributions from its PRC subsidiary. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the tax payer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation (“SAT”) promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties in 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiary.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental regulation of currency conversion may delay or prevent us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary Luda PRC, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on foreign investment entities (“FIEs”) in China, capital contributions to our PRC subsidiary are subject to the filing with the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) or their respective local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiary may not procure loans which exceed the difference between their respective total project investment amount and registered capital or twice of their net worth. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registrations, our ability to use the proceeds of this offering, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB will not be provided as loans to its non-affiliated entities. As Circular 16 is relatively new, the interpretation and application and any other future foreign exchange related rules are subject to rules and regulations or detailed implementations and interpretations in any form in the future. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to invest in or acquire any other PRC companies through our PRC subsidiary.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the

“de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, Luda Cayman is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under

SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Our financial performance is dependent on our ability to continually secure new orders.

We do not sign long-term agreement with any of our customers and our customers are engaged in a wide spectrum of industries such as the chemical, petrochemical, maritime and manufacturing industries and operate in various countries. We also sell to customers who are manufacturers, stockists and traders of steel products. There is no guarantee that our customers will continue to have demand for our products or place orders with us or that the volume of our orders will be maintained. As we do not enter into long-term contracts with our customers, the selling prices for some of our existing products may be subject to downward price revisions due to, inter alia, price competition from other approved suppliers, rapid technological changes and short product life cycles. Rapid technological changes leading to new products being introduced into the market at a faster pace may also cause selling prices of existing products to drop. In the event we are not able to maintain or increase the volume of our orders, or should the selling prices of our existing products decrease, our business, results of operations, financial position and cash flow may be materially and adversely affected.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in the PRC and Hong Kong.

Currently, we have operations in Hong Kong and the PRC. Our sales to customers in Hong Kong and the PRC comprise more than 50% of our total sales.

We are affected by macroeconomic factors, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, development of industries (such as chemical, petrochemical, marine and manufacturing), tariffs policies, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in the PRC and Hong Kong and tariffs or non-tariff barriers imposed on imported steel products may also affect our business. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

We are subject to changes in the VAT refund for our export sales and any adverse change in our tax treatment could have a material and adverse impact on our business and results of operations.

On April 26, 2021, it was announced by the PRC Ministry of Finance and State Administration of Taxation that with effect from May 1, 2021, certain steel products would no longer be entitled to VAT refund for export sales with immediate effect. The products of our Company are in the list of products that are affected by the change of the VAT refund policy. The original VAT refund was 13%, but with effect from May 1, 2021, there is no refund. There is no assurance that our tax position will not be adversely affected by any future change in VAT refund policy in the PRC. If such adverse change in our tax treatment on VAT refund for our export sales arises, our business and results of operation may be materially and adversely affected.

We are subject to the project execution risks.

We have sales which fall under project contracts, where we supply our end-user customer specifically for their stated projects. For some of such projects, retention monies may be kept by the customers during the contract period which are to be released to us after the customers’ acknowledgement that our products are satisfactory to them which could at times take up to one (1) year for the said acknowledgement.

There is no assurance that the projects will be executed in accordance with its schedule. There can be no assurance that our customers will release the retention monies in full or on a timely basis. A delay in the execution of the project will result in delays in recognition of revenue, higher inventory holding costs and affect our liquidity position.

We are subject to claims against us in relation to our sales contracts or operations.

Our sales contracts with our customers include terms that provide for breach of contracts, liquidated damages and penalties triggered by certain events such as inability to fulfill the delivery obligations. As such, we may be involved in disputes with our customers, or subject to any material claims, damages, losses or product returns. These disputes may lead to legal or other proceedings and may damage our reputation and divert our resources and management’s attention. Significant costs may have to be incurred in settling such disputes or defending ourselves in such proceedings. If we are not successful in defending ourselves in such proceedings, we may be liable for damages, the amount of which may be significant. In addition, we may have disagreements with regulatory bodies in the course of our operations, which may subject us to administrative proceedings or unfavorable decrees that may result in liabilities and cause other material and adverse effects on our business, results of operations and financial positions.

We are affected by fluctuations in steel prices and supply of our raw materials.

Our operations in the PRC include the manufacture of stainless steel and carbon steel flanges and fittings, and our main purchases are for stainless steel and carbon steel. Our head office in Hong Kong, Luda HK, sells our in-house products manufactured in the PRC, as well as steel pipes and valves manufactured by external parties. Should the orders that we receive exceed our production capacity or depending on the urgency of the said orders, we will also source for steel flanges and fittings from external suppliers. Additionally, some of our customers make blanket orders where order quantities are unfixed at the time of entering the contracts (which are contracts in relation to the supply of a stipulated list of products with specified quality, size and other dimensions, delivery lead-time and product prices for an agreed contract period) for which we are obliged to fulfil. Any increases in global prices of steel and other metals will result in increases in our costs of sales and our financial performance may be adversely affected.

Steel prices are determined based on demand and supply, which are in turn affected by economic conditions, import and export tariffs and policies, and prices of iron ore, manganese and other alloys. We source our raw materials mainly from the PRC. The price of steel billets and carbon steel is in turn determined by its demand and supply, including production capacity of steel billet and carbon steel manufacturers in the PRC and the demand for their products. While our pricing strategy is on cost plus basis where our sales managers and purchasing department typically work together on a targeted profit margin before tendering/making quotation for a project contract/sales order, we also take on blanket orders which require us to supply products during the contract period without fixing the order quantities. As these blanket orders with our customers typically only allow for price adjustments if the prices of steel exceed the pre-agreed fluctuation bands, we are exposed to the risk of increasing steel price within the fluctuation band which will affect the cost of sales as well as our margins related to blanket orders from customers where such cost increase within the fluctuation band is not passed on to customers by way of price adjustments during the contract period. As such, the volatility of steel prices will affect our ability to plan our working capital as well as maintain our financial performance.

Should there be a shortage of raw materials, our suppliers may not be able to meet our demand for stainless steel and carbon steel and we may not be able to source for alternative suppliers at comparable price and terms, to meet the supply shortage. This may affect our obligations to our customers, which will in turn adversely affect our reputation or increase our costs should we be liable to our customers for delayed delivery. Our working capital and financial performance will therefore be adversely affected.

We are exposed to concentration risk, due to the geographical concentration of our suppliers in the PRC. If there is any disruption to our supply chain, our financial performance, results of operation and ongoing growth could be adversely affected.

We rely on a limited number of suppliers and customers for our products, which exposes to supply chain and other risks. We have previously experienced, and may experience in the future, logistical constraints that cause delays. Although we believe we have redundancy and alternatives for the suppliers for the key components of our products, our reliance on a limited number of suppliers for the components and parts for our products and the geographic concentration among our suppliers increase our supply chain risk. Suppliers may also experience disruptions in their operations, including due to equipment breakdowns, labor strikes or shortages, shipping container shortages, financial difficulties, natural disasters, component or material shortages, cost increases, acquisitions, changes in legal or regulatory requirements, or other similar problems. The unavailability of any component or supplier could result in production delays and idle manufacturing facilities. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products or components for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays.

Our suppliers and partners have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. Identifying suitable suppliers and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers or logistics partners could have an adverse effect on our business, financial condition, and results of operations.

We are dependent on our suppliers.

We are dependent on our suppliers to provide competitive, timely and reliable supply to us. The consistency of the level of support provided by our suppliers is crucial to maintaining our business operations and competitiveness in the industry. Our suppliers are generally not legally bound or committed to supply products to us under distributorship or agreements or arrangements for an agreed tenure or period, whether on an exclusive or non-exclusive basis. Accordingly, we obtain our products from our suppliers as and when required, subject to prevailing prices and availability.

Although we evaluate our suppliers on criteria including (a) scale of operations and production capacity; (b) reputation; (c) product quality; and (d) relevant licenses and certifications obtained, we cannot guarantee that our suppliers will continue to meet our quality requirements, or be willing to continue supplying to us. We have diversified our purchases to different suppliers; however, in the event that our suppliers are unable to meet our sales orders requirements, and we are unable to obtain alternative supplies to meet our customers’ needs, our competitiveness may be adversely affected. In addition, we will suffer from reduced margins if the cost of our supplies were to increase and we are unable to adjust our selling prices to take into account such increased costs. As such, our financial performance may be adversely affected.

We may face product liability claims if the products we distribute are found to contain defects or are unfit for their intended purposes or uses.

The products sold to our customers must comply with their stipulated specifications and quality standards. In the event that there are quality defects in our products, we may face claims from our customers or our customers may withhold their payment to us. If we are unable to obtain recourse from our suppliers or manufacturers of such products, our financial performance will be adversely affected.

Most of our customers inspect the products that we distribute upon or after accepting delivery. However, we cannot assure you that our customers will not demand compensation from us for the distribution of defective products or non-compliance with the contract specifications after acceptance of delivery. In the event the products that we distribute are found to be unfit for their intended purposes or uses or contain defects and our customers and/or users suffer personal injury, death or any other losses from the use of our products, we may be required to compensate our customers and/or users for the said losses. Currently, we do not maintain insurance for product liability. Although we have not experienced any product liability claims to date, any successful product liability claims against us in the future may have an adverse effect on our operations, prospects, and financial performance.

Further, even if we successfully defend ourselves against any such claims, we may have to incur substantial expense and resources in the process. In addition, we may not be able to seek from our suppliers or manufacturers, full or any indemnification or compensation as a result of personal injury, death or any other loss caused by their products for which we are liable for compensation.

We are dependent on our skilled workers in the PRC and subject to increasing labor costs.

Our business is highly dependent on skilled workers, who perform processing such as cutting, heat/surface treatment, lathe machining, inspection and marking. While our production lines are semi-automated, workers are still required in production and some of these processes require experience and skill to deliver quality-finish products. With increasing labor costs, urban migration, competition for labor and the general preference of younger workers to work in a light industry (as opposed to our industry which involves noise, heat and environmental hazards), we are exposed to the risks of shortage of skilled workers and increasing labor costs. Moreover, labor cost in the PRC has been on an increasing trend and is further subject to government regulations on minimum wage and statutory social welfare benefits payments. Should we face a shortage of skilled workers and unable to find suitable and timely replacements, our operations and financial performance will be adversely affected. In addition, increasing labor costs will adversely affect our working capital and financial performance.

We are subject to operational risks including equipment failure, workplace accidents and force majeure events.

The nature of our industry necessitates working with heavy equipment, and processes that involve heat, noise, pollution and hazards. Equipment failure and workplace accidents could have severe consequences, such as loss of life, serious injury, disruption in our operations, litigation and damage to our reputation. Some of our customer contracts provide for force majeure events, which would therefore allow our customers to terminate their contracts with us without penalty. On the other hand, should there be equipment failure or disruption in our operations, we may be subject to penalty and liquidated damages from our customers. Should there be operational risks that lead to prolonged disruption in our operations, penalties or litigation, our operations and financial performance will be adversely affected.

During the two years ended December 31, 2023 and 2022, none of the workplace accidents had resulted in labor disputes, litigation or penalties imposed by the relevant authorities. We had also not encountered significant operational risk that has materially and adversely affected our financial performance.

We may not have sufficient insurance coverage.

We maintain insurance policies for our business, including for our building, motor vehicles and machinery. However, our insurance coverage may not be adequate, for instance, we do not purchase product warranty liability insurance and our Directors believe it is not common in our industry to procure such insurance. Although our Directors believe that we have sufficient insurance coverage in accordance with industry practices, and we will increase our insurance coverage when necessary, there is no guarantee that our existing insurance coverage is sufficient to indemnify us from possible losses or that we can be insured on terms which are acceptable to us.

We are reliant on the renewal of our existing licenses and certifications.

We have obtained licenses which allow us to manufacture steel flanges and pipe fittings. Steel flanges and fittings also have to adhere to various standards, and we have obtained various certifications for our products and management systems. Our range of certifications enable us to sell our in-house products to different geographic regions and industries. We strive to maintain the quality of our products and the production processes adhere to the standards of the licenses and certifications. However, should our licenses or certifications be revoked or not be renewed, financial performance will be adversely affected. During the two years ended December 31, 2023, there was no incidence where our licenses and certifications were revoked or were not renewed.

We are dependent on our management team.

Our success is, to a large extent, attributable to our Executive Directors’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our products and purchases, and overall management of our operations. The business of our Company was founded by Mr. Ma Biu, our Controlling Shareholder, Chairman of the Board of Directors and Chief Executive Officer. Ms. Liu Liangping, our Director and Chief Operation Officer joined our Company since April 2007. Both of them are core management members. Further, majority of our team of executive officers have worked for more than 10 years in our Company. They possess extensive industry contacts and knowledge, and are familiar with our business operations and have established good relationships with our customers, suppliers and subcontractors.

Our Company’s success and growth therefore depends on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our Directors, executive officers or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

We face competition from existing and new industry players.

The steel forging industry is highly competitive and fragmented, and some of our competitors may have more sophisticated equipment, manpower, wider access to the PRC and overseas markets. Moreover, as the steel flanges and fittings products are mostly standardized items, our customers can easily procure such items from alternative suppliers. While we believe that we have a competitive edge with our access to a wide network of suppliers and higher production capacity which in turn shortens our delivery lead time and quality of the finished products, there is no guarantee that we can continue to maintain our competitive advantages or that other steel manufacturers will not encroach on our market share. If we fail to compete effectively, our financial performance will be materially and adversely affected.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, suppliers, subcontractors or other third parties. Claims brought by customers against us may involve defective products or damages caused by the use of our steel flanges and fittings products. Claims may also arise from disputes with suppliers and subcontractors on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Moreover, liquidated damages, legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

We are dependent on external financing to support our business growth.

We rely on bank borrowings to finance our operations. Our total borrowings amounted to approximately US$11.9 million and US$8.1 million, which corresponded to a debt-to-equity ratio of 0.71 times and 0.56 times, as at December 31, 2023 and 2022, respectively.

Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, industry, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, the PRC’s central bank’s policy rates and cash reserve requirements for banks, and the availability of other sources of debt financing or equity financing. There may also be covenants that restrict our ability to pay dividends and/or restrict our flexibility in utilizing working capital to react to changes in the business environment. Additionally, our business requires significant investment in plant and machinery, and inability to finance the purchase of machinery can curtail our business growth. If all or a substantial portion of our bank facilities are withdrawn, or we cannot access additional banking facilities, our operations and financial performance will be adversely and materially affected.

In addition, our finance costs amounted to US$0.4 million and US$0.3 million, which represented 11.7% and 9.5% of our profit before income tax for the two years ended December 31, 2023 and 2022, respectively. Given that we rely on these facilities to finance our operations, any increase in interest rates on facilities extended to us may have a material and adverse impact on our financial performance.

We are susceptible to fluctuations in foreign exchange rates that could result in us incurring foreign exchange losses.

Our sales are made in RMB, US$, HK$ and Euro, while our purchases are made in RMB and US$. To the extent that our sales and purchases are not matched in the same currency, we may be exposed to significant fluctuations in exchange rates. Given that our revenue from customers outside of the PRC and Hong Kong amounted to US$6.2 million and US$7.8 million, representing 12.0% and 15.8% of our revenue for the years ended December 31, 2023 and 2022, respectively, we will face foreign translation risk as our international sales are denominated in currencies other than RMB and HK$. Our foreign translation loss amounted to US$0.6 million and US$1.3 million for the years ended December 31, 2023 and 2022, respectively.

We have not entered into any hedging transactions or have any formal hedging policy to reduce our exposure to foreign currency exchange risks. In the future, we may hedge our material foreign currency translations after taking into consideration the quantum and impact of our foreign exchange risk exposure as well as the transaction costs of any hedging policy, and the prevailing economic and operating conditions. In any event, the availability and effectiveness of these hedges may be limited and we may not be able to hedge our exposure successfully, or at all.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

We have registered our trademarks and patents to protect our intellectual property rights in the PRC and Hong Kong. Should our trademarks be violated or infringed, there may be confusion by potential customers who have not previously worked with us.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As of the date of this prospectus, whilst we have not experienced any claims for intellectual property rights infringement, there is no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future. Additionally, for generic products that we purchased, we do not disclose to our customers the source of our supplies and such products are marketed under our brand name. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

We are exposed to risks in respect of outbreaks of communicable diseases.

An outbreak of various communicable diseases such as COVID-19, severe acute respiratory syndrome, influenza A, the Middle East respiratory syndrome, avian influenza, hand, foot and mouth disease and/or other communicable diseases in the region or around the world could materially and adversely affect our business.

In particular, for COVID-19, our production operations in the Shandong Province of the PRC was once required to cease for approximately two (2) months during lockdown, which was considered a short period of cessation compared to other regions in the PRC which experienced more severe outbreaks. COVID-19 affected and continues to affect global demand in various industries, and projects requiring steel products had and continue to be put on hold or terminated. For overseas deliveries that require sea shipment, the timeliness of delivery is also affected as shipping containers would typically require a certain load before sailing and therefore a longer time was required to load the containers due to decreased shipment, or shipments may face congestion at the port, or docking may not be permitted at certain ports due to COVID-19. We also face shortages of containers and rising freight charges.

In the event that any of our employees are infected with a communicable disease, we may be required to temporarily suspend operations or shut down our production operations, or quarantine the relevant workers to prevent the spread of the disease. This may also result in delays in the fulfilment of our customers’ orders. Therefore, depending on how a communicable disease outbreak affects demand, production, logistics, it could have a material and adverse impact on our operations and financial performance.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Sanctions against Russia could adversely affect global energy and financial markets and thus could affect the global economy, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our Hong Kong and PRC subsidiaries (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by the war may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2023 and 2022, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) appointing independent directors; (iii) establishing an audit committee; and (iv) strengthening our corporate governance. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the NYSE American Company Guide.

Risk Related to Our Corporate Structure

We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers or to enforce judgments obtained in the United States courts against our directors and officers.

Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which has persuasive, but not binding authority, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of courts of the United States obtained against us or our directors of officers predicated upon the civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Risks Related to Our Shares

There has been no public market for our Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price.

The offering under this prospectus is an initial public offering of our Shares. Prior to the closing of the offering, there was no public market for our Shares. While we plan to list our Shares on the NYSE American, our listing application may not be approved. If our application to the NYSE American is not approved or we otherwise determine that we will not be able to secure the listing of the Shares on the NYSE American, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Shares and may impair our ability to acquire other companies by using our Shares as consideration.

Our Shares price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Shares shortly following this offering. If the market price of our Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Shares may not reflect their actual value.

The initial public offering price for our Shares is and will be determined through negotiations between us and the underwriters. The price of our Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Shares or the value that potential investors will realize upon their disposition of Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

As mentioned above, the initial public offering price for our Shares will be determined by negotiations between us and the underwriters based on several factors. This price may vary from the market price of our Shares after this offering and the price for our Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•        actual or anticipated fluctuations in results of operations;

•        actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, manufacturers or suppliers, acquisitions or expansion plans;

•        failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•        issuance of new or updated research or reports by securities analysts;

•        Share price and volume fluctuations attributable to inconsistent trading volume levels of our Shares;

•        additions or departures of key management or other personnel;

•        our involvement in litigation;

•        disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

•        announcement or expectation of additional debt or equity financing efforts;

•        sales of our Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•        the trading volume of our Shares;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets; and

•        general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Shares and may otherwise negatively affect the liquidity of our Shares. In addition, the stock market in general, and NYSE American and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Shares, if a market for them develops.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

Our Shares are expected to initially trade under $5.00 per Share and thus would be known as a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Shares.

Our Shares are expected to initially trade below $5.00 per Share. As a result, our Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Depending on market fluctuations, our Shares could be considered as a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Shares, and may negatively affect the ability of holders of our Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, NYSE American may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

Assuming our Shares are listed on NYSE American, we cannot assure you that we will be able to meet the continued listing standards of NYSE American in the future. If we fail to comply with the applicable listing standards and NYSE American delists our Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Shares;

•        reduced liquidity for our Shares;

•        a determination that our Shares are “penny stock”, which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on NYSE American, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on NYSE American, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If you purchase our Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

Investors purchasing our Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholders hold 100% of our Shares. After this offering, the Controlling Shareholders will hold 88.9% of our Shares. As a result, these shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

NYSE American may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Section 101 of the NYSE American Company Guide, NYSE American has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NYSE American inadvisable or unwarranted in the opinion of NYSE American, even though the securities meet all enumerated criteria for initial or continued listing on NYSE American.

Additionally, NYSE American has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. NYSE American was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of NYSE American for our initial and continued listing.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

Luda Cayman was incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the memorandum of association and articles of association, and by the Companies Act and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the articles of association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from

Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the NYSE American Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the NYSE American corporate governance listing standards applicable to a U.S. domestic NYSE American listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the NYSE American Company Guide that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the NYSE American Company Guide, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the NYSE American corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the NYSE American Company Guide increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this offering for (i) setting up a manufacturing plant in an emerging country, (ii) vertical acquisition for an upstream PRC supplier, (iii) expansions of plant & purchase of machineries, (iv) computer system enhancements and (v) general administration and working capital. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering.

If we were to be, or become, classified as a PFIC for any taxable year during which a U.S. Holder (as defined in the section headed “Material Tax Considerations — U.S. Federal Income Tax Considerations”) holds our Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. See “Material Tax Considerations — U.S. Federal Income Tax Considerations.”

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•        our expectations regarding our client base;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the new and rapidly changing nature of the steel flanges and fittings products manufacturing industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

After deducting the estimated underwriters’ discount and offering expenses payable by us, we expect to receive net proceeds of approximately $9,300,000 (or $10,695,000 in the aggregate if the underwriters exercise their over-allotment option in full) from this offering. The net proceeds from this offering must be remitted to Hong Kong and PRC before we will be able to use the funds to grow our business.

We intend to use the net proceeds of this offering as follows, after we complete the remittance process:

•        approximately 50% for setting up a manufacturing plant for production of stainless steel and flanges fittings products in emerging country;

•        approximately 30% for potential investments and acquisitions of upstream supplier;

•        approximately 8% for purchase of machineries;

•        approximately 5% for computer system enhancement; and

•        remaining amount for general administration and working capital.

We believe that the net proceeds allocation and our current cash resources are sufficient to fund our use of proceeds allocations. Currently, we have not identify any specific acquisition target with respect to the upstream supplier and we have not formulated any specific plan to set up manufacturing plan in a particular country.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

DIVIDEND POLICY

On January 8, 2024, May 6, 2024 and August 26, 2024, Luda Cayman paid dividend of RMB9,250,000, RMB5,700,000 and RMB9,000,000, respectively, to Diamond Horses Group Limited. We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our amended and restated memorandum and articles of association, which will become effective immediately upon closing of this offering, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits and/or our share premium account, if shares have been issued at a premium, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our PRC subsidiary Luda PRC.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

As an exempted company, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of December 31, 2023:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of 2,500,000 shares at an initial public offering price of $4.00 per share, which is the initial public offering price set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2023
	Actual	As Adjusted
	(in US$)
Indebtedness:
Short term borrowings	11,150,159	11,150,159
Long term borrowings	763,934	763,934
Equity:
Ordinary shares, HK$0.25 (equivalent to US$0.03) par value, 4,000,000,000 shares authorized, 20,000,000 ordinary shares outstanding on an actual basis; and 22,500,000 ordinary shares outstanding on an as adjusted basis	641,026	721,154
Additional paid-in capital(1)	—	9,219,872
Statutory reserve	2,120,769	2,120,769
Retained earnings	15,243,465	15,243,465
Accumulated other comprehensive loss	(1,258,261)	(1,258,261)
Total equity	16,746,999	26,046,999
Total capitalization	28,661,092	37,961,092

____________

(1)     Additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriters expense allowance and other expenses. We expect to receive net proceeds of approximately $9,300,000 (offering proceeds of $10,000,000, less underwriting discounts of $700,000). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriters expense allowance and other expenses.

DILUTION

If you invest in our ordinary shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per ordinary share immediately after this offering.

The net tangible book value of our ordinary shares as of December 31, 2023 was $16,746,999, or $0.74 per share based upon 22,500,000 ordinary shares outstanding after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding after this offering. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 2,500,000 shares being sold pursuant to the offering price of $4.00 per share, which is the initial public offering price set forth on the cover page of this prospectus, and after deducting underwriters’ discount and commission payable by us in the amount of $700,000, our pro forma net tangible book value would be approximately $26,046,999 or $1.16 per share of ordinary shares. This represents an immediate increase in net tangible book value of $0.42 per share to existing shareholders and an immediate decrease in net tangible book value of $2.84 per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution:

As of December 31, 2023
Public offering price per ordinary share	$4.00
Net tangible book value per share as of December 31, 2023	$0.74
Increase in net tangible book value per share attributable to existing shareholders	$0.42
Pro forma net tangible book value per share after this offering	$1.16
Dilution per share to new investors	$2.84

Our adjusted pro forma net tangible book value after the offering, and the decrease to new investors in the offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised.

The following table sets forth, on a pro forma as adjusted basis as of December 31, 2023, the difference between the number of ordinary shares purchased from us, the total consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts and commissions and estimated offering expenses payable by us, using the public offering price of $4.00 per ordinary share, which is the initial public offering price set forth on the cover page of this prospectus:

	Shares Purchased		Total Consideration ($ in thousand)		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	88.88%	$641	6.02%	$0.03
New investors from public offering	2,500,000	11.11%	10,000	93.98%	4.00
Total	22,500,000	100.00%	$10,641	100.00%	$0.47

The pro forma as adjusted information discussed above is illustrative only and assume no value is attributed to the warrants in this offering. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

The diagram below illustrates our corporate structure and identifies our subsidiaries:

The above chart assumes an Offering of 2,500,000 Ordinary Shares, and assumes that the Underwriters’ over-allotment option has not been exercised.

Reorganization

Prior to the incorporation of the Company, the principal operations are carried out through Luda HK and Luda PRC which were founded by Mr. Ma Biu. We have conducted a reorganization, primarily to facilitate our initial public offering in the United States, which was completed on December 19, 2023.

The ownership of our subsidiaries are as follows:

Name	Background	Ownership
Luda BVI

Incorporated on October 25, 2021 under the laws of the BVI as an investment holding company and owned by Diamond Horses Group Limited prior to the reorganization. As part of the reorganization, Luda Cayman has entered into a sale and purchase agreement to acquire Luda BVI on August 14, 2023. The reorganization was completed on December 19, 2023.

100% owned by Luda Cayman
Luda HK

Incorporated on February 20, 2004 as a private company limited by shares under the laws of Hong Kong and owned by Diamond Horses Group Limited prior to the reorganization. As part of the reorganization, Luda BVI has entered into a sale and purchase agreement to acquire Luda HK on August 14, 2023. The reorganization was completed on December 19, 2023.

100% owned by Luda BVI
Luda PRC	Established by Luda HK and incorporated on April 4, 2005 as a private company limited by shares under the laws of the PRC.	100% owned by Luda HK.

Luda Cayman, the issuer in this Offering, was incorporated as an exempted company in the Cayman Islands on October 21, 2021.

Our Controlling Shareholder currently both directly and indirectly owns 100% of our Ordinary Shares and, upon consummation of this Offering, our Controlling Shareholder will own 88.9% of our Ordinary Shares, which represent 88.9% of the total voting power of our outstanding Ordinary Shares. See “Risk Factors — Risks Related to Our Shares.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a manufacturer and trader of stainless steel and carbon steel flanges and fittings products. Our history began with Luda HK which was incorporated in Hong Kong in 2004 and is principally engaged in the trading of steel flanges and fittings. In 2005, the Company’s business expanded further upstream when Luda PRC was set up to commence the manufacturing of flanges and fittings with self-owned factory in China. We have established an operation history of over 20 years. We are principally engaged in (i) the manufacture and sale of stainless steel and carbon steel flanges and fittings products; and (ii) trading of steel pipes, valves, and other steel tubing products. We are headquartered in Hong Kong with manufacturing base in Taian City, Shandong Province of the PRC. Our sales network comprises customers from China, South America, Australia, Europe, Asia (excluding China) and North America and our customers comprise manufacturers and traders from the chemical, petrochemical, maritime and manufacturing industries.

For the years ended December 31, 2023 and 2022, total revenue was approximately $51.4 million and $49.9 million, respectively. Our gross profit and net profit were approximately $10.9 million and $3.0 million, respectively, for the year ended December 31, 2023, as compared to our gross profit and net profit of $10.3 million and $3.1 million, respectively, for the year ended December 31, 2022.

Our Operating Segments

We organize and report our business in two operating segments, being (i) Hong Kong Trading; and (ii) PRC Manufacturing. Hong Kong Trading mainly represents trading of flanges and fittings products sourced from suppliers and this operating segment is conducted through Luda HK. PRC Manufacturing is the largest business segment of the Company that contributes approximately 89.4% and 85.1% of the total revenue in FY2023 and FY2022, respectively and represents trading and manufacturing of our inhouse flanges and fittings products. This operating segment is conducted through Luda PRC. We present segment information after elimination of inter-company transactions. In general, revenue, cost of revenue and operating expenses are directly attributable, or are allocated, to each segment. Since Luda HK and Luda PRC are two separate operating entities, the relevant revenue, costs and expenses incurred by the respective entities can be allocated to the corresponding operating segments directly.

In discussing the operating results of these two segments, we present each segment’s revenue, gross profits and net profits. The table below sets forth supplemental financial information of our reported segments for FY2023 and FY2022:

	For the years ended December 31,
	2023	2022
Revenue
– Hong Kong Trading	$5,461,367	$7,438,145
– PRC Manufacturing	46,155,510	42,521,598
Elimination of internal transaction	(188,823)	(108,609)
Total Revenue	$51,428,054	$49,851,134
Gross Profit
– Hong Kong Trading	$1,119,389	$1,369,783
– PRC Manufacturing	9,737,015	8,913,818
Elimination of internal transaction	38,573	1,727
Total Gross Profit	$10,894,977	$10,285,328

	For the years ended December 31,
	2023	2022
Segment net income (loss):
– Hong Kong Trading	$2,780,297	$(188,151)
– PRC Manufacturing	3,995,034	3,597,790
Elimination of internal transaction	(3,742,754)	(342,349)
Total Segment net income (loss)	$3,032,577	$3,067,290

Hong Kong Trading

We generate revenue from our Hong Kong Trading business mainly through export of products sourced from suppliers. Customer base of the Hong Kong Trading business mainly consists of overseas customers which contributed approximately 10.6% and 14.9% of the total revenue in FY2023 and FY2022, respectively.

PRC Manufacturing

We derive majority of our revenue from the PRC Manufacturing business which contributed approximately 89.4% and 85.1% of the total revenue in FY2023 and FY2022, respectively. Customer base of the PRC Manufacturing business mainly consists of customers in the PRC that purchase our self-manufactured products.

Impact of COVID-19 on our business

In 2020, the spread of COVID-19 pandemic has caused the PRC government to restrict the economic activities and imposed quarantine measures and our production in Shandong Province was required to suspend operations for two months.

The outbreak of COVID-19 and lockdowns in PRC city has affected both the supply to and demand for the steel industry. On the supply side, the price of raw materials increased due to the supply-chain disruption. The pandemic also affected global shipping and logistics, leading to closed borders, cancelled freight, port delays, and container shortage. These resulted in an increase in freight charges and had a negative impact on our cost of productions. On the demand side, the lockdowns have caused delays to the projects and sales orders were postponed.

As China government gradually removed and eased some of the pandemic restrictions at the end of 2022, the economy continued to recover and resumed back to normal. There was no impact of COVID-19 on our business in FY2023.

Key factors affecting operating results

We believe the following key factors may affect our results of operations:

Economic conditions in the PRC and Hong Kong

A substantial part of our operations is located in the PRC and Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China and Hong Kong generally and by continued economic growth in the PRC and Hong Kong.

Economy in China is sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential customers’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition.

Trade war or restrictions

A significant portion of our business originates from customers in the PRC and therefore depends on the level of trade activities in China. Therefore, we are subject to risks related to the changes in trade policies, tariff regulations, embargoes, or other trade restrictions adverse to our customers’ business. Tariffs restrictions imposed by the U.S. on China exports intensified during 2019 which resulted in a negative impact to the international trading activities globally and have attributed to the overall decrease in the cargo shipment volume of Hong Kong. Although an agreement has been entered into between the U.S. and China on January 15,2020, to suspend certain planned tariff, our results of operation may be adversely affected if the trade war or restrictions further intensify, whether in the form of embargo, tariff, or otherwise, and may further affect the relationship between the U.S. and China or more countries in the future.

Market demand and competition

The steel forging industry is highly competitive and fragmented. The ability for us to maintain competitiveness in the market is critical to for our business development. It is important for us to maintain competitiveness in terms of pricing and quality, variety of products, product certifications and lead time to delivery.

Market supplies and cost of sales

Our cost of sales includes cost of raw materials, labor cost, depreciation, transportation, utilities and other costs which directly affects our profitability. Supplies and prices of the raw materials can be affected by varies factors, such as transportation, seasonal fluctuations, market demand, politics, and economics factors. Unstable or reduced supply of these raw materials will increase our procurement costs and if we are not able to increase the sales prices to cover the increased costs, our profitability may be adversely affected.

Relationship with customers

A significant portion of our revenue was derived from recurring customers and our sales to the top 5 customers accounted for approximately 59.5% and 52.8% of our total revenue for the years ended December 31, 2023 and 2022, respectively. Hence, our future growth depends on our ability to retain current customers and expand our customer base. If we are unable to retain and expand our client base, or any of the major customers substantially reduces the purchase orders, our business operation and financial performance would be adversely affected.

The above does not list all the material risk factors that may affect our results of operations. The above-mentioned risks and others are discussed in more detail in the section titled “Risk Factors” beginning on page 18 of this prospectus.

Results of Operations

Comparison of Years Ended December 31, 2023 and 2022

The following table sets forth the consolidated results of our operations for the years ended December 31, 2023 and 2022, respectively:

	For the years ended December 31,
	2023	2022
SALES	$51,428,054	$49,851,134
COST OF SALES	(40,533,077)	(39,565,806)
GROSS PROFIT	10,894,977	10,285,328

OPERATING EXPENSES
Selling expenses	$(2,709,376)	$(2,118,052)
General and administrative expenses	(2,950,188)	(2,796,403)
Research and development expenses	(1,364,473)	(1,548,516)
Total operating expenses	(7,024,037)	(6,462,971)
Income from operations	3,870,940	3,822,357

OTHER INCOME (EXPENSE)
Interest expenses	(406,692)	(339,164)
Other (expense) income, net	15,228	85,668
Total other (expense) income, net	$(391,464)	$(253,496)

INCOME BEFORE INCOME TAX	$3,479,476	$3,568,861
INCOME TAX PROVISION	(446,899)	(501,571)
NET INCOME	$3,032,577	$3,067,290
OTHER COMPREHENSIVE INCOME/ (LOSS):
Foreign Currency Translation Adjustment	(566,358)	(1,294,936)
Comprehensive income	$2,466,219	$1,772,354

Sales

Revenue increased by approximately $1.5 million or 3.2% from $49.9 million in FY2022 to $51.4 million in FY2023, mainly because of the increase in sales by Luda PRC to customers in the PRC market. Revenue generated by Luda PRC represented approximately 89.4% and 85.1% of the total revenue of the Company in FY2023 and FY2022, respectively.

The following table sets forth the breakdown of our revenue by geographic areas for the years ended December 31, 2023 and 2022, respectively:

Revenue by International Markets:	FY2023		FY2022
	Sales Amount (In USD)	As % of Sales	Sales Amount (In USD)	As % of Sales
People’s Republic of China	$45,237,236	88.0%	$41,979,895	84.2%
South America	2,769,090	5.3%	2,661,530	5.3%
Australia	1,373,689	2.7%	2,190,001	4.4%
Asia excluding PRC	888,563	1.7%	635,621	1.3%
Europe	666,772	1.3%	1,254,915	2.5%
North America	445,423	0.9%	1,100,483	2.2%
Others	47,281	0.1%	28,689	0.1%
Total revenue	$51,428,054	100%	$49,851,134	100%

As shown in the table above, our sales were largely generated from the PRC market which contributed to the increase in revenue in FY2023. The net increase in total revenue by approximately $1.5 million in FY2023 was mainly attributable to increase in revenue generated from the PRC market by approximately $3.3 million or 7.8% from $42.0 million in FY2022 to $45.2 million in FY2023 which was countered by the decrease in revenue generated from Australian, North American and European market by an aggregate amount of approximately $2.1 million or 45.3% from $4.5 million in FY2022 to $2.5 million in FY2023. Our management consider that the drop in sales to North American and European market in FY2023 mainly resulted from the negative impact of trade tension that surfaced during the year. Nonetheless, the Company will continue to expand in international markets and manage to boost sales in the PRC market which is considered the primary market of the Group.

The following table sets forth the breakdown of our revenue by category of products for the years ended December 31, 2023 and 2022, respectively:

	For the years ended December 31,
	2023		2022
	US$	%	US$	%
Fittings	9,784,712	19.0	9,375,836	18.8
Flanges	40,773,687	79.3	39,829,641	79.9
Others	869,655	1.7	645,657	1.3
Total	51,428,054	100.0	49,851,134	100.0

The composition of product mix remained stable in both FY2023 and FY2022. Flanges are the major driver of revenue growth and contributed approximately 59.9% of increase in revenue in FY2023.

The following table sets forth the breakdown of our revenue stream for the years ended December 31, 2023 and 2022, respectively:

	For years ended December 31,
	2023		2022
	US$	%	US$	%
Self-manufactured production sales revenue	45,966,687	89.4	42,412,989	85.1
Trading sales revenue	5,461,367	10.6	7,438,145	14.9
Total revenue	51,428,054	100.0	49,851,134	100.0

The growth in sales in FY2023 was largely driven by our inhouse products manufactured in Luda PRC and sold in the PRC market.

Cost of sales

Cost of sales consists primarily of cost of materials, direct labor costs, overhead costs. Our cost of sales increased by approximately $1.0 million, or 2.4% in FY2023 as compared with FY2022. The increase in cost of sales was in line with the increase in revenue.

Gross profit

Our total gross profit increased by approximately $0.6 million, or 5.9%, from $10.3 million for the year ended December 31, 2022 to $10.9 million for the year ended December 31, 2023. The increase in total gross profit was in line with the increase in revenue. Gross profit margin remained stable at approximately 21.2% in FY2023 and 20.6% in FY2022.

Total operating expenses

Selling expenses

Selling expenses represented approximately 5.3% and 4.2% of total sales in FY2023 and FY2022, respectively. Selling expenses are mainly sales commissions for bidding consultation, freight expenses and entertainment expenses incurred by Luda PRC. The increase in selling expenses by approximately $0.6 million in FY2023 was mainly attributable to increase in sales commissions by $0.7 million.

General and administrative expenses

General and administrative expenses are mainly management and office salaries and employee benefits, expected credit loss, depreciation of office furniture and equipment, staff salaries, transportation and entertainment, statutory audit fees of subsidiaries, bank charges and other office expenses incurred by Luda HK. The increase in general and administrative expenses by approximately $0.2 million was mainly attributable to increase in consulting expenses and listing expenses.

Research and Development expenses

Our research and development expenses mainly comprised materials used for research and development, salaries for research employees, contract services and supplies attributable to the development of new products as well as improvements in existing processes. The decrease in research and development expenses by approximately $0.2 million was mainly attributable to no outsourced research and development expenses on steel forging tools incurred in FY2023.

Other (expense) income, net

Interest expenses

Our finance expense mainly comprised interest expense on bank borrowings. The interest expense increased by $67,528, or 19.9%, from $339,164 for the year ended December 31, 2022 to $406,692 for the year ended December 31, 2023, and such increase was in line with the increase in bank borrowings.

Income tax expense

We are subject to income tax on an entity basis on profit arising in or derived from the jurisdiction in which the Company and its subsidiaries domicile or operate. Income tax expense includes the Hong Kong income tax, PRC enterprise income tax, deferred tax and PRC dividend withholding tax.

Our income tax expense amounted to $446,899 and $501,571 for the years ended December 31, 2023 and 2022, respectively. The decrease was mainly due to decrease in earnings before tax in FY2023. The effective tax rate remained stable at 12.8% in FY2023 and 14.1% in FY2022.

Net income

We recorded a net income of approximately $3.0 million for the year ended December 31, 2023, as compared to a net income of $3.1 million for the year ended December 31, 2022. Such decrease in net income was due to the reasons as discussed above. Net profit margin decreased from approximately 6.2% in FY2022 to 5.9% in FY2023.

Liquidity and Capital Resources

We have financed our operations primarily through cash flows from operations and loans from banks and related parties, if necessary.

As of December 31, 2023, we had cash and cash equivalents of $8,082,691 and restricted cash of $313,235 and outstanding bank borrowings of $11,914,093, of which the bank borrowings of approximately $11.2 million will be payable within one year and the bank borrowings of $0.8 million will be payable after one year. The bank borrowings bore an annual effective interest rate ranging from 2.66% to 8.06%. As of December 31, 2023, our current assets were approximately $39.4 million, and our current liabilities were approximately $28.7 million. As of December 31, 2022, our current assets were approximately $33.9 million, and our current liabilities were approximately $22.6 million. Current ratio lowered from approximately 1.5 in FY2022 to 1.4 in FY2023.

In view of the current cash and bank balances, funds generated by operating activities and the bank borrowings, we believe our Company has sufficient resources to meet the working capital needs in the next 12 months from the date the audited financial statements are issued. However, our ability to meet the liquidity and capital requirement will be subject to future economic conditions and other factors which are beyond our control.

We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We intend to use the net proceeds from this offering in the following manner:

•        approximately 50% for setting up a manufacturing plant in an emerging country;

•        approximately 30% for potential investments and acquisitions of upstream supplier;

•        approximately 8% for purchase of machineries;

•        approximately 5% for computer system enhancements; and

•        remaining amount for general administration and working capital.

Cash Flow

The following table sets forth a summary of our cash flows for the years ended December 31, 2023 and 2022, respectively:

	For the years ended December 31
	2023	2022
	US$	US$
Net cash provided by (used in) operating activities	3,332,852	(1,002,737)
Net cash used in investing activities	(1,759,266)	(431,324)
Net cash provided by financing activities	2,707,362	524,086
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(165,164)	(423,604)
Net increase (decrease) in cash and cash equivalents	4,115,784	(1,333,579)

Cash provided by operating activities

In FY2023, our net cash provided by operating activities was approximately $3.3 million, which primarily reflected cash inflow from our net income of $3.0 million adjusted for (i) net non-cash expenses of $1.2 million, which mainly consisted of depreciation, provisions for inventory and allowance for expected credit loss, and (ii) net decrease in cash of $0.9 million mainly attributable to cash outflow arising from (i) increase in inventories of $1.6 million; (ii) increase in contract assets current and non-current of $0.6 million; and (iii) increase in accounts receivables of $1.0 million, which were offset by cash inflow arising from (i) increase in refundable liabilities of $1.6 million; (ii) decrease in notes receivable of $0.3 million; and (iii) decrease in other current assets of $0.4 million.

In FY2022, our net cash used in operating activities was approximately $1.0 million, which primarily reflected cash inflow from our net income of $3.1 million adjusted for (i) net non-cash expenses of $1.2 million, which mainly consisted of depreciation, provisions for inventory and allowance for expected credit loss, and (ii) net decrease in cash of $5.3 million mainly attributable to cash outflow arising from (i) increase in inventories of $2.2 million; (ii) increase in contract assets current and non-current of $1.0 million; and (iii) increase in trade receivables of $6.7 million, which were offset by cash inflow arising from increase in trade and other payables of $5.9 million.

Cash used in investing activities

Net cash used in investing activities for the years ended December 31, 2023 and 2022 were approximately $1.8 million and $0.4 million, respectively, mainly represent cash payment for purchase of property, plant and equipment.

Cash provided by financing activities

For the year ended December 31, 2023, net cash provided by financing activities was approximately $2.7 million, mainly consisted of proceeds from bank borrowings of $12.9 million, which is offset by (i) payment of deferred costs related to initial public offering of $0.6 million; (ii) dividend payment of $0.6 million; and (iii) repayments on bank borrowings of $8.9 million.

For the year ended December 31, 2022, net cash provided by financing activities was approximately $0.5 million, mainly consisted of (i) proceeds from bank borrowings of $11.4 million, which are offset by (i) repayments on bank borrowings of $10.6 million; and (ii) repayments to related parties of $0.2 million.

Off-Balance Sheet Arrangements

The Company has restricted cash held in designated bank accounts as secured deposits for issuance of letter of credit and bank guarantee to assure product quality and/or contract performance as requested by some of our customers. As of December 31, 2023 and December 31, 2022, restricted cash was $313,235 and $161,535, respectively. As of December 31, 2023, the credit line secured by restricted cash amounted to $281,103. Save as the restricted cash, the Company has no other off-balance sheet arrangements.

Leased Properties

We leased an office in Hong Kong from a related party, Won Fittings Company Limited with an aggregate area of approximately 3,460 square feet with a lease term from April 1, 2024 to March 31, 2025. The monthly rent for our office is $6,795 (equivalent to HKD53,000).

Contractual obligations

The following table summarizes our contractual obligations as of December 31, 2023:

	Payment due by period
	Less than 1 year	1 to 3 years	More than 3 years	Total
Borrowings	$11,150,159	365,905	398,029	11,914,093

Capital Expenditures

For the years ended December 31, 2023 and 2022, we purchased $1,758,567 and $460,378, respectively, of property and equipment, respectively, mainly for use in our operations.

Critical Accounting Estimates

The discussion of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our estimates and assumptions on an ongoing basis using the vest information available. Actual results may differ from these estimates under different assumptions or conditions, and the impact of such differences may be material to our consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are the most important in the portrayal of our financial condition and results of operations. The notes to the consolidated financial statements also include disclosure of significant accounting policies. The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. These critical accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed further below.

Allowance for credit losses

The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable and prepayments and other receivables aged less than 360 days, notes receivables and contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over 360 days and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

The Company believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

Inventory Provision

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Company records inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Once inventory is written-down, a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. The Company recognized $231,715 and $192,195 in write-downs of inventories to net realizable value in cost of sales for the years ended December 31, 2023 and 2022, respectively. With considering uncompleted sales orders as of year end date, subsequent sales orders and durability of inventory, the Company write down inventory with aging over two years.

Sales Returns

A significant area of judgment affecting reported revenue and net income is estimating sales return, which represent that portion of gross revenues not expected to be realized. In determining estimates of returns, management takes into account (i) repurchase percentage stipulated in sales agreements with certain customers or ii) estimated return rate base on historical experience and industry practice for those sales agreement without repurchase terms. The company determines repurchase terms in sales contracts as sales return rather than repurchase arrangement as repurchase price usually are the same as selling price.

The company recognized purchase obligation derived from sales return as refundable liability and related product cost that will be returned as inventory to be returned on balance sheet as end of each financial period. The estimate is based on accumulated sales revenue and stipulated or estimated return rate. No significant sales return occurred historically, therefore, the company determined estimated return rate for those sales agreements without repurchase terms are not significant, refundable liability as of December 31, 2023 and 2022 represents obligations related to sales agreements with repurchase term.

The Company generally provides rights of return up to certain percentage of contract for certain customers. As of December 31, 2023 and 2022, refundable liabilities of $2,275,943 and $674,575 were provided, respectively.

Quantitative and Qualitative Disclosures about Market Risk

Liquidity risk

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. When necessary, we will turn to other financial institutions to obtain short-term funding to meet the liquidity shortage.

Interest rate risk

As of December 31, 2023, we had outstanding bank borrowings of $11,914,093, of which the bank borrowings of approximately $11.2 million will be payable within one year and the bank borrowings of $0.8 million will be payable after one year. The bank borrowings bore an annual effective interest rate ranging from 2.66% to 8.06%. Our exposure to interest rate risk primarily relates to the interest rate on our outstanding loans which carry variable interest rate. For illustration purpose and based on the outstanding loans of the Group as at December 31, 2023, if the interest rates of floating rate loans increase by 1%, our interest expenses will increase by approximately $24,518.03 or 6.0%. Our deposited cash raised by this offering can earn income, on the other hand. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we incur presently and in the future and result in an adverse impact on our income.

Foreign Exchange Risk

Foreign exchange risk is the risk that the value of financial assets or liabilities will fluctuate due to changes in foreign exchange rates. We are exposed to foreign exchange risk from our business which is denominated in currencies other than US$ (i.e. RMB). Consequently, the exchange rate to our currency relative to other foreign currencies may change in a manner that has an adverse effect on the value of that portion of our assets or liabilities denominated in currencies other than US$. For the two years ended December 31, 2023 and 2022, we recorded loss on foreign currency translation amounting to approximately $0.6 million and $1.3 million respectively. Our currency exposure is measured and monitored on a regular basis by the manager.

INDUSTRY

The information presented in this section has been derived from an industry report commissioned by us and prepared by Ipsos Sdn. Bhd., an independent research firm, regarding our industry and our market position around the world.

Overview of the steel industry in PRC

The steel industry in PRC generally accounts for approximately 5% of PRC’s gross domestic product (GDP). However, it also accounts for about 15% of the country’s total carbon emissions. PRC’s largest iron and steel companies are controlled by the state. Prior to March 2015, foreign participation in the steel sector was limited to 50% of equity. Foreign players operate in the market by forming joint ventures with local companies. Some large international steel companies have subsidiaries in PRC such as Nippon Steel, and Arcelor Mittal. These industry leaders, along with other players, are actively investing in advanced technologies to boost production efficiency, lower costs of production, and elevate the overall quality of steel. Although PRC has attempted to cut steel production to mitigate pollution, the production level has been showing steady growth for the past years, and China’s steel output is on a steady rise. This steady increase in output has also maintained the demand for high-grade iron ore and for higher-value steel, that will be continuously supported by the development of automotive and machine manufacturing.

The Steel Pipe Fittings Segment (including flanges) in PRC

PRC’s steel pipe industry has made significant progress in technology over the years. At present, PRC’s stainless steel (and to some extent carbon steel) pipe fittings are exported to the United States, the European Union, Africa, Southeast Asia and other countries in large quantities. In China, steel pipe fittings have begun to be widely used in projects such as “West-East Gas Pipeline Project”, “South-to-North Water Transfer”, million-kilowatt nuclear power units, ethylene plants projects, oil and gas pipeline transportation, coal chemical industry and other major equipment projects.

In the last decade, driven by the development of downstream industries, the demand for steel pipe fittings have grown steadily. Steel pipe fittings are mainly used in downstream industries, such as chemical and petrochemical, power, shipbuilding and other fields including construction, machinery and wastewater management.

i. The chemical and petrochemical industry in PRC

The chemical and petrochemical industry is one of the key segments of steel pipe fittings in PRC. Projections suggest that the market size for steel pipe fittings within this industry is on track for sustained positive and stable growth, boasting a CAGR of 6.54% from 2022 to 2027. By the year 2027, it is expected to achieve a substantial valuation of approximately USD 4.16 billion. As such, the growth in the demand for chemicals and petrochemicals has driven development in the pipe fittings industry in tandem. There is an extensive use of pipelines in the chemical and petrochemical industry to transport liquids and gas. The use of pipe fittings made from alloys such as stainless steel is a common practice in the chemical and petrochemical industry.

The major uses of pipes are in the transport of water, sewage, steam and petroleum products from their original sources like steam plants, oil and gas wells, refineries, dams to the local distribution centers, and then using the smaller, more well spread out network of pipes that eventually transport these to the end consumer and points of consumption. In terms of application, besides oil and gas pipelines, pipe fittings can also be used in research laboratories, pilot plants and factories. Due to PRC’s import dependency of materials especially for petrochemical products (e.g. ethylene and paraxylene), the industry is rapidly expanding in terms of production capacity to meet the country’s domestic demand. National policies have also supported and promoted the development of the overall industry, with numerous megaprojects planned for 2019 to 2023. Construction of new sites and refineries, and the overall maintenance and repair work will bring substantial demand for steel pipe fittings.

ii. The power industry in PRC

The pipe fittings market in the power industry was valued at about USD 1.58 billion in 2022 and has seen growth at a CAGR of approximately 6.58%, reaching about USD 2.17 billion in 2027. The requirements for power grid safety in PRC’s power construction are constantly changing and increasingly demanding. PRC’s natural resource conditions are relatively scarce, and the development of the power industry and environmental conflicts are more prominent. As the economy strengthens, the demand for electricity will continue to grow, and the development of the electricity industry will usher in a broader space for development.

Steel pipe fittings are necessary in the power industry, where pipelines are integral for transporting water, steam, and gases to facilitate electricity generation in power plants. The proper selection and maintenance of these pipe fittings are essential for ensuring the safe and efficient operation of these facilities. Regular maintenance of the steel pipe fittings also contributes significantly to the reliability and overall performance of power generation processes, underscoring their indispensable role in supporting the energy infrastructure.

iii. The ship and shipbuilding industry in PRC

The ship and shipbuilding industry is also another industry that contributes to the growth of the pipe fittings market in the PRC. As of 2022, the valuation of pipe fittings within the ship and shipbuilding sector reached approximately USD 1.40 billion, exhibiting a growth rate at a CAGR of 6.15%. By 2023, this value is anticipated to further increase to about USD 1.89 billion, underscoring the industry’s continued growth and impact on the pipe fittings market.

In ship piping systems, fittings frequently function as crucial points exposed to elevated pressure. Whether in the context of nuclear submarines or colossal shipping tankers, the dependability of fittings becomes crucial, especially during pressure spikes. As a result, the valves and fittings require top-notch materials and well-suited designs to adeptly endure and navigate extreme pressure conditions.

Market drivers

1.      Growth of downstream industries

In past 5 years, the downstream industries of the steel pipe fittings sector have shown rapid growth. The primary downstream users of steel pipe fittings include petrochemicals, chemicals, shipbuilding, power, and others. The petrochemical industry, in particular, has experienced significant growth, driven by the PRC’s investments in several large petrochemical refineries. As of 2022, the PRC’s refining capacity has increased to 924 million tons per year (mtpa), equivalent to 18.5 million barrels per day (bpd). One notable example of the PRC’s investment in refineries is the Zhoushan Green Petrochemical Base, a two-phase crude-to-chemicals eco-friendly complex in Zhoushan, which also held the distinction of being the world’s largest single industrial project in 2021. Additionally, recent collaborations between the PRC’s companies and key partners, such as the Hengyi PMB refinery and petrochemical project, further elevate the PRC’s position in the global petrochemical industry. Although these refineries may not be located in the PRC, they contribute significantly to the PRC’s global standing. The PRC is also poised to dominate the total upcoming petrochemical projects starting in Asia, accounting for about half of them by 2027.

The recent minimum limit imposed by the PRC Government on new oil refining capacity is also expected to exert pressure on large oil refineries to upscale their production technology. As the market players are expanding their production capacity, it creates opportunity for steel pipe fittings as steel pipe fittings are essential for the refining process.

2.      Trade relationships and global brand advantage

The establishment and reinforcement of trade relationships with other countries play a pivotal role in contributing to the expansion of the steel pipe fittings industry. Collaborations, partnerships, and the implementation of effective export strategies become instrumental in enhancing the global reach of the PRC manufacturers. The PRC’s prominent position as a major exporter of steel pipe fittings further amplifies these efforts by opening up extensive global trade opportunities. This advantageous status allows the industry to benefit from heightened international demand, thereby contributing significantly to its expansion as it adeptly meets the diverse needs of markets worldwide. The synergy between trade relationships and global opportunities underscores the industry’s strategic approach in navigating and capitalizing on the dynamic international market landscape.

Entry barriers

1.      Scale and capital barriers

Large-scale production allows manufacturers to possess stronger bargaining power, lower costs, and create competitive advantages through large-scale production. To achieve large-scale production, enterprises require financial strength to purchase and manage essential resources such as land, factories, equipment, and marketing channels. However, this is unlikely to be the case for new entrants. The majority of new entrants face difficulties such as achieving economies of scale, cost efficiency, and synergy, necessitating continuous capital investment for expansion. This challenge is particularly pronounced for new entrants serving downstream industries such as petrochemicals, chemicals, and power. Given the higher requirements in these industries for steel pipe fittings, production to meet these requirements often demands high-precision machinery and equipment, the configuration of advanced testing equipment, and the purchase of high-quality raw materials for production and operation — requirements that entail a substantial capital investment. The significant capital investment needed poses great difficulties for enterprises and organizations seeking to enter the industry.

2.      Regulatory barrier

The production of steel pipe fittings and flanges requires different technical standards and requirements for its different end users. Pipe fitting manufacturers for chemical and petrochemical, shipping, nuclear power and other industries require the corresponding qualification certification to ensure the safety of products produced. Pipe fittings manufacturers need to apply to certification bodies from domestic and foreign classification societies with stringent checks to include personnel qualifications, equipment, production technology, production conditions and capabilities, inspection and testing capabilities. Manufacturers need to meet these specifications through extensive factory approval conditions. Besides this, some of the qualifications require renewal, for example, ISO standards require the organization to renew every three years. This recurring renewal process poses a challenge for some market players, requiring ongoing resource investments.

3.      Technological barrier

Another market barrier in steel pipe fittings is the technological barrier. Given the diverse requirements and expectations of customers from various industries, e.g., petrochemical, shipping and power, the product type, manufacturing process and quality assurance process must adhere to the standards specific to their operating regions and industries. Companies must possess the necessary technology to meet the demands of these industries to stay competitive in the market. Market players with mature technology enjoy various advantages from excelling in meeting diverse customer demands and consistently delivering high-quality products, such as a wider customer base, brand advantage and cost minimization due to a larger scale of production. Their advanced capabilities not only enhance production efficiency but also foster innovation and adaptability. They can also leverage these technological strengths to position themselves as industry leaders, enabling sustained growth and a competitive edge in the dynamic steel pipe fittings market.

As the market shifts towards sustainable manufacturing, companies in the PRC must embrace new technologies to align with the government’s sustainability goals. However, this transition poses challenges for manufacturers seeking to sustain their market presence, as adopting technology requires a significant commitment. The ability to establish mature production technology often demands a combination of talent, capital, and compatible infrastructure, presenting a formidable challenge for manufacturers, particularly for new entrants. A lack of any of these factors will impact the production technology. The immature technology may cause manufacturer in the steel pipe fittings industry to face challenges such as low product yields and unstable product quality, jeopardizing their demand and market position.

4.      Talent barrier

A company needs to have skilled and knowledgeable talents for the seamless operation of manufacturing processes and the implementation of advanced technologies to ensure long-term development in the steel pipe fittings industry. Therefore, in a market characterized with intense market competition, the ability to recognize and retain talent plays an integral role in a manufacturer’s competitive advantage. However, finding a talent that is best fitted to the company often induced a high cost. The company does not only need to spend time looking for suitable candidates but also to offer a better incentive to retain skilled professionals, such as up-skilling program. New entrants encounter challenges in recruiting the right talent due to their limited experience and presence in the market. Consequently, the inability to find the required talents often creates a barrier for the company to maintain competitiveness within the industry.

Market Challenges/Risks

Despite the steel pipe fittings market has been growing steadily throughout the years, the market for steel pipe fittings faces several significant challenges, both domestically and internationally, that pose risks to the industry’s stability and growth.

Domestic challenges:

The challenges in local production mainly arise due to the PRC Government policy on carbon emission, prompting local producers to pursue technological transfers for reducing energy consumption and carbon emissions. The aging population of PRC has also impacted the scarcity in the production labor.

International challenges:

The challenges on the international market are the trade barriers for PRC exports by European Union, such as levies on high-carbon goods and anti-dumping measures.

Domestic Challenges

A significant amount of exhaust emissions during the manufacturing process of steel pipe fittings contributes to environmental pollution. Thus, improving energy efficiency becomes a crucial element in transitioning the industry towards a low-carbon technological path. This can be achieved by optimizing production processes, upgrading equipment, technology, and reducing energy consumption during the production process. However, shifting from its traditional production methods to adopting more environmentally friendly, energy-efficient technologies and processes requires substantial financial and technological support. Additionally, this transformation demands a team of skilled professionals for research, development, and implementation. This proves more challenging for small-scale companies as capital serves as their primary obstacle, hindering investments in transitioning to sustainability.

Moreover, a notable challenge emerged in 2022 when the PRC Government imposed restrictions on steel production volume to mitigate carbon emissions. This move, while contributing to environmental sustainability, directly affected the steel pipe fittings industry. Steel, a primary raw material for manufacturing these fittings, experienced constraints in availability and pricing. The restrictions induced a ripple effect, influencing the overall cost structure and production dynamics of steel pipe fittings.

The increase in aging population in the PRC also highlighted a notable scarcity in labor for production. Without intervention from technological advancements, the industry may encounter a supply shortage due to labor issues, potentially jeopardizing its ability to meet both domestic and international demands. Such issues could weaken the trust among clients and compromise the PRC’s position as a main exporter of steel pipe fittings.

International Challenges

The European Union’s proposed Carbon Border Adjustment Mechanism (CBAM) introduces a new trade barrier for Chinese exports. Set to impose levies on high-carbon goods imports from 2026, the CBAM primarily targets steel, cement, aluminum, fertilizers, electricity, and hydrogen. The intention behind this mechanism is to create a level playing field for EU industries and foreign competitors, preventing the relocation of EU producers to regions with less stringent environmental regulations. However, for Chinese steel producers, who are among the world’s top exporters, the CBAM poses a significant threat. The mechanism is expected to increase the export costs of steel products by an estimated 4% to 6%, impacting the PRC’s price competitiveness in the EU market. This posed challenges for the market players in the PRC as the CBAM exerted pressure on reducing their margin for their business.

Concurrently with the challenges posed by the CBAM, the PRC steel players are encountering additional obstacles stemming from the European Union’s prolonged anti-dumping measures. Import duties on stainless steel fittings from the PRC now vary between 30.7% and 64.9%. This further increases the layers of complexity for the PRC market participants, especially those engaged in the stainless-steel sector.

The combined effect of both the CBAM and the heightened anti-dumping measures significantly increases the export costs of steel products, as foreseen in the CBAM, but the extended anti-dumping duties on stainless steel fittings additionally tighten the competitive landscape for the PRC entities.

BUSINESS

Overview

We are a manufacturer and trader of stainless steel and carbon steel flanges and fittings products. Our history began with Luda HK which was incorporated in Hong Kong in 2004 and is principally engaged in the trading of steel flanges and fittings. In 2005, the Company’s business expanded further upstream when Luda PRC was set up to commence the manufacturing of flanges and fittings with self-owned factory in China. We have established an operation history of over 20 years. We are principally engaged in (i) the manufacture and sale of stainless steel and carbon steel flanges and fittings products; and (ii) trading of steel pipes, valves, and other steel tubing products. We are headquartered in Hong Kong with manufacturing base in Taian City, Shandong Province of the PRC. Our sales network comprises customers from China, South America, Australia, Europe, Asia (excluding China) and North America and our customers comprise manufacturers and traders from the chemical, petrochemical, maritime and manufacturing industries.

Our Competitive Strengths

Experienced management team

Our Company is headed by our Chief Executive Officer, Mr. Ma Biu who is the founder of the Company and Chief Operating Officer, Ms. Liu Liangping who joined the Company since 2007. Our management team also comprises technical team members and experts in the flange and pipe fitting industry, including the General Manager, Deputy General Manager and Head of Production who have been serving the Company for more than 10 years. We are confident that our management teams’ profound knowledge and experience will serve as a solid foundation to our success in the business and enable us to stay competitive and capture market opportunities.

Broad product portfolio

We offer an extensive range of approximately 12,000 types of products under four main categories, namely carbon steel flanges, stainless steel flanges, carbon steel fittings and stainless-steel fittings. The diverse product range can cater for the requirement of customers from different industries.

Solid customer base and established reputation

For the year ended December 31, 2023, we transacted with customers globally, which includes listed companies or state-owned enterprises in the PRC. We have accumulated specialized knowledge and good understanding of product requirements that meet the specific application of our customers, particularly in the chemical and petrochemical industries. We have established our reputation by consistently delivered quality products of different material grade and technical specifications that satisfy customers’ requirements.

Established business relationships with suppliers

Our raw materials and products are sourced from approved vendors, who are reliable and reputable manufacturers, stockists, and traders. Through our years of partnership, we have established a stable relationship with our suppliers and we are able to secure timely and reliable supplies for our production needs.

Stringent quality control systems

Luda PRC has been awarded ISO 9001:2015, as well as Pressure Equipment Directive 2014/68/EU, Annex I, Section 4.3 and AD 2000-Merkblatt W 0 and EN764-5, Para 4.2 and Norsok M-650. The Pressure Equipment Directive is a mandatory standard in Europe and Norsok M-650 is a manufacturing qualification specific to the Norwegian offshore industry that is an internationally trusted certification. We are able to manufacture in conformance with international product and quality management standards.

Technological achievements from research and development

We proactively engaged in research and development in our in-house laboratory. We are awarded the Certificate of High and New Technology Enterprises by PRC government as a testament of our technological achievements. During from 2016 to 2022, we registered 47 utility patents and 3 invention patents for tooling and equipment to enhance our production of steel flanges and fittings products.

Our Strategies and future plans

Our business strategies and future plans for our expansion are as follows:

Broaden our clientele and geographical coverage

Given our proven track record in the steel flanges and fittings industry, we recognize the strategic importance of further solidifying our market position. To achieve this, we plan to leverage our expertise by expanding our sales and marketing efforts to industries beyond the chemical and petrochemical sectors where we already excel. We plan to recruit additional sales and marketing personnel and seek to broaden our international customer base by targeting new jurisdictions.

Product enhancement through research and development

We believe our success is closely tied to our research and development capabilities. To stay competitive in the industry, it requires on-going technology and research development and we plan to equip our laboratory with more testing equipment. By developing more advanced welding technology, forming technology, and cutting technology, we can improve our product quality and performance.

Enhancement of our manufacturing capabilities

The production of steel flange and pipe has high requirement on quality and precision which required advanced equipment. To improve our production efficiency, we plan to replace our old equipment with new equipment such as melting furnace, CNC lathe machines and hydraulic hammer. We are confident that these investments will not only increase our production efficiency, but also enhance our manufacturing competitiveness which allowing us to build stronger partnerships with our customers.

Set-up a manufacturing plant in an emerging country

We plan to expand production lines into overseas emerging countries with location offering lower manufacturing cost, favorable government policies and trade advantages, such as Malaysia and Nigeria. This plan enhances us to develop overseas markets including US, Europe and Japan. Also, this is to diversify our production capabilities to different countries and reduce political risks.

Vertical acquisition for an upstream supplier

This acquisition plans to acquire an upstream manufacturer that produces complementary products including valves and pipes. This vertical integration strategy will enable us to offer wider product range directly to our customers and access control.

Development of internet platform

To leverage the advantages of internet, we plan to develop internet platform to connect customers with our stock databases among us, affiliated companies and strategic partners. This facilitates customers for efficient delivery of high-quality products and avoid delay in their construction lead time. On the other hand, we can enrich our product list and save the stock holding costs effectively.

Our Products

The company’s wide range of flanges and fittings products are used in various industries for construction of facilities, plants and equipment as well as some specific applications such as pressure equipment, marine and offshore applications. Products are available in a variety of sizes, shapes, and specifications to meet the specific requirements of different industries. We have the capabilities to manufacture our products in conformance with various countries’ standards.

Our in-house products — Steel flanges

We manufacture and sell a broad line of steel flanges, including the following:

Plate flange
Blind flange
Welding neck flange
Thread flange
Slip on
flange

Usage
Blind flange	Flange that seals off or terminates the end of a piping system, for instance, to seal a nozzle opening on a pressure vessel. It does not have a center hole (“bore”).
Slip on flange

Flange that resembles a ring that is placed over the pipe end, and connected to the pipe or the fittings by two fillet welds. The bore size of a slip-on flange is larger than the outside diameter of the connecting pipe.

Plate flange	Flange that resembles a circular disk that is welded onto the end of a pipe and allows it to be bolted to another pipe.
Thread flange	Flange that is joined to pipes with external threads, that can be attached without welding.
Welding neck flange	Flange that has a long tapered hub that can be welded with a pipe, typically used in high-pressure and high/low temperatures applications that require an unrestricted flow of the fluid.

Our in-house products — Steel fittings

We manufacture and sell a broad line of steel fittings, including the following:

Elbow
B16.9 1" STD
A403 WP304L-S
HEAT NO:LD220218-05
Cap
B16.9 1" STD
A403 WP304L-S
HEAT NO:LD220218-05
Tee
B16.9 1"X3/4" STD
A403 WP304L-S
HEAT NO:LD220218-05
Reducer

Usage
Elbow	Changes the direction of fluid flow.
Reducer	Changes pipe size to meet hydraulic flow requirements.
Cap	Covers the end of a pipe.
Tee	Combines fluid flow from multiple branches.

Products sourced from external suppliers — Related steel piping products

In addition to the aforementioned in-house products manufactured at our plant, we also trade high-quality steel valves, steel pipes and other piping system components sourced from trusted external suppliers.

Our stainless-steel products are ideal for hazardous chemical and petrochemical environments, as they offer superior resistance to corrosion, high temperatures, and contamination risk. Most of our products are made from austenitic stainless steel, which offers good durability and is well-suited for demanding industrial applications.

We also provide carbon steel products, which are characterized by a higher carbon content and lower levels of other alloy metals. Carbon steel is generally a less expensive material than stainless steel and has lower resistance to corrosion and heat. However, certain properties of carbon steel products can be strengthened through forging and heat treatment to enhance their performance for specific applications and scenarios.

The table below sets out our revenue by product categories for the periods indicated:

	For the years ended December 31,
	2023		2022
	US$	%	US$	%
Fittings	9,784,712	19.0	9,375,836	18.8
Flanges	40,773,687	79.3	39,829,641	79.9
Others	869,655	1.7	645,657	1.3
Total	51,428,054	100.0	49,851,134	100.0

Production

We manufacture and offer our stainless steel and flanges fittings products that are of standardized design and specifications to our customers. The production process of our products varies model by model and our production process is certified under quality management systems ISO 9001:2015, Pressure Equipment Directive 2014/68/EU, AD2000-Merkblatt and API Specification Q1.

Steel flanges

The following chart illustrates the typical production workflow for steel flanges:

The production of steel flanges typically involves the following major steps:

Cutting.    Cutting the steel billets into the required size and dimensions using cutting machinery.

Heating.    Heating the sectioned billets to the required temperature in the furnace to achieve a malleable state for forging.

Forging.    Shaping the heated steel billets into required die-cast flange shapes by applying compressive force.

Heat treatment.    Put the die-cast flange shapes into a kiln at temperature of minimum 1,040 degree Celsius for the production of stainless-steel flanges or at lower temperature of about 900 degree Celsius for the production of carbon steel flanges and then cooling by running water or in air. This process is to fortify and to ensure the hardness, ductility, toughness, or magnetic properties of the flange shapes can achieve desired specifications.

Machining.    Removing the iron oxide scales using computer numerical control (“CNC”) and lathe machines.

Finishing.    Drill the specific number and size of holes on the flanges, stamp product measurement and other details on the surface of the flanges, paint and galvanize the flanges for corrosion protection.

Cleaning, Inspecting and Packing. The finished product is then cleaned and subject to final inspection before being packed and delivered to our customers.

The production process of steel flanges from cutting to packing takes approximately 20 to 30 days.

Steel fittings

The following chart illustrates the typical production workflow for steel fittings:

The production of steel fittings typically involves the following major steps:

Cutting.    Cutting steel pipes to the required shape and size using cutting machinery.

Depending on the specification of products, one or more of the following processes will be performed to produce the steel fittings:

Hot forming.    Heating the steel pipe with an induction heating coil and pushing it over a dye which allows the pipe to expand and bend simultaneously. This process is suited for fittings of carbon steel and alloy steel materials, and results in a rough form fittings.

Cold forming.    Pushing the cut pipe through a dye and form into its desired shape.

Polishing and heat treatment.    Put the die-cast flange shapes into a kiln at temperature of minimum 1,040 degree Celsius for the production of stainless-steel flanges or at lower temperature of about 900 degree Celsius for the production of carbon steel flanges and then cooling by running water or in air. This process is to fortify and to ensure the hardness, ductility, toughness, or magnetic properties of the flange shapes can achieve desired specifications.

Shot blasting.    Removing impurities from the surface of the steel fittings by using mechanical device.

Bevelling and reforming.    Smoothing out the ends of the steel fitting part.

Finishing.    Stamp product measurement and other details on the surface of the steel fittings, paint and galvanize the steel fittings for corrosion protection.

Inspecting and Packaging.    The finished product is then inspected before being packed and delivered to our customers, including reviewing its traceability, visual and surface inspection.

The production process of steel fittings from cutting to packing takes approximately 20 to 30 days.

Production capacity

Our factory is located in Taian City, Shandong Province of the PRC with total plant area of approximately 21,914 square meters (“sq m”). The manufacturing process is certified under quality management systems ISO 9001:2015, Pressure Equipment Directive 2014/68/EU, AD2000-Merkblatt and API Specification Q1.

Machinery and equipment

Our production lines are equipped with a variety of machinery and equipment to cater for different stages of the production process. The major machinery and equipment for our production of steel flanges and steel pails include cutting machine, forging machine and forming machine. We own all machinery and equipment utilized in our production.

Key machinery and equipment as at December 31, 2023 are as follow:

Types of machines	Number
Cutting machine	19
Forging machine	14
Forming machine	17
Machining equipment	95
Inspection equipment	32

To the best of our Directors’ knowledge, save for the licenses, permits, registrations and approvals as set out in the section entitled “General Information on our Company — Material Licenses, Permits, Registrations and Approvals”, there are no regulatory requirements or environmental issues that may materially affect our utilization of the above machineries and equipment.

Suppliers

Our suppliers are based in PRC who provide us with steel billets, finished and semi-finished steel flanges and pipe fittings. Depending on each client’s specific needs, we purchase specific types of stainless-steel billet and different manufacturing techniques are used for processing raw materials into finished goods to make sure the products meet customer’s quality standard.

We purchase our raw materials from a variety of sources and consolidate purchases among our top suppliers to improve cost and delivery terms. We maintain flexibility to purchase raw materials from a variety of sources to optimize cost efficiency and delivery lead time.

For the years ended December 31, 2023 and 2022, we had the following suppliers which accounted for more than 10% of our purchase:

	For the years ended December 31,
	2023		2022
	Amount	%	Amount	%
Major suppliers representing more than 10% of the Company’s purchase
Supplier A	$11,425,454	23.8	$8,387,625	17.6
Total	$11,425,454	23.8	$8,387,625	17.6

Sales and Marketing

Our sales team is responsible for exploring business opportunities and maintaining customer relationships. The team will also coordinate with sales representatives and external agents based in Brazil, Korea, and the PRC and seek to expand our overseas network.

Over the years, we have built up a broad and diversified customer base. Most of our customers are in the PRC and the rest are spread across the globe. The table below shows the breakdown of sales revenue by geographical locations of our customers during the period under review:

Revenue by International Markets:	FY2023		FY2022
	Sales Amount (In USD)	As % of Sales	Sales Amount (In USD)	As % of Sales
People’s Republic of China	$45,237,236	88.0%	$41,979,895	84.2%
South America	2,769,090	5.3%	2,661,530	5.3%
Australia	1,373,689	2.7%	2,190,001	4.4%
Asia excluding PRC	888,563	1.7%	635,621	1.3%
Europe	666,772	1.3%	1,254,915	2.5%
North America	445,423	0.9%	1,100,483	2.2%
Others	47,281	0.1%	28,689	0.1%
Total revenue	$51,428,054	100%	$49,851,134	100%

Types of sales contracts and orders

We handle three types of sales orders: blanket orders, project contracts and ad-hoc orders.

Blanket orders.    Blanket orders are contracts that outline a list of products with specified quality, size, and other dimensions, along with the delivery lead-time and prices. The contract period typically ranges from six months to two years. The quantities are not fixed in a blanket order, but we are obliged during the agreed contract period to deliver to our customers the requested quantities in accordance with the contractual terms. The blanket orders are secured through tendering.

Project contracts.    Majority of our PRC sales come from project contracts where we supply the required type of products for their construction projects. The delivery schedule ranges from 3 moths to a year where the project contracts will generally be completed within one year. The project contracts are secured through tendering.

Ad-hoc orders.    In general, our international sales are placed on ad-hoc basis by the stockist or manufacturer through email and phone.

The pricing for these sales contracts depends on the product type, quantity, delivery schedule, as well as raw material costs, labor costs, and inventory carrying costs. Our sales manager is responsible for the pricing and will work with the purchasing department to target profit margin before seeking approval.

We have a sales and marketing network to promote our services to our customers in the PRC and source business opportunities from our potential customers. Our sales and marketing team is responsible for information collection, marketing and sales, and customer services.

The team also plays an important role in providing support to our existing customers and meeting with prospective customers to assess and understand their requirements so that we can better cater to their needs.

Customers

For the years ended December 31, 2023 and 2022, we transacted with customers globally, which includes listed companies or state-owned enterprises in the PRC.

For the years ended December 31, 2023 and 2022, we had the following customers that accounted for more than 10% of our revenue:

	For the years ended December 31,
	2023		2022
	Amount	%	Amount	%
Major customers representing more than 10% of the Company’s revenues
Customer A	$15,852,474	30.8	$11,066,180	22.2
Customer B	8,390,085	16.3	4,810,176	9.6
Total	$24,242,559	47.1	$15,876,356	31.8

Seasonality

Generally, we do not experience any material seasonality in our business.

Quality Management

We have established a strict quality management system pursuant to ISO9001:2015 standards (Quality management system in respect of manufacturing and sales of steels flanges, forgings and pipe fittings) to govern our manufacturing of steel products. Our products also follow the product measurement standards across countries such as Canada, Germany, Japan, the PRC, and the U.S.

Quality control of raw materials

Our quality control team will conduct visual and dimensional testing on raw materials by checking the chemical composition with a spectrometer to ensure the raw materials received can comply with our requirements in terms of thickness, strength, and chemical composition.

We also obtain inspection certificates from our suppliers, which set out their chemical elements and mechanical properties of raw materials. We compile a list of qualified suppliers with reference to the (i) size and production capacity; (ii) reputation; (iii) product quality; (iv) relevant licenses and certification obtained; and (v) contract terms, which help us to maintain cost competitiveness while ensuring raw material quality.

Quality control on process

Our quality control personnel will monitor and conduct inspections at different production stages to ensure any semi-finished product that is non-conformance to technical specifications is detected early to prevent wastage of resources on such defective semi-finished product, or delivery of defective products to customers. The follow table shows the machines we used for quality check:

Quality check	Machine
Dimensional and surface inspection	Measuring tools
Positive material inspection	Spectrometer
Hardness test	Hardness meter
Mechanical test	Impact test machine, mechanical multi-tester, cryostat
Radiographic test (to detect flaws such as cracks, lack of fusion, foreign material and porosity)	Digital ultrasonic detector
Metallographic test (to study the metal microstructure for determining if it has been processed correctly)	Metallographic sampling machine
Magnetic particle test	Magnetic particle detector

Quality control on finished products

To ensure that our products are properly traced from incoming raw materials or semi-finished products and throughout the production is critical to provide the assurance to our customers that the material and technical specifications are met. As we deliver our products with accompanying mill certificates, we are able to ensure throughout our entire production process that (i) the material heat number is properly identified and traced; (ii) the material grade (of steel) is correctly selected and traced; (iii) the product specifications, for instance ASTM standards, are met as per customer’s order; and (iv) dimension, mechanical properties, chemical analysis and type of heat treatment are clearly stated.

Inventory Management

Our inventories include raw materials, semi-finished goods and finished products. The amount of inventory we hold is based on the production needs from our current actual orders and anticipated orders, including unfulfilled quantities from blanket orders and project contracts. For ad-hoc orders, we only place orders with suppliers after sales order confirmation in order to minimize inventory holding and optimize resources allocation. Moreover, we also keep certain level of inventory of different kinds of model in order to swiftly response to market demand.

We monitor and maintain inventory level based on (i) the projected production schedule for existing orders; and (ii) prevailing price of raw materials. To ensure accuracy of the inventory level. We also conduct regular inventory check on monthly basis to inspect the inventory conditions and identify obsolete inventory.

Inventory turnover days

During the period under review, the average inventory turnover day is 50 days and 47 days for the years ended December 31, 2023 and 2022, respectively.

The inventory turnover days is calculated based on average inventory divided by cost of sales, multiplied by 365 days.

Credit Management

Credit terms to customers

We assess the credit risk of new customers prior to accepting the orders by conducting online searches, credit checks with industry peers, and site visit. For existing customers, we conduct an annual credit evaluation to review their credit limits and terms, taking into account (i) their repayment history; (ii) historical transaction amount; and (iii) future economic conditions.

Our credit terms to customers range from 30 days to 120 days. We also accept bill receivables which generally have maturity period ranging from 3 to 6 months.

The average accounts receivable turnover days are 118 days and 115 days for the years ended December 31, 2023 and 2022, respectively. It is calculated based on the average trade receivables balance divided by the sales revenue, and multiplied by 365 days.

Credit terms from suppliers

We receive a credit term up to 180 days from the receipt of products.

The average trade payables turnover days are 108 days and 84 days for the years ended December 31, 2023 and 2022, respectively. It is calculated based on the average trade payables balance divided by the sales revenue, and multiplied by 365 days.

Competition

We operate in a highly fragmented and competitive industry and believe that factors which affect competitiveness in our business include pricing and quality, range of products and the product certifications and lead time to delivery. There were estimated to be more than 1,000 pipe fittings manufacturers/ companies in PRC.

To the best of our Directors’ knowledge, there are no published statistics that can be used to accurately measure the market share of our business in the PRC or elsewhere.

Despite the competition, our Directors believe that we are able to compete effectively based on our competitive strengths as described in “Our Competitive Strengths” in this section.

Permits and licenses

As of the date of this prospectus, we and the operating entities have received from PRC government authorities all requisite permits or licenses needed to engage in the businesses currently conducted in China. Such permits and licenses include Business License, Special Equipment Registration and Certificate of High and New Technology Enterprises. The following table provides details on the material permits and licenses held by Luda PRC.

Description of approval/ license/permit/other regulatory requirements	Date of issue	Date of expiration	Regulatory authority
Business License (No. 913709007731521882)	April 20, 2020	April 3, 2035	Administration for Market Regulation of Taian
Production License of Special Equipment People’s Republic of China (Serial No. TS2737538-2027)	March 6, 2023	March 5, 2027	Administration for Market Regulation of Shandong
A total of 56 Certificates of Type Test of Special Equipment in relation to the production of pressure pipeline components	From March 17, 2023 to April, 28, 2024	No expiration date	Hebei Special Equipment Supervision and Inspection Institute
Certificate of High and New Technology Enterprises (No. GR202337003102)	November 29, 2023	November 29, 2026	Department of Science & Technology of Shandong Province Shandong Provincial Department of Finance Shandong Provincial Tax Service, State Taxation Administration
Customs Declaration Entity Registration (No. 3709942919)	September 11, 2014	No expiration date	Customs of PRC, Taian Branch
Discharges of Pollutants from Stationary Sources of Pollution Registration (No. 913709007731521882001Z)	October 27, 2020	October 26, 2025	Taian Environmental Protection Bureau
Food Business License (No. JY33709830042776)	May 17, 2022	May 16, 2027	Administrative Approval Service Bureau of Feicheng City, Taian
Certificate of Motor Vehicle Registration (No. Lu J635NF)	May 24, 2023	No expiration date	Taian Traffic Police Detachment, Public Security Bureau
Special Equipment Utilization Registration (Serial No. Che 11 Lu J40094(19))	June 26, 2019	No expiration date	Administration for Market Regulation of Taian
Special Equipment Utilization Registration (Serial No. Che 11 Lu J40138(18))	October 26, 2018	No expiration date	Taian Quality and Technical Supervision Bureau
Special Equipment Utilization Registration (Serial No. Che 11 Lu J40033 (19))	April 12, 2019	No expiration date	Administration for Market Regulation of Taian
Certificate of Special Equipment Service Registration (Serial No. Qi 27 Lu JB0021(15))	July 13, 2015	No expiration date	Taian Quality and Technical Supervision Bureau

Description of approval/ license/permit/other regulatory requirements	Date of issue	Date of expiration	Regulatory authority
Special Equipment Utilization Registration (Serial No. Qi 17 Lu J40129 (18))	September 14, 2018	No expiration date	Taian Quality and Technical Supervision Bureau
Special Equipment Utilization Registration (Serial No. Qi 17 Lu JB0195 (13))	September 3, 2013	No expiration date	Taian Quality and Technical Supervision Bureau
Planning Permit of Construction Engineering (Serial No. Jian Zi No. 370983202310026)	July 18, 2023	No expiration date	Feicheng Natural Resources and Planning Bureau
Building Construction Permit (Serial No.370983202310120101)	October 12, 2023	No expiration date	Administrative Approval Service Bureau of Feicheng City, Taian

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We rely primarily on patents, trademarks, copyrights and trade secret laws, as well as confidentiality procedures, to protect our proprietary technologies and processes. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have registered the following trademarks:

Nature and description of Intellectual Property Right (including Intellectual Property Number)	Granted by	Date of Approval	Duration of right (including expiry date)	Right of renewal	Other remarks	Acquisition Method	Encumbrance
(19024680)	Trademark Office of National Intellectual Property Administration, PRC (“Trademark Office”)	June 21, 2017	June 20, 2027	Subject to an application within 12 months before the expiry of the duration of right.	Classification:6 Flanges of metal; Stainless flanges; Carbon steel flanges; welding neck flanges; forging flanges	Original Acquisition	Nil
(6332104)	Trademark Office	March 28, 2020	March 27, 2030	Subject to an application within 12 months before the expiry of the duration of right.	Classification:6 Flanges of metal	Original Acquisition	Nil

Nature and description of Intellectual Property Right (including Intellectual Property Number)	Granted by	Date of Approval	Duration of right (including expiry date)	Right of renewal	Other remarks	Acquisition Method	Encumbrance
(19024679)	Trademark Office	March 7, 2017	March 6, 2027	Subject to an application within 12 months before the expiry of the duration of right.

Classification:6 Steel alloy; Valves of metal (other parts of machines); Elbows of metal for pipes; Junctions of metal for pipes; Flanges of metal; Stainless flanges; Carbon steel flanges; welding neck flanges; forging flanges

						Original Acquisition	Nil

As of the date of this prospectus, we have registered the following patents:

Patent

No.	Patent number	Patent type	Registration Date	Expiration Date	Acquisition Method	Registered Owner	Encumbrance
1	2016201637952	Utility model patent – Small pipe fitting for typewriting	March 4, 2016	March 3, 2026	Derivative Acquisition	Luda PRC	Nil
2	2016201638014	Utility model patent – Device for collecting dust and iron particles from a grinder	March 4, 2016	March 3, 2026	Derivative Acquisition	Luda PRC	Nil
3	2016205291864	Utility model patent – Gas forging tank door	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
4	2016205291883	Utility model patent – Blanking mold for flange production	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
5	2016205291898	Utility model patent – Manual cutter gauge	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
6	2016205291915	Utility model patent – Gas forging loading car	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
7	2016205291934	Utility model patent – Mobile platform for equipment inspection	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
8	2016205291953	Utility model patent – Platform for pipe repair	June 3, 2016	June 2, 2026	Original Acquisition	Luda PRC	Nil
9	2019211728203	Utility model patent – Large diameter blind plate hooks	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
10	2019211728383	Utility model patent – Debris protection device for CNC drilling machine	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil

No.	Patent number	Patent type	Registration Date	Expiration Date	Acquisition Method	Registered Owner	Encumbrance
11	2019211728398	Utility model patent – Simple CNC lathe protective cover	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
12	2019211728260	Utility model patent – Elbow pipe blasting equipment	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
13	2019211735527	Utility model patent – Device for grabbing hot raw materials from a high-heat furnace	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
14	2019211728379	Utility model patent – Twist drill bit and drill sleeve storage toolbox	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
15	2019211735531	Utility model patent – Automatic briquetting device for flange debris	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
16	2019211735508	Utility model patent – Automatic conveyor device for transporting round steel	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
17	201921173557X	Utility model patent – Automatic double-sided bevelling machine	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
18	2019211735512	Utility model patent – Conveyor device for connecting regenerative heating furnace and reaming machine	July 24, 2019	July 23, 2029	Original Acquisition	Luda PRC	Nil
19	2021108658194	Invention patent – An intelligent hydraulic baler	July 29, 2021	July 28, 2041	Original Acquisition	Luda PRC	Nil
20	2021108658315	Invention patent – Pipe bending welding device for metal products processing	July 29, 2021	July 28, 2041	Original Acquisition	Luda PRC	Nil
21	2021230937926	Utility model patent – Connecting type shot blasting machine with a guard mechanism	December 10, 2021	December 9, 2031	Original Acquisition	Luda PRC	Nil
22	2021231126942	Utility model patent – Vertical drilling machine with improved drilling accuracy	December 10, 2021	December 9, 2031	Original Acquisition	Luda PRC	Nil
23	2021231225685	Utility model patent – Automatic hole reaming machine with a hole adjustment mechanism	December 10, 2021	December 9, 2031	Original Acquisition	Luda PRC	Nil
24	2021231133113	Utility model patent – A CNC lathe positioning clamping device	December 10, 2021	December 9, 2031	Original Acquisition	Luda PRC	Nil
25	2022206287433	Utility model patent – High-efficiency double-chamber heat storage burner forging heating furnace	March 22, 2022	March 21, 2032	Original Acquisition	Luda PRC	Nil

No.	Patent number	Patent type	Registration Date	Expiration Date	Acquisition Method	Registered Owner	Encumbrance
26	2021200174583	Utility model patent – An industrial marking machine with pre-cleaning function	January 4, 2021	January 3, 2031	Original Acquisition	Luda PRC	Nil
27	2021200051418	Utility model patent – A kind of fixing device for bending pipe welding which is easy to limit position	January 4, 2021	January 3, 2031	Original Acquisition	Luda PRC	Nil
28	2021200174598	Utility model patent – High-efficiency closed cooling tower capable of preventing dust pollution	January 4, 2021	January 3, 2031	Original Acquisition	Luda PRC	Nil
29	2021200046072	Utility model patent – Automate tapping machine	January 4, 2021	January 3, 2031	Original Acquisition	Luda PRC	Nil
30	2021228794799	Utility model patent – Drill bit grinding machine with liquid-cooled structure	November 23, 2021	November 22, 2031	Original Acquisition	Luda PRC	Nil
31	2021228869189	Utility model patent – Water-saving automatic pass-through type workpiece spray cleaning machine	November 23, 2021	November 22, 2031	Original Acquisition	Luda PRC	Nil
32	2021228794905	Utility model patent – Automatic packaging machine with cutting function	November 23, 2021	November 22, 2031	Original Acquisition	Luda PRC	Nil
33	2022215716616	Utility model patent – A kind of flange machining jig	June 22, 2022	June 21, 2032	Original Acquisition	Luda PRC	Nil
34	2023210588781	Utility model paten – A kind of stainless steel shaped flange	May 6, 2023	May 5, 2033	Original Acquisition	Luda PRC	Nil
35	2023210588739	Utility model paten – A flange welding device for flange fittings production	May 6, 2023	May 5, 2033	Original Acquisition	Luda PRC	Nil
36	2023211868281	Utility model paten – A kind of automatic welding equipment for metal pipe fittings	May 17, 2023	May 16, 2033	Original Acquisition	Luda PRC	Nil
37	2023214496878	Utility model paten – A new type of flange surface roughness meter	June 8, 2023	June 7, 2033	Original Acquisition	Luda PRC	Nil
38	2019201616767	Utility model patent – Automatic flange cleaning device	January 30, 2019	January 29, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
39	201920161409X	Utility model patent – Packing rack	January 30, 2019	January 29, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch

No.	Patent number	Patent type	Registration Date	Expiration Date	Acquisition Method	Registered Owner	Encumbrance
40	2019201623845	Utility model patent – Processing tool for double groove welding	January 30, 2019	January 29, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
41	2019201701331	Utility model patent – Auxiliary spreader to support spraying and hoisting of pipe fitting	January 31, 2019	January 30, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
42	2019201701897	Utility model patent – Auxiliary frame to lift blind plates	January 31, 2019	January 30, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
43	2019113854563	Invention patent – Cutting mechanism for fully automatic stainless-steel tube cutting	December 28, 2019	December 27, 2039	Derivative Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
44	2018213946443	Utility model patent – Workpiece inspection device	August 28, 2018	August 27, 2028	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
45	2018213953080	Utility model patent – New borehole flange drilling tool	August 28, 2018	August 27, 2028	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
46	2018213935754	Utility model patent – Multi-purpose mold to slide flanges for forging	August 28, 2018	August 27, 2028	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
47	2018213953095	Utility model patent – Double-headed groove equipment	August 28, 2018	August 27, 2028	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
48	2017216684359	Utility model patent – Set of mold used to make high-necked flanges	December 5, 2017	December 4, 2027	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
49	2019201701350	Utility model patent – caliper tool too for flange forging	January 31, 2019	January 30, 2029	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Bank of Taian, Feicheng Branch
50	2022205352933	Utility model patent – A new type of natural gas furnace environmental protection nitrogen oxide treatment device	March 14, 2022	March 13, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch
51	2022205353669	Utility model patent – High safety fiber laser cutting machine	March 14, 2022	March 13, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch
52	2022206287556	Utility model patent – Magnetic pipe cutting machine for easy cleaning of iron chips	March 22, 2022	March 21, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch

No.	Patent number	Patent type	Registration Date	Expiration Date	Acquisition Method	Registered Owner	Encumbrance
53	2022215202078	Utility model patent – Flange processing reverse mechanism	June 17, 2022	June 16, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch
54	2022215202097	Utility model patent – Cooling device for flange forging production	June 17, 2022	June 16, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch
55	2022215689322	Utility model patent – Receiver flange grinding and rust removal device	June 22, 2022	June 21, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch
56	2022223647317	Utility model patent – Flange rotary machining platform	September 6, 2022	September 5, 2032	Original Acquisition	Luda PRC	Being pledge to Luda PRC’s loan at Postal Savings Bank of China, Feicheng Branch

As of the date of this prospectus, we have registered the following copyrights:

Copyright

Copyright number	Category of Works	Date of completion of work	Date of Initial Publication	Registered Owner
Guo Zuo Deng Zi-2014-F-00143945	Art	May 1, 2005	May 1, 2005	Luda PRC

Awards and accreditations

As of the date of this prospectus, our Company received the following awards and accreditations:

Description of awards/accreditations	Date of issue	Date of expiration	Regulatory authority
Certificate in relation to Manufacturing and Sales of Steels Flanges, Forgings and Pipe Fittings (Certificate Registration No. TUV100083155)	February 13, 2024	February 12, 2027	TUV SUD Asia Pacific TUV SUD Group
QTR Qualification Test Record NORSOK M-650	February 4, 2021	April 27, 2026	TUV SUD Industries Service GmbH
ABS Certificate of Forging Facility and Process Approval in relation to Steel Forging and Stainless Steel Forging components for marine applications (Certificate No. FOR-T2442346)	August 31, 2023	October 23, 2028	ABS
Recognition for BV MODE II SCHEME (Certificate No. SMS.W.II./122215/B.0)	July 27, 2023	August 8, 2027	Bureau Veritas Marine & Offshore

Description of awards/accreditations	Date of issue	Date of expiration	Regulatory authority
Approval of Manufacturer Certificate (Certificate No. AMMM00002KR)	December 6, 2022	September 12, 2025	DNV GL
Certificate of Works Approval in relation to Forging and Steel Forgings (Certificate No. QD23PWA00047_01)	October 18, 2023	October 30, 2027	China Classification Society
Certificate of Works Approval in relation to Steel Pipe Fittings (Certificate No. QD23PWA00047_02)	October 18, 2023	October 30, 2027	China Classification Society
Certificate of Registration in relation to Manufacture of Steel Flanges, Forgings and Pipe Fittings (Registration No. Q1-2235)	March 31, 2024	March 31, 2027	American Petroleum Institute
Certificate of Registration in relation to Manufacture of Steel Flanges, Forgings and Pipe Fittings in relation to ISO 9001:2015 (APIQR Registration No. 2331)	March 31, 2024	March 31, 2027	American Petroleum Institute Quality Registrar (APIQR)
Certificate in relation to forged flanges and seamless pipe fittings (Certificate No. DGR-0036-QS-W 681/2015/MUC-001)	March 3, 2024	February 27, 2027	TUV SUD Industries Service GmbH
Registration of Fittings in relation to comply with the requirements of PIPE FLANGES AND FLANGED FITTINGSNPS 1/2 THROUGH NPS 24 (ASME B16.5) (Registration No. 0B09888.52)	November 18, 2015	October 16, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of PIPE FLANGES AND FLANGED FITTINGSNPS 1/2 THROUGH NPS 24 (ASME B16.5) (CRN 0B9888.5RI)	October 16, 2015	October 16, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of PIPE FLANGES AND FLANGED FITTINGSNPS 1/2 THROUGH NPS 24 (ASME B16.5) (CRN CSA-0B9888.56R1)	December 17, 2015	October 16, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of FACTORY-MADE WROUGHT BUTTWELDING FITTINGS (ASME B16.9) (CRN 0B9888.54)	December 15, 2015	October 16, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of FACTORY-MADE WROUGHT BUTTWELDING FITTINGS (ASME B16.9) (CRN 0A10221.5R1)	December 9, 2015	December 9, 2025	Technical Standards & Safety Authority (TSSA)

Description of awards/accreditations	Date of issue	Date of expiration	Regulatory authority
Registration of Fittings in relation to comply with the requirements of FACTORY-MADE WROUGHT BUTTWELDING FITTINGS (ASME B16.9) (Registration No. 0A10221.52)	January 5, 2016	December 9, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of FACTORY-MADE WROUGHT BUTTWELDING FITTINGS (ASME B16.9) (CRN CSA-0A10221.56R1)	January 12, 2016	December 9, 2025	Technical Standards & Safety Authority (TSSA)
Registration of Fittings in relation to comply with the requirements of FACTORY-MADE WROUGHT BUTTWELDING FITTINGS (ASME B16.9) (CRN 0A10221.521)	February 2, 2016	December 9, 2025	Technical Standards & Safety Authority (TSSA)
Environmental Management System Certificate (Certificate No. 03821E010767R0M)	December 1, 2021	November 30, 2024	World Standards for Certification Center INC. (WSF)
Occupational Health and Safety Management System Certificate (Certificate No. 03821S010768R0M)	December 1, 2021	November 30, 2024	World Standards for Certification Center INC. (WSF)
Certificate of Authority to use Official API Monogram (in the scope of Blind and Test Flanges at PSL1, Psl2) (License Num. 6A-2260)	March 3, 2024	March 31, 2027	American Petroleum Institute
Approval of Steel Forgings (in the scope of Steel forgings, Carbon, Carbon/Manganese Steel. Maximum weight 450kg/0.45 tons) (Certificate No.LR2032729WA)	October 20, 2023	October 19, 2026	Lloyd’s Register
CRC — Certificado de Registro Cadastral (Certificate No. 7000230889-0)	June 13, 2024	January 26, 2025	PETROBRAS

Facilities

Our principal executive office is located in Hong Kong, where we leased an office space from a related party, Won Fittings Company Limited, with an aggregate area of approximately 3,460 square feet, with a lease term from 2024/4/1 to 2025/3/31. The tenancy agreement of Luda HK has a monthly rent of HK$53,000 (approximately US$6,795) and may not be terminated during the lease term.

There is no private land ownership in China. Individuals and entities are permitted to acquire land use rights for specific purposes and for limited periods. Upon expiration of the term of grant, renewal is possible subject to the payment of a new land premium and execution of a new land grant contract. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

We own the following properties:

No.	Address	Certificate of Real Estate Rights No.	Land Use Right Certificate No.	Usage	Size	Tenure	Encumbrance
1	High-tech zone, Feicheng City	Lu (2016) Fei Cheng Shi Budongchanquan No. 0001526	Lu Fei Cheng Guoyong (2013) No.040003	Office and Production	Area of land: 25,702.39 sq m Area of plant comprising two (2) properties on land: (1) F0006: 3,787.2m2; (2) F0010: 3,704.01m2	Land use rights from March 26, 2013 to March 26, 2063	Mortgaged to Luda PRC’s loan at Shandong Feicheng Rural Commercial Bank Co., Ltd
2	High-tech zone, Feicheng City	Lu (2021) Fei Cheng Shi Budongchanquan No. 0081166	Lu Fei Cheng Guoyong (2007) No.040038	Production	Area of land: 29,544.54 sq m Area of plant comprising eight (8) properties on land: 14,423.61 sq m	Land use rights from December 31, 2006 to December 31, 2056	Mortgaged to Luda PRC’s loan at Bank of China, Feicheng Branch
3	No. 20-157 Qian Fo Shan Road, Dong Ying City	Lu (2020) Dong Ying Shi Budongchanquan No. 0249808	N/A	Commercial use	Exclusive and shared floor area: 84.24 sq m and 2.68 sq m	Until August 22, 2052	Nil

We believe that the offices and product facilities that we currently own in the PRC and/or leased in Hong Kong are adequate to meet our needs for the immediate future.

Employees

Our strongest asset is our team. We have been able to attract, retain and motivate individuals with a diverse background and skills that together build high performing teams. We believe continuous growth and expansion of an enterprise require the contribution of each individual within the organization. Mutual respect, diversity of thoughts, backgrounds, perceptions and ideas are the core values of our Group that help our business thrive and stay competitive.

We partner with suppliers who share our commitment to ethical business conduct, fair labor practices, proven environmental, health, and safety practices and environmental sustainability. We also specifically condemn human trafficking and abuse of child labor. We recognize the importance of eliminating forced labor within the supply chain and its increasing significance. Our supplier code of conduct prohibits the use of forced labor, and we will not knowingly conduct business with vendors or factories that use forced labor. We expect all of our vendors and suppliers to conduct sufficient due diligence in their supply chains to ensure compliance with our vendor code of conduct, and we continue to expand our due diligence activities and vendor engagement and training on this important issue. Moreover, we seek to work with third-party suppliers and factories that are committed to providing fair and safe working conditions, and that demonstrate strong business ethics and transparency in their manufacturing practices.

Our factories are not in the Xinjiang Uyghur Autonomous Region of China (“XUAR”), and therefore, we do not experience labor shortages that impact our daily business. We do not believe that our suppliers source materials from the XUAR. To the extent we identify any potential non-compliance by any of our suppliers, we will find and establish relationships with alternative qualified suppliers under commercially acceptable terms.

The following table sets forth the number of employees of the Company at the end of each of December 31, 2023 and 2022 by functions:

	As at December 31,
	2023	2022
Management	7	6
Finance	7	7
Administration	2	3
Sales and marketing	19	26
Production and related	103	87
Support	21	23
Total	159	152

The following table shows a breakdown of employees by geographical location as at December 31, 2023 and 2022:

	As at December 31,
	2023	2022
PRC	148	142
Hong Kong	11	10
Total	159	152

We enter into employment contracts with our full-time employees. The remuneration payable to our employees includes fixed salaries and performance-based project bonuses. We determine employees’ remuneration based on factors including years of experience, qualifications and market rate. In order to maintain the quality, knowledge and skills of our employees, we appreciate the importance of training to employees. We provide regular training to our employees, which include orientation training for new employees and continuing on-the-job training for existing employees.

As required by applicable laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our full-time employees in mainland China, including pension, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing funds. We are required under PRC law to make contributions to statutory employee benefit plans from time to time for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in mainland China.

Our employees are not covered by any collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes as of the date of this prospectus.

Insurance

Besides the government-mandated social insurance and housing provident fund schemes in the PRC, we also maintain, inter alia, the following insurance policies to cover among others, our operational, human resource and fixed assets risks:

(a)     property insurance for our construction workshop;

(b)    casualty insurance, medical and hospitalization insurance for certain employees based in PRC; and

(c)     business insurance covering items such as material damage, business continuity, money, general liability, and employees’ compensation for our head office in Hong Kong.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in the PRC and Hong Kong.

Laws and Regulations in the PRC

Laws and Regulations In Relation to Foreign Investment

Foreign Investment Law

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law of the PRC, or the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the three major existing laws regulating foreign investment in PRC, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC, together with their implementation rules and ancillary regulations. Meanwhile, the Regulations for the Implementation of the Foreign Investment Law was promulgated by the State Council on December 26, 2019 and came into force as of January 1, 2020, which provided clarification and elaboration for the relevant provisions of the Foreign Investment Law. The organization form, organization and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises set up prior to the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of this Law.

The Foreign Investment Law is legislated to further expand opening-up, vigorously promote foreign investment and protect the legitimate rights and interests of foreign investors. According to the Foreign Investment Law, foreign investments are entitled to pre-entry national treatment and are subject to negative list management system. The pre-entry national treatment refers to the treatment given to foreign investors and their investments at the stage of investment access shall not be less favorable than that of domestic investors and their investments. The negative list management system means that the state implements special administrative measures for access of foreign investment in specific fields.

Foreign investors’ investment, earnings and other legitimate rights and interests in PRC shall be protected in accordance with the law, and all national policies on supporting the development of enterprises shall equally apply to foreign-invested enterprises. Among others, the state ensures that foreign-invested enterprises participate in the formulation of standards in an equal manner and that foreign-invested enterprises participate in government procurement activities through fair competition according to the law. Further, the state shall not expropriate any foreign investment except under special circumstances. In special circumstances, the state may levy or expropriate the investment of foreign investors under the law for the need of the public interest. The expropriation and requisition shall be conducted in accordance with legal procedures and timely and reasonable compensation shall be provided. In carrying out business activities, foreign-invested enterprises shall comply with relevant laws and regulations on labor protection.

Foreign Investment Industrial Policy

Investment activities in the PRC by foreign investors are principally governed by the Catalog of Industries for Encouraging Foreign Investment, or the Encouraging Catalog, and the Special Administrative Measures for Access of Foreign Investments, or the Negative List, which were promulgated and are amended from time to time by the Ministry of Commerce of the PRC, or MOFCOM and the National Development and Reform Commission, or NDRC, and together with the Foreign Investment Law and their respective implementation rules and ancillary regulations. The Encouraging Catalog and the Negative List provide the basic regulatory framework for foreign investment in the PRC, classifying businesses into three categories regarding foreign investment: “encouraged,” “restricted,” and “prohibited.” On October 26, 2022, the MOFCOM and the NDRC released the Catalog of Industries for Encouraging Foreign Investment (2022 Edition), which became effective on January 1, 2023, to substitute the previous one. On December 27, 2021, the MOFCOM and the NDRC promulgated the Special Administrative Measures for Access of Foreign Investments (Negative List) (2021 Edition), or the Negative List 2021, which came into force on January 1, 2022, to replace the previous Negative List.

Under the current regulations, any industry not listed in the Negative List 2021 is a permitted industry and generally open to foreign investment unless specifically prohibited or restricted by the PRC laws and regulations.

Our current business, which is the production and sale of steel flange and pipe fittings, is not included in the Negative List 2021 and is not otherwise restricted to foreign investment by the PRC laws and regulations. We made this conclusion by considering the nature of our business and the fact that Luda PRC, a wholly foreign owned enterprise, has been approved by the relevant authorities to conduct such business without being subject to restrictions on foreign investment. However, as the Negative List is amended from time to time, and other PRC laws and regulations on foreign investment restrictions are subject to change as well, we cannot guarantee that our business will not become subject to restrictions on foreign investment in the future.

Laws and Regulations In Relation to Workplace Safety and Special Equipment

Production Safety Law

In accordance with the Production Safety Law of the PRC, which took effect on November 1, 2002 and subsequently amended on August 31, 2014 and June 10, 2021, and other laws and regulations to production safety, production enterprises shall strengthen work safety management, enhance work safety conditions, promote work safety standardization and improve work safety levels. The entity which does not meet safety conditions prescribed by this law and other relevant laws, administrative regulations, and national or industry standards should not engage in production and the other business activities. To assure work safety rules being observed in production process, business entities should establish and improve work safety responsibility systems and work safety policies which specify the responsible person for each position, the scope of duties and the evaluation criteria. Business entities shall provide their employees with labor protection products and work safety training. Where the primary person in charge of a business entity fails to perform his or her duties in work safety as provided for in the Production Safety Law, he or she would be subject to legal liabilities regarding the seriousness of work safety accident.

Use of Special Equipment

Pursuant to the Law of the PRC on the Safety of Special Equipment promulgated on June 29, 2013 and effective on January 1, 2014, special equipment refers to boilers, pressure vessels (including gas cylinders), pressure pipelines, elevators, cranes, passenger cable-ways, large entertainment facilities and in-plant (in-factory) special motor vehicles that involve great danger to the personal and property safety, as well as other special equipment applicable to the law according to relevant laws and administrative regulations. Special equipment producers shall be licensed by the relevant department in charge of the safety supervision and administration of special equipment before engaging in relevant production activities. Special equipment users shall use special equipment produced with a permit and passing inspection, and such users shall, before or within 30 days after putting special equipment to use, register the use with the department responsible for special equipment safety supervision and administration, obtain a use registration certificate. The entities using special equipment shall have special equipment safety management personnel, testing personnel and operating personnel with corresponding qualifications in accordance with the relevant state provisions. They shall conduct routine maintenance and regular self-check of the special equipment used by them and conduct regularly check and repair the safety accessories and safety protection devices, and keep records thereof.

In addition to the regulations above, according to the Regulations on Safety Supervision over Special Equipment issued on March 11, 2003 and amended by the State Council on January 24, 2009, special equipment users shall make a request for the periodic inspection to a special equipment inspection and testing institution as required by the safety technical codes for the periodic inspection.

Laws and Regulations In Relation to Product Quality

Product Quality

The principal legal provisions on product liability are set out under the Product Quality Law of the PRC issued by the Standing Committee of the National People’s Congress, or SCNPC, on February 22, 1993 and was recently amended on December 29, 2018. The Product Quality Law requests that the producers shall have their own proper regulations for the management of product quality, rigorously implementing quality regulations, quality liabilities and relevant measures for their assessment. As prescribed in this law, producers shall be responsible for the quality of products they produce and they shall be liable for failing to meet the prescribed quality standards. Violation of the Product Quality Law may result in fines and the violator will be ordered to suspend its operations, or its business license will be revoked and criminal liability may be incurred if the case is serious enough to constitute a crime.

Laws and Regulations In Relation to Import and Export Trade

Customs Law

Pursuant to the PRC Customs Law, promulgated by the SCNPC on January 22, 1987, amended on July 8, 2000, June 29, 2013, December 28, 2013, November 7, 2016, November 4, 2017, and April 29, 2021 and came into force on April 29, 2021, unless otherwise stipulated, the consignee or consignor of import and export goods may take import and export goods through Customs declaration procedures and pay duties themselves, and Customs clearing enterprises which are authorized by the consignee or consignor of import and export goods and have been granted registration by Customs may also take import and export goods through Customs declaration procedures and pay duties. Where a consignee or consignor of import or export goods or a Customs clearing enterprise handles Customs declaration procedures, they shall be subject to registration by Customs in accordance with law. Customs clearing personnel shall obtain the occupational qualifications for Customs clearances in accordance with law. Where an enterprise has not been registered by Customs in accordance with law, and where personnel have not obtained their professional qualifications for Customs clearances in accordance with law, they shall not engage in Customs declarations.

Import and Export Commodity Inspection Law

In accordance with the PRC Import and Export Commodity Inspection Law, which was promulgated by the SCNPC on February 21, 1989, amended on April 28, 2002, June 29, 2013, April 27, 2018, December 29, 2018 and April 29, 2021 and effective on April 29, 2021, and the Implementing Regulation for the PRC Import and Export Commodity Inspection Law, which was promulgated by the State Council on August 31, 2005, amended on July 18, 2013, February 6, 2016, March 1, 2017, March 2, 2019 and March 29, 2022 and effective on May 1, 2022, the General Administration of Customs of China is responsible for the inspection of import and export commodities nationwide, the formulation and adjustment of the catalog of import and export commodities that shall be inspected, as well as the announcement and implementation of the catalog. The import and export commodities included in the catalogue shall be inspected, otherwise the related bodies may be confiscated of their illegal income and subjected to a fine ranging from 5% to 20% of the value of the goods, and where the case constitutes a criminal offence, criminal liability shall be pursued in accordance with the law.

Laws and Regulations in relation to Intellectual Property Rights

Patent

According to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008, and October 17, 2020, the latest amendment took effect on June 1, 2021, respectively, and the Implementation on Rules of the Patent Law of the PRC, or the Implementation Rules of the Patent Law, promulgated by the State Council on June 15, 2001, respectively amended on December 28, 2002, January 9, 2010 and December 11, 2023, the patent administrative department under the State Council is in charge of the administration of patent-related work nationwide and the patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within the respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions,” “utility models” and “designs.” Invention patents are valid for twenty years, utility model patents are valid for ten years, and since June 1, 2021, the validation period for design patents whose application date is after June 1, 2021 are extended to fifteen years in each case from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness and practical applicability to be patentable. A third party must obtain the consent or proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Trademark

According to the Trademark Law of the PRC promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the State Administration for Industry and Commerce Authority, or the SAIC, under the State Council is responsible for the registration and administration of trademarks in mainland China. The Trademark Review and Adjudication Board was established by the SAIC to resolve trademark disputes. Registered trademarks are valid for 10 years from the date of approval of registration. A registrant may apply for renewal of the registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply in a timely manner, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. The State Council promulgated the Implementing Regulations of the Trademark Law of the PRC on August 3, 2002, on April 29, 2014, the State Council issued the revised Implementing Regulations of the Trademark Law of the PRC, which clarifies the requirements of applying for trademark registration and renewal.

Copyright

Pursuant to the Copyright Law of the PRC, which was first promulgated by the SCNPC on September 7, 1990 and became effective from June 1, 1991, and was amend on October 27, 2001, February 26, 2010, and November 11, 2020 and effected on June 1, 2021, respectively, copyrights include personal rights such as the right of publication and that of attribution as well as property rights such as the right of production and that of distribution. Except as otherwise provided in the Copyright Law of the PRC, reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial measures and compensate for damages, etc.

Laws and Regulations In Relation to Social Security and Housing Provident Funds

Employment

The Labor Law of the PRC, which was promulgated on July 5, 1994, effective since January 1, 1995, and amended on August 27, 2009, and December 29, 2018, the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, and amended on December 28, 2012, and the Implementation Regulations of the Labor Contract Law of the PRC, which was promulgated and became effective on September 18, 2008, are the principal regulations that govern employment and labor matters in the PRC. According to the aforementioned laws and regulations, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance with national regulations. In addition, wages shall not be lower than the local minimum wage standard. Employers shall establish a system for labor safety and sanitation, strictly comply with national standards, and provide relevant education to its employees. Employees are also required to work under safe and sanitary conditions.

Social Insurance and Housing Fund

Under the PRC Social Insurance Law that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and was most recently amended on December 29, 2018 (also the effective date), together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to pay social insurance premiums in full, relevant social insurance collection agency shall order it to make up the shortfall within the prescribed period and may impose a late payment fee of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Provident Fund promulgated by the State Council in April 3, 1999 and amended on March 24, 2002, and March 24, 2019 (which became effective as of March 24, 2019), employers shall register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing provident funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. When an employer fails to pay the housing provident fund in full, the designated administrative centers shall order it to make the payment and deposit within a prescribed time limit; If the payment and deposit have not been made by the expiration of the time limit, an application for enforcement may be made to a people’s court.

Laws and Regulations In Relation to Environmental Protection

Environmental Protection

Pursuant to the PRC Environmental Protection Law, which the trial implementation was promulgated on September 13, 1979, and was promulgated by the SCNPC on December 26, 1989, amended on April 24, 2014, and effective on January 1, 2015, any entity which discharges or will discharge pollutants in the course of its operations or other activities shall implement effective environmental protection safeguards and procedures to control and properly dispose of exhaust gases, waste water, waste residue, dust, malodorous gases, radioactive substances, noise, vibrations, electromagnetic radiation, and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on individuals or enterprises that violate the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within a prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Civil Code of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

Environmental Assessment and Management of Construction Projects

The Environmental Impact Assessment Law of the PRC, or Environmental Impact Assessment Law, was issued by the SCNPC on October 28, 2002 and came into force on September 1 2003, and was amended on July 2, 2018, December 29, 2018. Under the provisions of the Environmental Impact Assessment Law, the PRC government applied the environmental impact evaluation system to construction projects and implemented classification management in accordance with the degree of environmental impact of the construction project.

The State Council promulgated and implemented the Regulations on Environmental Protection Management of Construction Projects on November 29, 1998, which was amended on July 16, 2017 and came into force on October 1, 2017. The Ministry of Environment Protection (the predecessor of the Ministry of Ecological Environment of the PRC) issued the Interim Measure for Environmental Protection Acceptance of Construction Projects on November 20, 2017. In accordance with the above regulations, upon completion of a construction project for which an environmental impact report or an environmental impact statement has been prepared, the construction unit shall implement acceptance check of the supporting environmental facilities being constructed and prepare an acceptance report pursuant to the standards and procedures required by the administrative department of environmental protection, and such supporting environmental protection facilities shall be put into operation simultaneously or used together with the main body of the project. If a construction unit violates the aforesaid provisions, it could be ordered to rectify within a specified time limit and charged a fine of more than RMB 200,000 less than RMB 1.0 million; if it fails to make rectification within the time limit, a fine of more than RMB 1.0 million but less than RMB 2.0 million shall be imposed on it and the construction unit could even be ordered to cease its production or operation, or to close down when material environmental pollution is caused.

Regulations Related to Fire Control

Pursuant to the PRC Fire Safety Law, which was promulgated by the SCNPC on April 29, 1998, amended on October 28, 2008 and April 23, 2019, and April 29, 2021, and the Interim Provisions on Administration of Fire Control Design Review and Acceptance of Construction Project promulgated by the Ministry of Housing and Urban-Rural Development on April 1, 2020 and amended on August 21, 2023, the construction entity of a large-scale crowded venue (including the construction of a manufacturing plant whose size is over 2,500 square meters) and other special construction projects must apply for fire prevention design review with fire control authorities, and complete fire assessment inspection and acceptance procedures after the construction project is completed. The construction entity of other construction projects must complete the filing for fire prevention design and the fire safety completion inspection and acceptance procedures within five business days after passing the construction completion inspection and acceptance. If the construction entity fails to pass the fire safety inspection before such venue is put into use or fails to conform to the fire safety requirements after such inspection, it will be subject to (i) orders to suspend the construction of projects, use of such projects, or operation of relevant business, and (ii) a fine between RMB30,000 and RMB300,000.

Laws and Regulations In Relation to Taxation

Enterprise Income tax

According to the Enterprise Income Tax Law of the PRC, or the EIT Law, which was promulgated on March 16, 2007, became effective from January 1, 2008 and amended on February 24, 2017 and December 29, 2018, respectively, an enterprise established outside mainland China with de facto management bodies within mainland China is considered a resident enterprise for mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Law of the PRC, or the Implementing Rules of the EIT Law defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-mainland China resident enterprises without any branches in mainland China pay an enterprise income tax in connection with their income originating from mainland China at the tax rate of 10%.

On February 3, 2015, the State Taxation Administration, or SAT, issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7, as amended in 2017. The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises, or the SAT Circular 698, issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in mainland China, immovable property in mainland China, equity investments in mainland China resident enterprises), or the PRC Taxable Assets. For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain mainland China Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of mainland China enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be taken into consideration by tax authorities in determining whether an indirect transfer has a reasonable commercial purpose.

However, regardless of these factors, the overall arrangements relating to an indirect transfer that satisfies all of the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from mainland China Taxable Assets; (ii) at any time during the one-year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise(excluding cash) is comprised directly or indirectly of investments in mainland China, or during the one-year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from mainland China; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the mainland China Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the mainland China Taxable Assets is lower than the potential mainland China tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 may not be subject to mainland China tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties or arrangements.

On October 17, 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which became effective on December 1, 2017. Certain provisions of the SAT Circular 37 were repealed by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued by SAT on June 15, 2018. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income refers to the consideration received by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity is calculated based on: (i) the actual costs of capital contribution paid by the equity transferor to a PRC resident enterprise at the time of investment and equity participation, or (ii) the actual costs of equity transfer paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings, such as undistributed profits, of the investee enterprise, which may be distributed based on the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under the SAT Circular 7 and the Law of the PRC on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and amended on February 28, 1995, April 28, 2001, June 29, 2013, and April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. Where the withholding agent fails to make the withholding, and the transferor of the equity does not pay the tax payable amount, the tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the unpaid tax. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the mainland China tax authorities in accordance with the SAT Circular 7.

According to the Circular of Printing the Administrative Measures for Recognition of High-Tech Enterprises issued by Ministry of Science and Technology, Ministry of Finance of the PRC, or MOF and SAT on April 14, 2008, and amended on January 29, 2016 and came into effect since January 1, 2016, upon the accreditation of the qualification of High-tech enterprises, such enterprises may apply for the entitlement of the preferential enterprise income tax treatment since the current year beginning from the valid period approved by the accreditation. A “high and new technology enterprise” is entitled to a favorable statutory tax rate of 15% and such an enterprise should keep all statutory required relevant materials in case of future inspection. This qualification is reassessed by relevant government authorities every three years.

Withholding tax on dividend distribution

The EIT Law imposes a standard withholding tax rate of 20% on dividends and other mainland China-sourced income of non-mainland China resident enterprises which have no establishment or place of business in mainland China, or if established, the relevant dividends or other mainland China-sourced income are in fact not associated with such establishment or place of business in mainland China. However, the Implementing Rules of the EIT Law reduced the rate from 20% to 10%, effective from January 1, 2008 and amended on April 23, 2019.

However, a lower withholding tax rate might be applied if there is a tax treaty or similar agreement between mainland China and the jurisdiction of the foreign holding company, for example, pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Double Tax Avoidance Arrangement, issued by the SAT and the Government of the Hong Kong Special Administrative Region on August 21, 2006, and other applicable mainland China laws, if a Hong Kong resident enterprise directly owns at least 25% of the shares of a mainland China resident enterprise paying the dividends, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a mainland China resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant mainland China tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such mainland China tax authorities may adjust the preferential tax treatment. The Announcement of the State Administration of Taxation on Issues concerning “Beneficial Owners” in Tax Treaties, promulgated by the SAT on February 3, 2018 and took effect on April 1, 2018, further specifies the analysis standard in determining one’s qualification for beneficial owner status.

In addition, the Administrative Measures for Convention Treatment for Non-resident Taxpayers, which promulgated by the SAT on October 14, 2019, and became effective on January 1, 2020, requires that non-resident taxpayers claiming treaty benefits shall be handled in accordance with the principles of “self-assessment, claiming for the enjoyment of treaty benefits, and retention of the relevant materials for future inspection.” Where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or at the time of withholding through a withholding agent, and simultaneously collect and retain the relevant materials in accordance with the provisions of these Measures for future inspection, and subject to subsequent administration by relevant competent tax authorities.

Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by the State Council on December 13, 1993 and amended on November 10, 2008, February 6, 2016 and November 19, 2017, respectively, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the PRC, which was promulgated by MOF on December 25, 1993, and as amended by MOF and SAT on December 15, 2008 and as amended by MOF on October 28, 2011, and became effective on November 1, 2011, entities or individuals engaging in sale of goods, provision of processing services, repairs and replacement services, selling services, sales of intangible assets or importation of goods within the territory of mainland China shall pay value-added tax, or VAT. Unless otherwise specified, the VAT rate is 17% on sales and 6% on the services. On April 4, 2018, MOF and SAT jointly issued the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, pursuant to which (i) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11%, respectively, such tax rates shall be reduced to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (iv) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be reduced to 16%; and (v) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 became effective on May 1, 2018 and shall supersede existing provisions which are inconsistent with Circular 32.

On March 20, 2019, MOF, SAT and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and stipulates that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10%, respectively, such tax rates shall be reduced to 13% and 9%,respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be reduced to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Regulation In Related to M&A Regulation and Overseas Listing

On August 8, 2006, six PRC governmental agencies jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and amended on June 22, 2009. The M&A Rules requires, among other things, that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition shall be submitted to the MOFCOM for approval. The M&A Rules also require offshore special purpose vehicles established to pursue overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the Chinese Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on any stock exchange overseas.

On February 17, 2023, the CSRC promulgated Trail Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures and five supporting guidelines, which will become effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall fulfil the filing procedures with the

CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; (2) if the issuer satisfies both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers responsible for operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) if the domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and shall submit the filings to the CSRC within three business days after the submission of the overseas offering and listing application. Further, at the press conference held for the Trial Measures on February 17, 2023, officials from the CSRC clarified that a six-month transition period will be granted to domestic companies which, before the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of hearing in the market of Hong Kong or the completion of registration in the market of the United States), but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC in accordance with the requirements.

On February 24, 2023, the CSRC, MOF, National Administration of State Secrets Protection and National Archives Administration of China promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which will come into force on March 31, 2023. According to the Archives Rules, domestic companies seeking for overseas offering and listing shall strictly comply with relevant laws and regulations of the PRC and the Archives Rules, enhance legal awareness of keeping state secrets and strengthening archives administration, establish a sound administration system of confidentiality and archives, and take necessary means to fulfill confidentiality and archives administration obligations. Such domestic companies shall not leak any state secret and working secret of government agencies, and shall not harm national security and public interest. In addition, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any document and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Moreover, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. The Archives Rules also specify that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in accordance with applicable national regulations.

The Anti-Monopoly Law, which was promulgated by the SCNPC on August 30, 2007 and became effective on August 1, 2008 and was amended on June 24, 2022 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. Moreover, on February 3, 2011, the General Office of the State Council promulgated the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. In addition, on August 25, 2011, MOFCOM issued the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement Circular 6. According to Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the NDRC, and MOFCOM under the leadership of the State Council, to implement the security review. The regulations prohibit foreign investors from structuring transactions through trusts, indirect investments, leases, loans, contractual arrangements control or offshore transactions to bypass the security review. On February 7, 2021, the Anti-Monopoly Committee of the State Council

promulgated the Anti-monopoly Guidelines for the Platform Economy Sector, or the Anti-monopoly Guideline, aiming to improve anti-monopoly administration on online platforms. The Anti-monopoly Guideline, operating as the compliance guidance under the existing PRC anti-monopoly regulatory regime for platform economy operators, specifically prohibits certain acts of the platform economy operators that may have the effect of eliminating or limiting market competition, such as concentration of undertakings. The Decision of the SCNPC to Amend the Anti-Monopoly Law of the PRC, or the Decision on Amending the Anti-Monopoly Law, was adopted on June 24, 2022, and became effective as of August 1, 2022. The Decision on Amending the Anti-Monopoly Law strengthens the regulation on the internet platforms, requiring that undertakings shall not use data and algorithms, technologies, capital advantages, platform rules, and other measures to engage in monopolistic conduct; and also escalates in full scale the administrative penalties for monopolistic conducts, for the failure to notify the anti-monopoly agencies on the proposed concentration of undertakings, the state council anti-monopoly enforcement agency may order to reinstate the original status prior to the concentration and impose a fine up to ten percent of the operator’s last year’s sales revenue, provided that the concentration of undertakings has or may have an effect on excluding or limiting competition; if the concentration does not have the effect on excluding or limiting competition, a fine up to RMB 5 million may be imposed on operators. Since such provisions are relatively new, uncertain still remains as to the interpretation and implementation of such laws and regulations.

Regulations In Related to Foreign Exchange

The principal regulations governing foreign currency exchange in mainland China are the Administrative Regulations on Foreign Exchange of the PRC, or the Foreign Exchange Administrative Regulation, which were promulgated by the State Council on January 29, 1996, became effective on April 1, 1996 and was amended on January 14, 1997 and August 1, 2008 (which became effective on August 5, 2008), respectively, and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment, which was promulgated by People’s Bank of China, or the PBOC, on June 20, 1996 and became effective on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities or the designated banks is required where RMB is to be converted into foreign currency and remitted outside of mainland China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of mainland China. Foreign Invested Enterprises, or FIEs, are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in mainland China.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which came into effect on June 1, 2015 and subsequently revised in December 30, 2019 and March 23, 2023. Pursuant to the SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, SAFE issued the Circular on Reforming and Regulating Policies on the Management of the Settlement of Foreign Exchange of Capital Accounts, or the SAFE Circular 16. The SAFE Circular 16 unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks in accordance with the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could incur administrative penalties under the Foreign Exchange Administrative Regulation and relevant provisions.

Furthermore, SAFE Circular 16 stipulates that the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or financial schemes other than bank-guaranteed products unless otherwise stipulated by relevant laws and regulations; (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by the scope of its business; and (iv) used for the construction or purchase of real estate that is not for self-use (except for real estate enterprises).

On October 23, 2019, SAFE promulgated the Circular of the SAFE on Further Promoting the Facilitation of Cross-border Trade and Investment, or the SAFE Circular 28. The SAFE Circular 28 stipulates that non-investment FIEs may use capital to carry out domestic equity investment in accordance with the law under the premise of not violating the negative list and the projects invested are true and in compliance with laws and regulations.

On April 10, 2020, SAFE issued Circular of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business Growth, or the SAFE Circular 8. The SAFE Circular 8 stipulates that under the condition that the use of funds is genuine and compliant with current administrative provisions on use of income related to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts, and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

Regulations Relating to Dividend Distribution

The principal regulations governing distribution of dividends of wholly foreign-owned enterprises, or WFOEs, include the Company Law of PRC. Under these regulations, WFOEs in mainland China may pay dividends only out of their accumulated profits, if any, determined in accordance with the mainland China accounting standards and regulations. In addition, foreign investment enterprises in mainland China shall allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Laws and Regulations in Hong Kong

Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

Import and Export

Regulations 4 and 5 of the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) (the “IAE Registration Regulations”) provide that every person who imports or exports any article other than an exempted article shall lodge an accurate and complete import or export declaration relating to such article using services provided by a specified body with the Commissioner of Customs and Excise within 14 days after the importation or exportation of the article.

Any person failing to declare within 14 days after the importation or exportation of the article without reasonable excuse is liable to a fine of HK$2,000 upon summary conviction, and after the date of conviction, to a fine of HK$100 in respect of every day during which his failure or neglect to lodge the declaration in that manner continues. Furthermore, the IAE Registration Regulations also provides that any person knowingly or recklessly lodges any declaration with the Commissioner of Customs and Excise that is inaccurate in any material particular shall be liable to a fine of HK$10,000 upon summary conviction.

In addition to any fines imposed, an administrative penalty (which ranges from HK$20 to HK$200 per incident depending on the time of lodging the declaration and the total value of the articles specified in the declaration) would also be payable for late declaration.

Sale of Goods Ordinance

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) provides that where a seller sells goods in the course of a business, there is an implied condition that (i) where the goods are purchased by description, the goods shall correspond with the description; (ii) the goods supplied are of merchantable quality; and (iii) the goods shall be reasonably fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject the defective goods unless he or she has had a reasonable opportunity to examine the goods. A breach of the implied term may give rise to a civil action for breach of contract by the customers. However, no criminal liability arises from such breach of implied term.

Trade Descriptions

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods in the course of trade. Under the Trade Descriptions Ordinance, it is an offence for a person, in the course of trade or business, to apply a false or misleading trade description to any goods or supply any goods with false or misleading trade descriptions, forge any trade mark or falsely apply any trade mark to any goods, or engages in relation to a consumer in a commercial practice that is a misleading omission, is aggressive, or constitutes bait advertising, a bait and switch, or wrongly accepting payment for a product.

A person who commits any such offence is subject to, on conviction on indictment, a fine of HK$500,000 and imprisonment for five years, and, on summary conviction, to a fine of HK$100,000 and imprisonment for two years.

Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) regulates taxes on property, earnings and profits in Hong Kong. The IRO provides that every person including corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

Employment

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The Employment Ordinance provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who willfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the Employment Ordinance provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who willfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees respectively in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labor of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

Minimum Wage Ordinance

The prescribed minimum hourly wage rate (currently set at HK$40 per hour) for every employee is governed by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Ma Biu	53	Chairman, Director, and Chief Executive Officer
Liu Liangping	42	Director and Chief Operating Officer
Yung Chi Man	51	Chief Financial Officer
Kwok Zi Xing	24	Chief Information Officer
Gu Zhaoyang	58	Independent Director*
Yan Jonathan Jun	61	Independent Director*
Shin Ho Chuen	35	Independent Director*

____________

*        These individuals consent to serving in such position upon the SEC’s declaration of effectiveness of the registration statement on Form F-1.

Mr. Ma Biu is our Chairman of the Board of Directors, Director and Chief Executive Officer, and he is responsible for the overall strategic direction and development of our Company. Mr. Ma is the spouse of our Director, Ms. Liu Liangping. Mr. Ma started his career in the steel manufacturing business at his father’s steel forging business, Luda (HK) Industrial Company Limited, which has been deregistered. He started out as sales manager in February 1999 and eventually became director of the company from October 2002 until it was deregistered in July 2016.

Mr. Ma holds an Executive Master of Business Administration from The Hong Kong University of Science and Technology, a Master of Social Science in Counselling from The University of South Australia and a Bachelor of Arts from The Chinese University of Hong Kong (the “CUHK”), each of which were attained in June 2016, April 2004 and December 1995 respectively. Additionally, Mr. Ma earned a MicroMasters Program in Supply Chain Management from MITx in June 2023.

Ms. Liu Liangping is our Director, and she is responsible for overall operations of the Company. Ms. Liu is the spouse of our Director, Mr. Ma Biu. Ms. Liu started out her career in our Company from April 2007 as a procurement manager. Since January 2018, she was appointed as director of Luda HK and Chief Operating Officer of the Company. Ms. Liu was appointed as Financial Director of Genius Development Workshop Company Limited in September 2020.

Ms. Liu holds a Bachelor of Arts in Accounting from University of Bedfordshire, a Master of Business Administration from the CUHK and a Master of Arts from Southwest University, each of which were attained in July 2022, November 2021 and June 2009 respectively. Additionally, Ms. Liu earned a MicroMasters Program in Supply Chain Management from MITx in June 2023.

Mr. Yung Chi Man, Chief Financial Officer, joined our Company in June 2022 and is responsible for financial reporting, compliance and investor relations of our Company.

Mr. Yung graduated from the Greenwich University with Master of Business Administration in June 2017 and the University of South Australia with Bachelor of Accountancy in January 2006. He has been a fellow member of the CPA Australia since April 2014.

Mr. Yung had more than 20 years of experience in accounting, finance and management in different industries. Prior to joining the Company, he was Finance Manager of a subsidiary of Kader Holdings Company Limited (stock code: 0180.HK) from April 2018 to December 2021. He joined a subsidiary of Human Health Holdings Limited (stock code: 1419.HK) as Finance Manger from June 2015 handling an IPO project. After listing, he transitioned to Operational Finance & General Affair Manager overseeing for strategic management until April 2018.

Mr. Kwok Zi Xing, Chief Information Officer, joined our Company in June 2023. Mr. Kwok received a scholarship from the University of Hong Kong to pursue his undergraduate degree and was awarded a Bachelor of Engineering in Computer Science in July 2022. Mr. Kwok is responsible for overseeing the technology infrastructure, which includes hardware and software, within the company to digitalize current operations for better efficiency. Also, he is currently pursuing a MicroMasters Program in Finance from MITx.

Dr. Gu Zhaoyang is our Independent Director. He has been a Professor of Accountancy at the CUHK since January 2013 and Director of CUHK’s MBA in Finance Program since July 2023. Dr. Gu has published in top accounting journals and has taught financial and management accounting at the undergraduate, MBA, EMBA and PHD levels.

Since June 2019, Dr. Gu has been serving as an independent non-executive director of Shanghai Pharmaceuticals Holding Co. Ltd. (stock code: 601607.SS and 2607.HK), whereas he has also acted as the Chairman of the company’s Audit Committee.

Dr. Gu obtained a Bachelor of Arts in English from Tsinghua University in July 1988 and a Master of Arts in International Management from Renmin University of China in July 1991. Furthermore, he obtained a Master of Arts in Economics in August 1993 and a Doctorate of Philosophy in Accounting in August 1999 from Tulane University. Dr. Gu became a Certified Public Accountant (non-practicing) with the Virginia State Board for Accountancy of USA in November 1995.

Mr. Yan Jonathan Jun is our Independent Director. Mr. Yan has been the President of China Global Philanthropy Institute since September 2020. He had been the Director of Global Finance Education Center of PBC School of Finance, Tsinghua University from May 2013 to September 2020.

Mr. Yan has been serving as an Independent Non-Executive Director of Huabao International Holdings Limited (stock code: 00336.HK) since May 2019. Furthermore, he has been serving as an Independent Non-Executive Director of Shandong Hi-Speed Holdings Group Limited (stock code: 00412.HK), an Independent Director of Hichain Logistics Company, Limited (stock code: 300873.SZ) and an Independent Non-Executive Director of Autostreets Development Limited (stock code: 02443.HK) since May 2020, May 2022 and May 2024 respectively.

Mr. Yan obtained a Bachelor Diploma in Engineering from Changsha Railway Institute in 1984. Furthermore, he obtained a Graduate Diploma in Administration and Master of Management from University of Technology, Sydney in 1993 and 1997 respectively.

Mr. Shin Ho Chuen is our Independent Director. He has been a partner of David Fong & Co. since August 2020. Mr. Shin is an experienced counsel specialized in corporate finance and advising on public listing on the Stock Exchange of Hong Kong. Mr. Shin also provides legal services related to mergers and acquisitions.

Mr. Shin has been an independent director of Onion Global Limited (stock code: OGBLY) and an independent non-executive director of Jiading International Group Holdings Limited (stock code: 8153.HK) since March 2022 and February 2023 respectively.

Mr. Shin obtained a Bachelor of Laws degree and a Postgraduate Certificate in Laws from the CUHK in November 2012 and July 2013 respectively. He was admitted as a Solicitor in Hong Kong in March 2016.

Family Relationships

Save for our Chairman of the Board of Directors, Director and Chief Executive Officer, Mr. Ma Biu, and our Director, Ms. Liu Liangping, being spouses, there are no family relationships among our directors and executive officers.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended December 31, 2023, 2022 and 2021, we paid an aggregate compensation of $414,936, $302,239 and $240,056, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Our PRC subsidiary, Luda PRC, is required by law to make contributions equal to certain percentage of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and housing provident fund.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and NYSE American Company Guide. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

As a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by the NYSE American for U.S. companies. The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the corporate governance requirements of the NYSE American:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the NYSE American. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other NYSE American corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of NYSE American, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE American. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. Following such declaration and subject to any special requirement for Audit Committee approval under applicable law or the listing rules of NYSE American, and unless disqualified by the chairperson of the relevant meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our

Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the NYSE American Company Guide. A controlled company is not required to comply with the NYSE American corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the NYSE American corporate governance rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Dr. Gu Zhaoyang, Mr. Yan Jonathan Jun, and Mr. Shin Ho Chuen. All of them are financially literate and two of whom have accounting or related financial management expertise. Dr. Gu Zhaoyang will be the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the NYSE American Company Guide and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Dr. Gu Zhaoyang qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the NYSE American Company Guide. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related-party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. Yan Jonathan Jun, Dr. Gu Zhaoyang, and Mr. Shin Ho Chuen. Mr. Yan Jonathan Jun will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of the NYSE American Company Guide. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. Shin Ho Chuen, Dr. Gu Zhaoyang, and Mr. Yan Jonathan Jun. Mr. Shin Ho Chuen will be the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the NYSE American Company Guide. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of NYSE American.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the best interests of our Company. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our Company, our directors must ensure compliance with the memorandum and articles of association of our Company, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our Company if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Our amended and restated memorandum and articles of association provides that following such disclosure and subject to any special requirement for Audit Committee approval under applicable law or the listing rules of NYSE American, and unless disqualified by the chairperson of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum of the meeting. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be appointed by an ordinary resolution of its shareholders. In addition, our board may, by the affirmative vote of a simple majority of our directors present and voting at a board meeting appoint any person as a director either to fill a casual vacancy on its board or as an addition to the existing board. Our directors are not subject to a term of office and will hold office until such time as they resign or otherwise removed from office by ordinary resolution of the shareholders. Our director will be cease to be a director automatically if, among other thing, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to our Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of our board and our board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our articles of association, as amended and restated from time to time.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial period of three years, and will be automatically renewed unless otherwise agreed in writing. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

We may also terminate an executive officer’s employment without cause upon six-month advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. An executive officer may terminate his or her employment at any time with a six-month prior written notice, provided that during the initial period of three years, he or she is not entitled to terminate the employment agreement without prior consent of the Board.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment.

Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers, agents or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Equity Incentive Plans

We have not adopted any equity compensation plans as of the date of this prospectus.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023 and 2022, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this prospectus, by:

•        each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

•        each of our directors, executive officers, and director nominees; and

•        all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The percentage of Shares beneficially owned prior to the offering is based on 20,000,000 Shares outstanding as described in “Corporate History and Structure” section. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares outstanding prior to the offering plus the Shares that we are selling in this offering.

The percentages of Shares beneficially owned after the offering assume that the underwriters will not exercise their option to purchase additional Shares in the offering. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

Upon the closing of this offering, none of our shareholders will have different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After the Offering
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage
Directors, director nominees, and executive officers
Ma Biu	20,000,000	100%	20,000,000	88.9%
Liu Liangping	Nil		Nil
Yung Chi Man	Nil		Nil
Kwok Zi Xing	Nil		Nil
Gu Zhaoyang	Nil		Nil
Yan Jonathan Jun	Nil		Nil
Shin Ho Chuen	Nil		Nil
5% or greater shareholders	Nil		Nil
	20,000,000	100%	20,000,000	88.9%

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is at Unit H, 13/F, Kaiser Estate Phase 2, 47-53 Man Yue Street, Hung Hom, Kowloon, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of our preceding three fiscal years up to the date of December 31, 2023 and from January 1, 2024 to the date of this prospectus. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

•        whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for the Company to enter into the related party transaction;

•        whether the related party transaction would impair the independence of an outside director;

•        whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

•        any pre-existing contractual obligations.

Names and Relationship of Related Party:	Existing Relationship with the Company
Won Fittings Company Limited	Wholly owned by Ms. Liu Liangping.
Ma Biu	Chairman, Director, and Chief Executive Officer
Liu Liangping	Director and Chief Operating Officer
Diamond Horses Group Limited (Formerly known as “Luda Group Ltd.”)	Mr. Ma Biu is the director of the company, Ms. Liu Liangping is the director of the company

Summary of Related Party Transactions:

A summary of trade transactions with a related party for years ended December 31, 2023 and 2022 are listed below:

Rental expenses charged by a related party:	For the years ended December 31,
	2023	2022
Won Fittings Company Limited	$80,385	$76,923

The Company’s short-term bank borrowings are guaranteed by Mr. Ma Biu and Ms. Liu Liangping, and properties owned by Mr. Ma Biu and Ms. Liu Liangping.

Due to related parties:	Nature	For the years ended December 31,
		2023	2022
Ma Biu	Advance from a related party	$1,405	$—
Diamond Horses Group Limited	Advance from a related party	24,080	—
Total		$25,485	$—
Due from related parties:	Nature	For the years ended December 31,
		2023	2022
Ma Biu	Advance to a related party	$—	$55,341
Liu Liang Ping	Advance to a related party	215,995	143,462
Total		$215,995	$198,803

The due to related party balances as of December 31, 2023 and 2022 are unsecured, interest-free and due on demand.

The due from related party balances as of December 31, 2023 and 2022 are unsecured, interest-free and due on demand. The balances were fully settled in February 2024.

The Company declared $247,731 and $358,974 dividend distributed to Diamond Horses Group Limited for the years ended December 31, 2023 and 2022, respectively, and paid 630,785 and nil for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, dividend payable to Diamond Horses Group Limited is nil and $383,056, respectively.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. At the time of incorporation, our authorized share capital was HK$1,000,000,000 (US$128,205,128) divided into 1,000,000,000 ordinary shares of a nominal or par value of HK$1 (US$0.13) each. On December 19, 2023, the Company subdivided each issued and unissued share of par value of HK$1.00 each into four shares of par value of HK$0.25 each. As of the date of this prospectus, the Company’s authorized share capital is HK$1,000,000,000 divided into 4,000,000,000 shares with par value of HK$0.25 (US$0.03) each and the Company’s issued share capital is HK$5,000,000 divided into 20,000,000 shares of par value of HK$0.25 each. We will issue 2,500,000 ordinary shares in this offering.

Immediately prior to the completion of this offering, we will have 20,000,000 ordinary shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We have conditionally adopted an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in their entirety immediately upon closing of this offering. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company.    Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of profit and/or share premium account; provided that in no circumstances may a dividend be paid out of our share premium account if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

•        the chairperson of such meeting;

•        by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

•        by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•        by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by NYSE American or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of NYSE American.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of ordinary shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine. The period of 30 days may be extended for a further period or periods not exceeding 30 days in respect of any year if approved by the shareholders by ordinary resolution.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration. See “Where You Can Find Additional Information.”

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Our post-offering articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares

Upon our incorporation on October 21, 2021, one ordinary share of HK$1.00 par value, was allotted and issued to Charlotte Cloete, who transferred the share to Diamond Horses Group Limited, on the same day. As part of the Reorganization, on August 14, 2023, the Company entered into the relevant sale and purchase agreements and subsequently on December 19, 2023, the Company issued 4,999,999 ordinary shares of HK$1.00 each to Diamond Horses Group Limited. On December 19, 2023, the Company subdivided each issued and unissued share of par value of HK$1.00 each into four shares of par value of HK$0.25 each. As of the date of this prospectus, we have 20,000,000 ordinary shares of HK$0.25 each issued and outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Shares. Sales of substantial amounts of our Shares following this offering, including Shares issued upon the exercise of outstanding options or warrants, or the perception that these sales could occur, could adversely affect prevailing market prices of our Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional Shares in this offering, we will have an aggregate of 22,500,000 Shares outstanding upon the closing of this offering. Of these shares, the Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Shares will be held by our Controlling Shareholders and will be deemed to be “restricted securities” (as that term is defined under Rule 144). Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration such as under Rule 144 under the Securities Act. These rules are summarized below.

Lock-up Agreements

We, our directors and executive officers, and shareholders beneficially owning 5% or more of our ordinary shares have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, for a period of 180 days from the closing of this offering. After the expiration of the 180 days period, the ordinary shares held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

Shares Held for Six Months

In general, under Rule 144 under the Securities Act, as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days following the closing of this offering, a person, including an affiliate, who has beneficially owned our Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the Shares were acquired from us or from an affiliate of us as restricted securities), is entitled to sell our Shares, subject to the availability of current public information about us (which information will be deemed to be available as long as we continue to file required reports with the SEC). In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions, notice requirements, and a volume limitation that limits the number of Shares that may be sold thereby, within any three-month period, to the greater of:

•        1% of the number of Shares then outstanding; or

•        the greater of 1% or the average weekly trading volume of our Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 144 under the Securities Act also provides that affiliates that sell our Shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities, other than the holding period requirement.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person who is not considered to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her, or its Shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such Shares may be sold immediately upon the closing of this offering.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands).

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being April 28, 2022, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding, in whole or in part of, any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

People’s Republic of China Taxation

According to the Enterprise Income Tax Law of the PRC (the “Income Tax Law”) and the Implementation Regulations of Enterprise Income Tax Law of the PRC, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%.

According to the Income Tax Law, income such as dividends, rental, interest and royalty from the PRC derived by a non-resident enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors.

According to the Notice of the State Administration of Taxation on Issues Relating to the Administration of the Dividend Provision in Tax Treaties, the corporate recipients of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the twelve (12) consecutive months preceding the receipt of the dividends.

According to the EIT Law and its implementation rules allow certain “high and new technology enterprises with strong government support” that independently own core intellectual property and meet statutory criteria to benefit from a reduced corporate income tax rate of 15%.

According to the Administrative Regulations on the Certification of High-Tech Enterprises, any enterprise that is certified as a high-tech enterprise shall be granted such status for a period of three years if it continues to meet the qualifications of a high-tech enterprise during such period.

Hong Kong Taxation

Luda HK is incorporated in Hong Kong and was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the years of assessment of 2022/2023 and 2021/2022. Hong Kong profits tax rates for corporations are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, Luda HK is not taxed on their foreign-sourced income. In addition, payments of dividends from Luda HK to us is not subject to any withholding tax in Hong Kong.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including NYSE American. It is unclear whether dividends that we pay on our ordinary shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ordinary shares. Dividends received on our ordinary shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on our current composition of assets, subsidiaries and market capitalization (which will fluctuate from time to time), we do not expect to be or become a PFIC for U.S. federal income tax purposes. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our ordinary shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our ordinary shares.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to the ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of the ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Ma Biu	Chairman, Director, and Chief Executive Officer	Chinese	Hong Kong
Liu Liangping	Director and Chief Operating Officer	Chinese	Hong Kong
Yung Chi Man	Chief Financial Officer	Chinese	Hong Kong
Kwok Zi Xing	Chief Information Officer	Malaysian	Hong Kong
Gu Zhaoyang	Independent Director	Chinese	Hong Kong
Mr. Yan Jonathan Jun	Independent Director	Australian	China
Shin Ho Chuen	Independent Director	Chinese	Hong Kong

Mainland China

China Commercial Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

China Commercial Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Hong Kong

Several of our directors and officers reside outside the United States in Hong Kong. We have been advised by Michael Li & Co., our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability of judgements of United States courts in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

UNDERWRITING

We plan to enter into an underwriting agreement dated the date of this prospectus with the underwriters named below (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we agree to issue and sell to the underwriters the number of shares indicated below:

Name	Number of shares
Revere Securities LLC
Pacific Century Securities, LLC
Total	2,500,000

The underwriters are collectively referred to as the “underwriters.” The underwriters are offering the shares subject to its acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. We agree to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 15% additional ordinary shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the ordinary shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.28 per ordinary share, based on the initial public offering price of $4.00 per ordinary share which is the initial public offering price set forth on the cover page of this prospectus. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to 7.0% of the public offering price on each of the ordinary shares being offered.

The table below shows the initial public offering price per ordinary share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

	Per Share (US$)	Total Without Exercise of Over-allotment Option (US$)	Total With Full Exercise of Over-allotment Option (US$)
Initial public offering price(1)	$4.00	$10,000,000	$11,500,000
Underwriting discounts (7.0%)(2)	$0.28	$(700,000)	$(805,000)
Proceeds, before expenses, to us	$3.72	$9,300,000	$10,695,000

____________

(1)      Initial public offering price per share is $4.00 per ordinary share, which is the initial public offering price set forth on the cover page of this prospectus.

(2)      This does not include the Underwriters’ Warrants or expenses reimbursement as described below.

We agree to reimburse the underwriters up to a maximum of $250,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the underwriters 0.75% of the actual amount of the offering as non-accountable expenses.

We paid an advanced expense deposit of $80,000 to the underwriters for the underwriters’ anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Underwriters’ Warrants

We agree to issue to the underwriters and to register herein warrants up to 143,750 ordinary shares (equal to five percent (5%), including shares issued pursuant to the exercise of the over-allotment option) of the ordinary shares sold in this offering and to also register herein such underlying ordinary shares. The Underwriters’ Warrants will be exercised at any time, and from time to time, in whole or in part, commencing from 180 days after the commencement of sale of the offering and expiring five (5) years from the commencement of sales of the offering. The Underwriters’ Warrants are exercisable at a per share price of 120% of the offering price of the ordinary shares offered hereby. The Underwriters’ Warrants shall not be callable or cancellable.

During such time as the Underwriters’ Warrants are outstanding, we agree not to merge, reorganize, or take any action which would terminate the Underwriters’ Warrants without first making adequate provisions for the Underwriters’ Warrants. The Underwriters’ Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the underwriters, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriters’ Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of our Class A ordinary shares at the Company’s expense and immediate “piggyback” registration rights at our expense for a period of five years from the date of commencement of sales of the offering. We agree to register the ordinary shares underlying the Underwriters’ Warrants in this offering.

Right of First Refusal

In addition, the Company agrees to grant the underwriters a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the underwriters for twelve months from the closing day of this offering, to provide investment banking service to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as leading manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser in connection with any private offering of securities of the Company and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5).

Lock-up Agreements

We agree that, subject to certain exceptions, we will not without the prior written consent of the underwriters, during the period ending 180 days after the closing of the offering (the “restricted period”):

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own 5% or more of our total outstanding shares agree that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for a period of 180 days after the closing of this offering:

•        offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such ordinary shares or capital stock, or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such ordinary shares or capital stock whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price was determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the underwriters;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

The initial public offering price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our ordinary shares or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We plan to apply to list our ordinary shares on the NYSE American under the symbol “LUD” We make no representation that our ordinary shares will continue to trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares remain so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in its capacity as an underwriter, and should not be relied upon by investors. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares was determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our ordinary shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our ordinary shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries and regions.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the ordinary shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the ordinary shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the ordinary shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The ordinary shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our ordinary shares. This prospectus does not constitute a public offer of the ordinary shares or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the ordinary shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the ordinary shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of ordinary shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of ordinary shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The ordinary shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The ordinary shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom.    An offer of the ordinary shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the ordinary shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Shares in this offering. All amounts listed below are estimates except the SEC registration fee, NYSE American listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$1,800
FINRA filing fee	2,384
NYSE American listing fee	60,000
Printing and engraving expenses	42,000
Legal fees and expenses	465,000
Transfer agent and registrar fees	1,500
Accounting fees and expenses	755,000
Miscellaneous	230,000
Total	$1,557,684

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and by Michael Li & Co. with respect to certain legal matters of Hong Kong laws. The underwriters, Revere Securities LLC and Pacific Century Securities, LLC are being represented by VCL Law LLP in connection with this offering. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm and legal matters as to the PRC law in relation to the CSRC filing will be passed upon for the underwriter by Zhong Lun Law Firm, Shenzhen Office. Loeb & Loeb LLP and Conyers Dill & Pearman may rely upon China Commercial Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, Colorado, 80202 USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

LUDA TECHNOLOGY GROUP LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Luda Technology Group Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Luda Technology Group Limited and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2022.

Denver, Colorado

June 7, 2024

LUDA TECHNOLOGY GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2023 AND 2022

(in U.S. dollar, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$8,082,691	$4,118,607
Restricted cash	313,235	161,535
Accounts receivable, net	16,598,011	16,644,557
Notes receivable, net	1,985,863	2,346,347
Prepayments and other current assets, net	350,461	718,032
Amounts due from related parties	215,995	198,803
Advance to suppliers	8,401	92,555
Inventories, net	5,577,369	5,591,395
Inventories to be refunded	1,772,586	524,305
Deferred costs	788,891	155,000
Contract assets, current, net	3,733,295	3,283,076
Investment in equity securities	19,602	18,242
Total Current Assets	$39,446,400	$33,852,454

Non-current asset
Property, plant and equipment, net	$4,658,067	$3,466,038
Intangible assets, net	741,233	784,003
Deferred tax assets	559,978	352,771
Contract assets, non-current, net	932,783	1,032,961
Other long-term assets	292,962	144,986
Total non-current assets	$7,185,023	$5,780,759
TOTAL ASSETS	$46,631,423	$39,633,213

Current Liabilities
Short-term bank loans	$11,150,159	$6,000,987
Amounts due to related parties	25,485	—
Accounts payable	12,076,793	11,868,593
Notes payable	140,847	—
Contract liabilities	225,526	223,569
Other payables and accruals	2,852,125	3,063,991
Income taxes payable	(64,043)	384,017
Dividend Payable	—	383,056
Refundable liabilities	2,275,943	674,575
Total current liabilities	$28,682,835	$22,598,788

Non-current liabilities
Long-term bank loans	$763,934	$2,097,372
Deferred tax liabilities	437,655	408,542
Total non-current liabilities	$1,201,589	$2,505,914
TOTAL LIABILITIES	$29,884,424	$25,104,702

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.03 (Equivalent to HK$0.25) par value, 4,000,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2022 and 2023	$641,026	$641,026
Additional paid-in capital	—	—
Statutory reserve	2,120,769	1,721,266
Retained earnings	15,243,465	12,858,122
Accumulated other comprehensive loss	(1,258,261)	(691,903)
TOTAL EQUITY	$16,746,999	$14,528,511
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,631,423	$39,633,213

____________

*        Shares presented on a retroactive basis to reflect the restructuring.

See accompanying notes to the consolidated financial statements.

LUDA TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in U.S. dollar, except share data)

	For the years ended December 31,
	2023	2022
SALES	$51,428,054	$49,851,134
COST OF SALES	(40,533,077)	(39,565,806)
GROSS PROFIT	10,894,977	10,285,328

OPERATING EXPENSES
Selling expenses	$(2,709,376)	$(2,118,052)
General and administrative expenses	(2,950,188)	(2,796,403)
Research and development expenses	(1,364,473)	(1,548,516)
Total operating expenses	(7,024,037)	(6,462,971)
Income from operations	3,870,940	3,822,357

OTHER INCOME (EXPENSE)
Interest expenses	(406,692)	(339,164)
Other income, net	15,228	85,668
Total other (expense) income, net	$(391,464)	$(253,496)

INCOME BEFORE INCOME TAX	$3,479,476	$3,568,861
INCOME TAX PROVISION	(446,899)	(501,571)
NET INCOME	$3,032,577	$3,067,290
OTHER COMPREHENSIVE LOSS:
Foreign Currency Translation Adjustment	(566,358)	(1,294,936)
Comprehensive income	$2,466,219	$1,772,354

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING*:
Basic and diluted	20,000,000	20,000,000
Earnings per share:
Basic and diluted	$0.15	$0.15

____________

*        Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

LUDA TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in U.S. dollar, except share data)

	Number of Shares	Ordinary Share	Accumulated Other Comprehensive Income (Loss)	Statutory Reserve	Retained Earnings	Total Equity
Balance at January 1, 2022	20,000,000	$641,026	$603,033	$1,312,570	$10,558,502	$13,115,131
Net Income		$—	$—	$—	$3,067,290	$3,067,290
Transfer to statutory reserve		$—	$—	$408,696	$(408,696)	$—
Foreign currency translation adjustment		$—	$(1,294,936)	$—	$—	$(1,294,936)
Dividends distribution		$—	$—	$—	$(358,974)	$(358,974)
Balance at December 31, 2022	20,000,000	$641,026	$(691,903)	$1,721,266	$12,858,122	$14,528,511
Net Income		$—	—	—	3,032,577	3,032,577
Transfer to statutory reserve		$—	—	399,503	(399,503)	—
Foreign currency translation adjustment		$—	(566,358)	—	—	(566,358)
Dividends distribution		$—	—	—	(247,731)	(247,731)
Balance at December 31, 2023	20,000,000	641,026	(1,258,261)	2,120,769	15,243,465	16,746,999

____________

*        Shares presented on a retroactive basis to reflect the reorganization.

See accompanying notes to the consolidated financial statements.

LUDA TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in U.S. dollar, except share data)

	For the years ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,032,577	$3,067,290
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization expenses	20,442	21,511
Depreciation expenses	449,678	411,868
Allowance for inventory provision	231,715	192,195
Allowance for expected credit loss	714,384	568,977
Loss on disposal of property, plant and equipment	13,926	—
Deferred tax expenses	(186,301)	50,215
Changes in operating assets and liabilities:
Inventories	(1,636,282)	(2,166,583)
Contract assets current and non-current	(596,041)	(1,029,586)
Accounts receivable	(1,017,999)	(6,746,703)
Notes receivable	301,548	(1,734,934)
Prepayments and other current assets	350,977	(443,793)
Advance to suppliers	83,048	—
Refundable liabilities	1,624,975	640,593
Accounts, other payables, accruals and income taxes payable	(44,502)	5,932,056
Notes payable	141,225	—
Contract liabilities	2,005	(177,163)
Other long-term assets	(152,523)	411,320
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,332,852	$(1,002,737)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds (payments) from investment in equity security	$(1,360)	$4,404
Purchase of property, plant and equipment	(1,758,567)	(460,378)
Proceeds from disposal of property, plant and equipment	661	24,650
NET CASH USED IN INVESTING ACTIVITES	$(1,759,266)	$(431,324)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred costs related to initial public offering	$(633,891)	$—
Dividends paid	(630,785)	—
Advance from related parties	25,486	—
Repayments to related parties	(17,192)	(205,392)
Proceeds from bank loans	12,903,494	11,375,854
Repayments on bank loans	(8,939,750)	(10,646,376)
NET CASH PROVIDED BY FINANCING ACTIVITES	$2,707,362	$524,086
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(165,164)	(423,604)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$4,115,784	$(1,333,579)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	4,280,142	5,613,721
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$8,395,926	$4,280,142

LUDA TECHNOLOGY GROUP LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in U.S. dollar, except share data)

	For the years ended December 31,
	2023	2022
Supplemental Disclosure of Cash Flow Information
Cash received from interest	48,765	1,573
Cash paid for interests	455,457	339,164
Cash paid for income tax	954,109	703,035

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same amounts shown in the Consolidated Statements of Cash Flows:

Cash and cash equivalents	8,082,691	4,118,607
Restricted cash	313,235	161,535
Total cash, cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	8,395,926	4,280,142

See accompanying notes to the consolidated financial statements.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

(a) Organization and principal activities

Luda Technology Group Limited (“Luda Cayman” or the “Company”) is a holding company incorporated under the laws of the Cayman Islands on October 21, 2021, with one share issued to Diamond Horses Group Limited (“DHGL”). At the time of incorporation, Luda Cayman had an authorized share capital of HK$1,000,000,000 (US$128,205,128) divided into 1,000,000,000 ordinary shares of a nominal or par value of HK$1 (US$0.1282) each.

The Company and its subsidiaries (collectively referred as the “Company”) are principally engaged in (i) the manufacture and sale of stainless steel and carbon steel flanges and fittings products; and (ii) trading of steel pipes, valves, and other steel tubing products. We are headquartered in Hong Kong with manufacturing base in Taian City, Shandong Province of the PRC.

Details of the Company and its subsidiaries after reorganization are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership 2023	% of Ownership 2022	Principal Activities
Luda Technology Group Limited (“Luda Cayman” or the “Company”)	October 21, 2021	Cayman	Parent	Parent	Investment holding
Luda Investment Holding Limited (“Luda BVI”)	October 25, 2021	British Virgin Islands	100%	100%	Investment holding
Luda Development Limited (“Luda HK”)	February 20, 2004	Hong Kong	100%	100%	Trading of steel pipes, valves, and other steel tubing products
Taian Longtai Metal Products Co. (“Luda PRC”)	April 4, 2005	PRC	100%	100%	Manufacture and sale of stainless steel and carbon steel flanges and fittings products

Luda BVI was incorporated under the laws of the British Virgin Islands on October 25, 2021, with one share at no par value issued to DHGL which is owned by our Founder and controlling shareholder Mr. Ma Biu. Luda BVI is a holding company with no operations. The following entities are all directly and indirectly 100% owed by DHGL for all the periods presented.

Luda HK was incorporated under the laws of Hong Kong on February 20, 2004, with 5,000,000 shares at HK$1 issued to DHGL. Luda HK was a trading company for steel pipes, valves, and other steel tubing products.

Luda PRC was incorporated on April 4, 2005 as a wholly owned subsidiary of Luda HK under the laws of the PRC. Luda PRC was set up to commence the manufacturing of flanges and fittings with self-owned factory in China.

(b) Reorganization

On August 14, 2023, Luda Cayman entered into a sale and purchase agreement to acquire 100% ownership of Luda BVI from DHGL at consideration of HK$1.00 to be satisfied by the issue and allotment of one share of par value of HK$1.00 each to DHGL. On August 14, 2023, Luda BVI entered into a sale and purchase agreement to acquire 100% ownership of Luda HK from DHGL at the consideration of HK$4,999,998 to be satisfied by the issue and allotment by Luda Cayman of 4,999,998 shares of par value of HK$1.00 each to DHGL.

Upon the completion of the above transactions and prior to the completion of subdivision on December 19, 2023, DHGL held 5,000,000 ordinary shares at par value of HK$1(US$0.1282), representing 100% of the issued and outstanding shares of the Company.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

(b) Reorganization (cont.)

On December 19, 2023, the Company subdivided each issued and unissued share of par value of HK$1.00 each into four shares of par value of HK$0.25 each. Upon completion of the above subdivision, the Company’s authorized share capital became 4,000,000,000 shares with par value of HK$0.25 (US$0.03) each and the Company’s issued share capital became HK$5,000,000 divided into 20,000,000 shares of par value of HK$0.25 each.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of DHGL or the Founder). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended December 31, 2023 and 2022, the results of these subsidiaries are included in the financial statements for both periods.

The discussion and presentation of financial statements herein bases on the completion of the Reorganization, which is accounted for retroactively as if it occurred on January 1, 2021, and the equity has been adjusted to reflect the change as well.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial statements of the Company and its all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts reported and disclosed in the consolidated financial statements and accompanying notes. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from those estimates. Changes in estimates are recorded in the period they are identified.

Significant accounting estimates reflected in the Company’s consolidated financial statements include: allowance for expected credit loss, provision of inventory, sales returns, useful life of property, plant and equipment, assumptions used in assessing impairment of long-lived assets.

Financial Instruments and current expected credit losses

Effective on January 1, 2021, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Allowance for credit losses represents management’s best estimate of probable losses inherent in the portfolio.

This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Under ASU 2016-13, the Company has exposure to credit losses for financial assets including accounts receivable, notes receivable, contract assets and other current assets, and assessed that the impact of adoption of ASU 2016-13 was $1,234,387 as of January 1, 2021.

The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable and prepayments and other receivables aged less than 360 days, notes receivables and contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over 360 days and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

The Company believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

As of December 31, 2023 and 2022, balance of allowance for expected credit loss was $2,152,189 and $1,481,809, respectively.

Foreign Currency Translation

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheet date. The resulting exchange differences are reported in the consolidated statement of operations and comprehensive income.

The reporting currency of the Company is the U.S. dollar. The financial records of the Company’s subsidiaries in People’s Republic of China (“PRC”) and Hong Kong (“HK”) are maintained in their local currencies, as their functional currency which are Chinese Yuan (“CNY” or “RMB”) and Hong Kong Dollars (“HKD”). In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) with in the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Total foreign translation adjustments loss was $566,358 for the year ended December 31, 2023 and $1,294,936 for the year ended December 31, 2022. The balance sheet amounts of PRC subsidiary, with the exception of shareholders’ equity on December 31, 2023 and 2022 and 2021 were translated at 7.0999 RMB and 6.8972 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income of PRC subsidiary accounts for the fiscal years ended December 31, 2023 and 2022 were 7.0809 RMB and 6.7290 RMB to $1.00, respectively. The balance sheet amounts of HK subsidiary, with the exception of shareholders’ equity on December 31, 2023 and 2022, and the average translation rates applied to statement of income for fiscal years ended December 31, 2023 and 2022, were all translated at 7.8 HKD to $1.00 USD.

Concentration of Risks

Following the Outbreak of COVID-19 (the “Outbreak”), a series of precautionary and control measures have been and will continue to be implemented in the PRC and Hong Kong. The directors of the Company will keep continuous attention on monitoring the development of the Outbreak. Based on the currently available information, the directors of the Company consider that the Outbreak would not have a material financial impact on the Company’s overall operation and sales performance.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As an infectious disease, the Outbreak was first reported in late December 2019 and has since spread to various countries all over the world. On 11 March 2020, the World Health Organization announced that COVID-19 be characterized as a pandemic based on its assessment and the governments of different countries have taken drastic measures to curb the spread of the Epidemic. The Epidemic has not only endangered the health of citizens but has also disrupted the business operations of various enterprises. While the Company’s business operations are primarily based in the PRC and Hong Kong and the Company’s major customers are located in the PRC and South America, there was no significant impact on the Company’s business in 2023 and 2022 given that all of the projects engaged remained operated normally since the Outbreak.

Concentration of major customers and suppliers:

	For the years ended December 31,
	2023		2022
	Amount	Percentage	Amount	Percentage
Major customers representing more than 10% of the Company’s revenues
Customer A	$15,852,474	30.8%	$11,066,180	22.2%
Customer B	8,390,058	16.3%	4,810,176	9.6%
Total	$24,242,532	47.1%	$15,876,356	31.8%
	As of December 31,
	2023		2022
	Amount	Percentage	Amount	Percentage
Major customers of the Company’s accounts receivable
Customer A	$1,649,436	8.9%	$2,491,683	13.9%
Customer B	3,619,197	19.6%	1,226,335	6.8%
Customer C	2,246,649	12.1%	—	—
Total	$7,515,282	40.6%	$3,718,018	20.7%

Accounts receivable from the Company’s major customers accounted for 40.6% and 20.7% of total accounts receivable balances as of December 31, 2023 and 2022, respectively.

The loss of our significant customer or the failure to attract new customers could have a material adverse effect on our business, consolidated results of operations and financial condition.

	For the years ended December 31,
	2023		2022
	Amount	Percentage	Amount	Percentage
Major suppliers representing more than 10% of the Company’s purchase
Supplier A	$11,425,454	23.8%	$8,387,625	17.6%
Total	$11,425,454	23.8%	$8,387,625	17.6%

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	As of December 31,
	2023		2022
	Amount	Percentage	Amount	Percentage
Major suppliers of the Company’s accounts payables
Supplier A	$2,974,486	24.6%	$2,929,038	24.7%
Supplier B	1,632,295	13.5%	1,611,887	13.6%
Supplier C	1,555,532	12.9%	674,866	5.7%
Supplier D	1,284,403	10.6%	1,044,878	8.8%
Total	$7,446,716	61.6%	$6,260,669	52.8%

Accounts payable from the Company’s major suppliers accounted for 61.6% and 52.8% of total accounts payable balances as of December 31, 2023 and 2022, respectively.

The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Exchange Rate Risks

The Company operates in China, which may give rise to significant foreign currency risks mainly from fluctuations and the degree of volatility of foreign exchange rates between the USD and the RMB. Strengthening of the RMB against the USD would result in a negative impact of the Company’s net income and/or its financial position.

Currency Convertibility Risks

The Company’s operating activities are predominantly (over 80% to 90%) transacted in RMB and USD, which are not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with other information such as suppliers’ invoices, shipping documents and signed contracts.

Credit Risks

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), notes receivable, amounts due from related parties, contract assets, restricted cash and cash and cash equivalents presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Interest Rate Risks

The Company is subject to interest rate risk. The Company has bank interest bearing loans charged at variable interest rates. And although some bank interest bearing loans are charged at fixed interest rates within the reporting period, the Company is still subject to the risk of adverse changes in the interest rates charged by the banks when these loans are refinanced.

Risks and Uncertainties

The operations of the Company are located in Hong Kong and PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong and PRC, as well as by the general state of Hong Kong and PRC economy. The Company’s results may

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

be adversely affected by changes in the political, regulatory and social conditions in Hong Kong and PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note1, this may not be indicative of future results.

Liquidity Risks

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 150-180 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

As of December 31, 2023, we had cash and cash equivalents of $8,082,691. We believe that our current cash, cash to be generated from our operations and access to help from our related party will be sufficient to meet our working capital needs for at least the next twelve months. However, we do not have any amounts committed to be provided by our related party. We are also not dependent upon this offering to meet our liquidity needs for the next twelve months. However, we plan to expand our business to implement our growth strategies in the water supply market and strengthen our position in the marketplace. To do so, we will need more capital through equity financing to increase our production and meet market demands.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of cash and deposits with financial institutions which are unrestricted as to withdrawal and use. Cash equivalents consist of highly liquid investments that are readily convertible to cash generally with original maturities of three months or less when purchased.

The Company maintains certain bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD500,000 per depositor per Scheme member, including both principal and interest. As of December 31, 2023 and 2022, cash and cash equivalents in Hong Kong was $1,353,481 and 1,000,256, respectively.

The Company also maintains certain bank accounts in the mainland China. Cash balances in bank accounts in PRC are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to RMB500,000 per depositor per Scheme member, including both principal and interest. As of December 31, 2023 and 2022, cash and cash equivalents in PRC was $6,729,210 and $3,118,351, respectively.

Restricted Cash

Cash that is restricted as guarantee securities and is reported separately on the face of the consolidated balance sheets and is included in the total cash and cash equivalents in the consolidated statements of cash flows. The Company’s restricted cash mainly represents the secured deposits held in designated bank accounts for issuance of letter of credit and bank guarantee. As of December 31, 2023 and December 31, 2022, restricted cash was $313,235 and $161,535, respectively.

Accounts Receivable and Allowance for Expected Credit Loss

Accounts receivable represent trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for expected credit loss. The Company grant credit to customers, without collateral, under normal payment terms (typically 30 to 120 days after invoicing). Generally, invoicing occurs after the products were delivered. The carrying value of such receivables, net of expected credit loss and allowance for doubtful accounts, represents its estimated realized value. The Company expect to collect the outstanding balance of current accounts receivables, net within one year.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The allowance for expected credit loss recognized against accounts receivable as of December 31, 2023 and 2022 was $1,905,008 and $1,341,865, respectively.

Notes Receivable

Notes receivable are recorded at the fact amount, adjusted for any allowance for expected credit loss. Notes receivable are issued by PRC financial institutions which have higher credit standing than commercial businesses. The company’s notes receivable generally mature and are due for payment 120 to 180 days from the date of issuance of notes and are classified as current assets.

The allowance for expected credit loss recognized against of notes receivable as of December 31, 2023 and December 31, 2022 was $18,753 and $26,762, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. The Company records adjustments to inventory for excess quantities, obsolescence or impairment when appropriate to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

The inventory provision recognized as of December 31, 2023 and 2022 was $1,069,021 and $862,736, respectively, and effect of change in provision of inventory are recognized in cost of sales.

Contract Assets

Contract assets, excluding any amounts presented as receivable, included two parts: revenue recognized in excess of amounts billed, and retainage. Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Contract assets were assessed for impairment in accordance with ASC 326.

Investment in equity securities

The Company follows ASC subtopic 321-10, Investments-Equity Securities which requires the accounting for an equity security to be measured at fair value with changes in unrealized gains and losses included in current period operations.

During the years ended December 31, 2023 and 2022, the Company purchased certain publicly-listed equity securities through various open market transactions and accounted for such investments as “financial assets at FVTPL” and subsequently measure the investments at fair value. The Company recognized a gain (loss) on fair value change of investment in trading securities of $1,359 and $(4,427) in the consolidated statements of operations and comprehensive income as other income for the years ended December 31, 2023 and 2022, respectively.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

•        Level 1 — defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2 — defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

•        Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments primarily consist of cash and cash equivalents, restricted cash, accounts receivable, notes receivable, amounts due from related parties other receivable and deposit, investment in equity securities, short-term and long-term bank loans, accounts payable, other payables and accrued liabilities, refundable deposit, notes payable, contract liabilities, tax payables and amount due to related parties and dividend payables.

The carrying amount of long-term bank loans reported in the balance sheet approximates their fair value due to their fixed interest rates that approximate current market rates for similar instruments.

The Company holds certain equity securities that are measured at fair value through profit or loss (FVTPL) in accordance with the applicable accounting standards. The fair value of these equity securities is determined based on quoted market prices in active markets (Level 1). The carrying amount of the investment in equity securities reported in the balance sheet approximates their fair value due to their classification as FVTPL and the use of quoted market prices in active markets.

The carrying value of the company’s financial instruments mentioned above are approximate fair value because of the short-term nature of these items.

The Company noted no transfers between levels during any of the periods presented. Except for investment in equity securities, the Company did not have any other instruments that were measured at fair value on a recurring nor non-recurring basis as of December 31, 2023 and 2022.

Employee benefit expenses

All eligible employees of the Company in the PRC are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the qualified employees’ salaries and to make contributions to the plans out of the amounts accrued. The PRC government is responsible for the medical benefits and the pension liability to be paid to these employees and the Company’s obligations are limited to the amounts contributed. The Company recorded employee benefit expenses of $473,134 and $325,401 for the years ended December 31, 2023 and 2022, respectively.

All salaried employees of the Company in Hong Kong are enrolled in a Mandatory Provident Fund Scheme (“MPF scheme”) scheme under the Hong Kong Mandatory Provident Fund Schemes Ordinance, within two months of employment. The MPF scheme is a defined contribution retirement plan administered by an independent trustee. The Company makes regular contributions of 5% of the employee’s relevant income to the MPF scheme, subject to a maximum of $194 (equivalent to HKD1,500) per month. Contributions to the plan vest immediately. The Company recorded MPF expense of $19,995 and $22,327 for the years ended December 31, 2023 and 2022, respectively.

Property, Plant, and Equipment, net

Property, plant, and equipment are stated at cost less accumulated depreciation and impairment loss, and include expenditure that substantially increases the useful lives of existing assets. Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred, whereas significant renewals and betterments are capitalized.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Depreciation is provided over their estimated useful lives with an estimated residual value of the assets, using the straight-line method. Estimated useful lives are as follows:

Buildings	5 – 20 years
Plant and machinery	3 – 10 years
Furniture and fixture	3 – 10 years
Computers and office equipment	3 – 10 years
Motor vehicles	3 – 5 years

When assets are sold or retired, their costs and accumulated depreciation are derecognized from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Intangible assets, net

Intangible assets are non-monetary assets without physical substance. These items are initially measured at cost and subsequently carried at cost less any accumulated amortization and impairment losses. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. Amortization of finite-lived intangible assets is computed using the straight-line method over the estimated useful lives, which is as follows:

Category	Useful life
Land use-right	50 years
Patents	10 years

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. (“ASC 360”). Long-lived assets consist primarily of property, plant and equipment, and intangible assets. In accordance with ASC 360, the Company evaluates the carrying value of long-lived assets when it determines a triggering event has occurred, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators exist, recoverability of assets is measured by a comparison of the carrying value of the asset group to the estimated undiscounted future net cash flows expected to be generated by the asset. Examples of such triggering events include a significant disposal of a portion of such assets, and adverse change in the market involving the business employing the related assets. If such assets are determined not to be recoverable, the Company performs an analysis of the fair value of the asset group and will recognize an impairment loss when the fair value is less than the carrying amounts of such assets. The fair value, based on reasonable and supportable assumptions and projections, require subjective judgments. Depending on the assumptions and estimates used, the appraised fair value projected in the evaluation of long-lived assets can vary within a range of outcomes. The Company considers the likelihood of possible outcomes in determining the best estimate for the fair value of the assets. The Company did not record any impairment charges for the years ended December 31, 2023 and 2022. There can be no assurance that future events will not have impact on company revenue or financial position which could result in impairment in the future.

Leases

The Company adopted this ASU and related amendments as of January 1, 2021 and made an accounting policy election to not include leases with an initial term of 12 months or less on the balance sheets and the short term. The Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2021 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs. No cumulative-effect adjustment to retained earnings was required upon adoption of Topic 842 as payments made under operating leases are also recognized as an expense on a straight-line basis over the lease term prior to the adoption of ASC 842. The Company makes an accounting policy election not to separate non-lease components to measure the lease liability and lease asset.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating leases

Upon adoption of ASC 842, the lease liabilities are recognized upon lease commencement for operating leases based on the present value of lease payments over the lease term, operating leases are recognized as right-of-use assets (“ROU”) in non-current assets and lease liabilities in non-current liabilities in the consolidated balance sheets if the initial lease term is greater than 12 months. For all operating leases with an initial term of 12 months or less the Company elects to recognizes as short term lease and expenses lease payments on a straight-line basis over the lease term.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, management uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Management uses the implicit rate when readily determinable. Lease expense is recognized on a straight-line basis over the lease term and are included in general and administrative (“G&A”) expenses.

During the years ended December 31, 2023 and 2022, the Company incurred total operating lease expenses of $80,385 and $76,923, respectively. The operating expenses were paid to a related party, Won Fittings Company Limited, which is wholly owned by director, Ms. Liu Liangping (Note 18).

Value-added Taxes (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The Company’s products manufactured and sold by it’s PRC subsidiary are subject to a VAT on the gross sales price. The Company is subject to a VAT rate of 13%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products, and other expenses.

Revenue Recognition

Effective on January 1, 2018, the Company adopted ASC Topic 606. Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)      Identify the contract with a customer

2)      Identify the performance obligations in the contract

3)      Determine the transaction price

4)      Allocate the transaction price

5)      Recognize revenue when or as the entity satisfies a performance obligation.

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which are distinct, to be the identified performance obligations.

In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company allocates the transaction price to each distinct product based on their relative standalone selling price.

Revenue are recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at delivery.

Revenue from the self-manufactured production sales

Revenue from self-manufactured production sales generates from both domestic and oversea customers. For domestic self-manufactured production sales, revenue is recognized at the point in time control of the products is transferred, generally upon customer receipt based upon the standard contract terms. For oversea self-manufactured sales, the Company sells its products either under free onboard (“FOB”) shipping point term or under FOB destination term. For sales under FOB shipping point term, the Company recognize revenues when products are loaded on the ships. Product delivery is evidenced by warehouse shipping logs as well assigned shipping bills from the shipping companies. For sales under FOB destination term, the Company recognize revenues when the products are delivered and accepted by customers.

Revenues from the self-manufactured production sales are recognized net of expected sales return and value added taxes. The Company does not routinely permit customers to return products, while in certain conditions product changes are allowed, and historically customer returns have been immaterial and due to the nature of company’s products, there was warranty offered per contract. However historically warranty expenses were immaterial. The Company’s sales returns are generally recognized according to i) repurchase percentage stipulated in sales agreements with certain customers or ii) estimated return rate base on historical experience and industry practice for those sales agreement without repurchase terms. The company determines repurchase terms in sales contracts as sales return rather than repurchase arrangement as repurchase price usually are the same as selling price.

The company recognized purchase obligation derived from sales return as refundable liability and related product cost that will be returned as inventories to be returned on balance sheet as end of each financial period. The estimate is based on accumulated sales revenue and stipulated or estimated return rate. No significant sales return occurred historically, therefore, the company determined estimated return rate for those sales agreements without repurchase terms are not significant, refundable liability as of December 31, 2023 and 2022 represents obligations related to sales agreements with repurchase term.

The Company generally provides rights of return up to certain percentage of contract for certain customers. As of December 31, 2023 and 2022, refundable liabilities of $2,275,943 and $674,575 were provided, respectively.

Revenue from trading sales to overseas market

For trading sales, the Company presents the revenue on a gross basis as the company act as principal in trading sales. Prices are determined based on negotiations with the Company’s customers and are not subject to adjustment. the Company sells its products either under free onboard (“FOB”) shipping point term or under FOB destination term. For sales under FOB shipping point term, the Company recognize revenues when products are loaded on the ships. Product delivery is evidenced by warehouse shipping logs as well assigned shipping bills from the shipping companies. For sales under FOB destination term, the Company recognize revenues when the products are delivered and accepted by customers.

Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. Payment terms for product sales are generally set at 30 – 120 days after the consideration becomes due and payable.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of revenue

The Company disaggregates its revenue by business model which the Company believes best depicts how the nature, amount, timing, and uncertainty of the revenue and cash flows are affected by economic factors. The Company’s disaggregation of revenue for the years ended December 31, 2023 and 2022 is as following:

	For years ended December 31,
Revenue stream	2023	2022
Self-manufactured production sales revenue	$45,966,687	$42,412,989
Trading sales revenue	5,461,367	7,438,145
Total revenue	$51,428,054	$49,851,134

The table below shows the breakdown of sales revenue by geographical locations of our customers during the period under review:

Revenue by International Markets:	For years ended December 31,
	2023	2022
People’s Republic of China	$45,237,236	$41,979,895
South America	2,769,090	2,661,530
Australia	1,373,689	2,190,001
Europe	666,772	1,254,915
North America	445,423	1,100,483
Asia excluding PRC	888,563	635,621
Others	47,281	28,689
Total revenue	$51,428,054	$49,851,134

The table below sets out our revenue by product categories for the periods indicated:

Revenue by product	For the years ended December 31,
	2023	2022
Fittings	$9,784,712	$9,375,836
Flanges	40,773,687	39,829,641
Others	869,655	645,657
Total	$51,428,054	$49,851,134

Contract liabilities

A contract liability is recognized when the customer pays consideration before the Company recognized the related revenue. A contract liability would also be recognized if the Company has an unconditional right to receive consideration before the Company recognized the related revenue.

Contract liability at the beginning of each reporting period included in revenue for years ended December 31, 2023 and 2022 are $214,626 and $401,175, respectively.

Cost of sales

Cost of sales consists primarily of cost of materials, direct labor costs and overhead costs that are directly attributable to services provided.

Selling Expenses

Selling expenses include sales commission for bidding consultation, freight expenses and entertainment expenses.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, depreciation of office furniture and equipment, staff salaries, transportation and entertainment, bank charges, expected credit loss charge, other office expenses and audit fees of subsidiary.

Research and Development Costs

Research and development activities are directed toward the development of new products as well as improvements in existing processes. These costs, which primarily include salaries, contract services and supplies, are expensed as incurred.

Income Taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. We account for income taxes under the asset and liability method in accordance with ASC 740, Income Tax. Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

To the extent applicable, the Company records interest and penalties as other expense. All of the tax returns of the Company’s PRC subsidiaries remain subject to examination by PRC tax authorities for five years from the date of filing. The fiscal years for tax purpose in PRC are ended at December 31. All of the tax returns of the Company’s HK subsidiaries remain subject to examination by HK tax authorities for seven years from the date of filing.

The Company and its subsidiaries are not subject to U.S. tax laws and local state tax laws. The Company’s income and that of its related entities must be computed in accordance with Chinese and Hong Kong tax laws, as applicable, and all of which may be changed in a manner that could adversely affect the amount of distributions to shareholders. There can be no assurance that Income Tax Laws of PRC and Hong Kong will not be changed in a manner that adversely affects shareholders. In particular, any such change could increase the amount of tax payable by the Company, reducing the amount available to pay dividends to the holders of the Company’s ordinary shares.

Comprehensive Income

Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of foreign currency translation. The Company presents comprehensive income in accordance with ASC Topic 220, “Comprehensive Income”.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive. As of December 31, 2023 and 2022, there were no dilution impact.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. The Company’s management has evaluated all such proceedings and claims that existed as of December 31, 2023 and 2022.

Segment Reporting

The Company follows FASB ASC Topic 280, Segment Reporting, segments are defined as components of a company that engage in business activities from which they may earn revenues and incur expenses, and for which separate financial information is available and is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision maker, who is our chief executive officer, manages the business under two operating segments, which are our reportable segments: (1) Hong Kong trading, (2) PRC manufacturing.

Related Party

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

Reclassification

As of December 31, 2022, the Company reclassified $1,620,604 from accounts receivable to contract assets.

The reclassification has no effect on the reported total assets, total liabilities, revenues, net income or total cash flows.

Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable is presented net of allowance for expected credit loss:

	As of December 31,
	2023	2022
Accounts receivable, gross	$18,503,019	$17,986,422
Less: allowance for expected credit loss	(1,905,008)	(1,341,865)
Accounts receivable, net	$16,598,011	$16,644,557

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET (cont.)

The movement of allowances for expected credit loss is as follow:

	As of December 31,
	2023	2022
Beginning balance	$1,341,865	$981,488
Allowance for expected credit loss	601,272	447,510
Exchange difference	(38,129)	(87,133)
Ending balance	$1,905,008	$1,341,865

NOTE 4 — NOTES RECEIVABLE, NET

	As of December 31,
	2023	2022
Notes receivable, gross	$2,004,616	$2,373,109
Less: allowance for expected credit loss	(18,753)	(26,762)
Notes receivable, net	$1,985,863	$2,346,347

As of December 31, 2023, notes receivable that have been endorsed and transferred but are not yet due amounted to $11.7 million.

For the year ended December 31, 2022, the Company recognized $26,154 of allowance for expected credit loss in general and administrative expenses. For the year ended December 31, 2023, the Company reversed $7,264 of allowance for expected credit loss in general and administrative expenses.

NOTE 5 — CONTRACT ASSETS, CURRENT, NET/(LIABILITIES)

	As of December 31,
	2023	2022
Contract assets, current, net:
Revenue recognized in excess of amounts paid or payable (contracts receivable) to the company on uncompleted contracts (contract asset), excluding retainage	$1,669,974	$1,698,118
Retainage included in contract assets due to being conditional on something other than solely passage of time	2,239,119	1,677,757
Less: allowance for expected credit loss	(175,798)	(92,799)
Contract assets, current, net	3,733,295	3,283,076
Contract assets, non-current, net:
Retainage included in contract assets due to being conditional on something other than solely passage of time	976,709	1,042,207
Less: allowance for expected credit loss	(43,926)	(9,246)
Contract assets, non-current, net	932,783	1,032,961
Contract liabilities:
Payments received or receivable (contracts receivable) in excess of revenue recognized on uncompleted contracts (contract liability), excluding retainage	$(225,526)	$(223,569)
	For the years ended December 31,
	2023	2022
Information about contract liabilities:
Revenue recognized that was included in contract liabilities as of December 2022 and 2021	(214,626)	(401,175)

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INVENTORIES, NET

Inventories consisted of the following:

	As of December 31,
	2023	2022
Raw materials	$3,241,087	$2,479,074
Work in progress	2,449,175	2,959,286
Finished goods	753,560	700,761
Goods in transit	165,862	296,064
Other consumables	36,886	18,946
Inventories provision	(1,069,201)	(862,736)
Total inventories, net	$5,577,369	$5,591,395

The company recognized $40,301,362 and $39,565,806 of inventories in cost of sales for the years ended December 31, 2023 and 2022, respectively.

The movement of allowances for inventory provision is as follow:

	As of December 31,
	2023	2022
Beginning balance	$862,736	$730,814
Allowance for inventory provision	231,715	192,195
Exchange difference	(25,250)	(60,273)
Ending balance	$1,069,201	$862,736

NOTE 7 — PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following:

	As of December 31,
	2023	2022
Prepaid operating expenses	$28,610	$37,149
Other receivables	67,293	37,154
Deposits	257,467	624,976
Prepayments for Equipment	5,796	29,890
Expected Credit Loss	(8,705)	(11,137)
Prepayments and other current assets, net	$350,461	$718,032

NOTE 8 — PROPERTY, PLANT AND EQUIPMENT, NET

As of December 31, 2023 and 2022, property, plant and equipment, net consisted of the following:

	As of December 31,
	2023	2022
Buildings	$2,617,084	$3,145,139
Construction in process	1,222,508	—
Plant and machinery	3,571,768	3,370,639
Furniture and fixture	680,159	137,254
Computers and office equipment	137,276	136,874
Motor vehicles	716,746	685,339
Total property plant and equipment, at cost	8,945,541	7,475,245
Less: accumulated depreciation	(4,287,474)	(4,009,207)
Total property, plant and equipment, net	$4,658,067	$3,466,038

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — PROPERTY, PLANT AND EQUIPMENT, NET (cont.)

Depreciation expenses for the years ended December 31, 2023 and 2022 were $449,678 and $411,868, respectively.

As of December 31, 2023 and 2022, the Company pledged buildings to secure banking facilities granted to the Company. The carrying values of the pledged buildings to secure bank loans by the Company are shown in Note 12.

NOTE 9 — INTANGIBLE ASSETS, NET

Intangible assets as of December 31, 2023 and 2022 consisted of the following:

	As of December 31,
Intangible Assets	2023	2022
Land use rights, costs	$994,008	$1,023,220
Patent, costs	5,070	5,219
Accumulated amortization	(257,845)	(244,436)
Total intangible assets, net	$741,233	$784,003

The land use rights represents the Company’s land use rights of plant in Taian City, Shandong Province of the PRC, which had been pledged to secure the Company’s banking facilities granted to the Company as of December 31, 2023 and 2022. The carrying values of the pledged land use rights to secure bank loans by the Company are shown in Note 12.

Amortization expense was $20,442 and $21,511 for the years ended December 31, 2023 and 2022, respectively.

The following table sets forth the Company’s amortization expenses for the five years after the years ending December 31 of the following years:

For the year ended December 31,	Amount
USD
2024	$20,387
2025	20,387
2026	20,387
2027	20,387
2028	20,387
Thereafter	639,298
Subtotal	$741,233

NOTE 10 — ACCOUNTS PAYABLE

Accounts payable are summarized as follow:

	As of December 31,
	2023	2022
Purchases	$12,076,793	$11,868,593
Total	$12,076,793	$11,868,593

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities are summarized as follow:

	As of December 31,
	2023	2022
Accrued staff salaries	$1,313,329	$1,659,756
VAT and other tax payable	113,555	108,963
Accrued administrative expenses	1,186,379	961,010
Other payables	238,862	334,262
Total	$2,852,125	$3,063,991

NOTE 12 — BANK LOANS

Loans consisted of the following at December 31, 2023:

Bank Name	Amount - RMB	Amount - HKD	Amount - USD	Issuance Date	Expiration Date	Interest (Note)
Heng Sang Bank	NA	1,323,857	169,725	1/12/2020	1/12/2025	2.75%
Less: Reclassification of short term loan to long term loan	NA	(651,023)	(83,464)	1/12/2020	1/12/2025	2.75%
Heng Sang Bank	NA	926,485	118,780	2/11/2023	1/3/2024	SOFR+3.08%
Heng Sang Bank	NA	947,832	121,517	3/11/2023	2/3/2024	SOFR+3.08%
Heng Sang Bank	NA	911,426	116,849	23/11/2023	22/3/2024	SOFR+3.08%
Heng Sang Bank	NA	3,599,343	461,454	6/10/2022	6/10/2032	2.88%
Less: Reclassification of short term loan to long term loan	NA	(3,256,789)	(417,537)	6/10/2022	6/10/2032	2.88%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,000,000	256,410	26/6/2023	25/6/2024	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,000,000	256,410	11/7/2023	10/7/2024	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,000,000	256,410	3/8/2023	2/8/2024	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	3,000,000	384,615	3/8/2023	2/8/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	1,000,000	128,205	27/9/2023	26/9/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	1,000,000	128,205	27/9/2023	26/9/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	837,915	107,425	10/10/2023	7/2/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	901,422	115,567	18/10/2023	15/2/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	1,248,644	160,083	13/12/2023	11/4/2024	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,350,341	301,326	3/9/2012	3/9/2032	HIBOR+2%
Less: Reclassification of short term loan to long term loan	NA	(2,050,871)	(262,932)	3/9/2012	3/9/2032	HIBOR+2%
Bank of China	8,800,000	NA	1,239,454	1/11/2023	1/11/2024	3.45%
Bank of Taian	100,000	NA	14,085	14/6/2023	11/6/2024	4.05%
Bank of Taian	9,900,000	NA	1,394,386	14/6/2023	11/6/2024	4.05%
China Everbright Bank	8,000,000	NA	1,126,776	6/2/2023	30/1/2024	3.90%

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — BANK LOANS (cont.)

Bank Name	Amount - RMB	Amount - HKD	Amount - USD	Issuance Date	Expiration Date	Interest (Note)
Bank of Communications	5,000,000	NA	704,235	19/5/2023	17/5/2024	3.80%
Industrial Bank Co., Ltd.	8,000,000	NA	1,126,776	11/12/2023	10/12/2024	3.70%
Postal Savings Bank of China	5,000,000	NA	704,235	10/8/2023	9/8/2024	4.00%
Bank of Qingdao	5,000,000	NA	704,235	28/8/2023	25/8/2024	3.85%
Shandong Feicheng Rural Commercial Bank Co., Ltd	4,800,000	NA	676,066	11/1/2023	14/5/2024	3.85%
Shandong Feicheng Rural Commercial Bank Co., Ltd	4,050,000	NA	570,431	13/5/2022	10/5/2024	3.85%
Shandong Feicheng Rural Commercial Bank Co., Ltd	4,050,000	NA	570,431	13/5/2022	10/5/2024	3.85%
Total short-term loan	62,700,000	18,088,582	11,150,159
Total long-term loan	—	5,958,684	763,934

Loans consisted of the following at December 31, 2022:

Bank Name	Amount - RMB	Amount - HKD	Amount - USD	Issuance Date	Expiration Date	Interest (Note)
Heng Sang Bank	NA	1,980,182	253,869	1/12/2020	1/12/2025	2.75%
Less: Reclassification of short term loan to long term loan	NA	(1,329,844)	(170,493)	1/12/2020	1/12/2025	2.75%
Heng Sang Bank	NA	881,762	113,046	22/9/2022	20/1/2023	SOFR+3.08%
Heng Sang Bank	NA	905,547	116,096	22/9/2022	20/1/2023	SOFR+3.08%
Heng Sang Bank	NA	1,049,323	134,529	1/11/2022	1/3/2023	SOFR+3.08%
Heng Sang Bank	NA	1,090,136	139,761	1/11/2022	1/3/2023	SOFR+3.08%
Heng Sang Bank	NA	796,660	102,136	22/11/2022	22/3/2023	SOFR+3.08%
Heng Sang Bank	NA	925,834	118,697	29/12/2022	28/4/2023	SOFR+3.08%
Heng Sang Bank	NA	244,555	31,353	21/5/2020	21/5/2023	2.75%
Heng Sang Bank	NA	3,941,814	505,361	6/10/2022	6/10/2032	2.88%
Less: Reclassification of short term loan to long term loan	NA	(3,609,005)	(462,693)	6/10/2022	6/10/2032	2.88%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,500,000	320,513	11/1/2022	11/1/2023	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,500,000	320,513	21/1/2022	21/1/2023	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,500,000	320,513	23/5/2022	23/5/2023	HIBOR+2.7%
Industrial and Commercial Bank of China (Asia) Limited	NA	1,028,611	131,873	28/9/2022	26/1/2023	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	1,185,029	151,927	20/10/2022	1/2/2023	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	832,352	106,712	25/10/2022	22/2/2023	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	882,337	113,120	14/12/2022	13/4/2023	ARR+2%
Industrial and Commercial Bank of China (Asia) Limited	NA	2,547,024	326,542	3/9/2012	3/9/2032	HIBOR+2%
Less: Reclassification of short term loan to long term loan	NA	(2,260,413)	(289,797)	3/9/2012	3/9/2032	HIBOR+2%

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — BANK LOANS (cont.)

Bank Name	Amount - RMB	Amount - HKD	Amount - USD	Issuance Date	Expiration Date	Interest (Note)
Industrial and Commercial Bank of China (Asia) Limited	4,750,000	NA	688,685	1/7/2022	20/6/2023	4%
Bank of China	9,800,000	NA	1,420,866	1/11/2022	1/11/2023	3.70%
Bank of Taian	100,000	NA	14,499	13/6/2022	6/6/2023	4.35%
Bank of Taian	9,900,000	NA	1,435,365	13/6/2022	6/6/2023	4.35%
Shandong Feicheng Rural Commercial Bank Co., Ltd	4,250,000	NA	616,192	13/5/2022	10/5/2024	3.85%
Less: Reclassification of short term loan to long term loan	(4,050,000)	NA	(587,195)	13/5/2022	10/5/2024	3.85%
Shandong Feicheng Rural Commercial Bank Co., Ltd	4,250,000	NA	616,191	13/5/2022	10/5/2024	3.85%
Less: Reclassification of short term loan to long term loan	(4,050,000)	NA	(587,194)	13/5/2022	10/5/2024	3.85%
Total short-term loan	24,950,000	18,591,904	6,000,987
Total long-term loan	8,100,000	7,199,262	2,097,372

____________

Note:

“SOFR” stands for Secured Overnight Financing Rate.

“HIBOR” stands for Hong Kong Interbank Offered Rate.

“ARR” stands for Alternative Reference Rate.

The Company’s short-term bank loans are pledged by its assets as listed below, and guaranteed by Mr. Ma Biu and Ms. Liu Liangping, and properties owned by Mr. Ma Biu and Ms. Liu Liangping:

	As of December 31,
	2023	2022
Buildings, net	$842,250	$1,128,296
Land Use Right, net	737,557	779,697
Total	$1,579,807	$1,907,993

For the years ended December 31, 2023 and 2022, interest expense on all loans amounted to $455,457 and $352,149, respectively.

NOTE 13 — SELLING EXPENSES

	For the years ended December 31,
	2023	2022
Commission paid	$144,476	$143,724
Consulting expenses	1,485,807	855,079
Employee compensation and benefits	105,987	132,358
Entertainment expenses	247,713	197,162
Freight charges	592,053	716,813
Other expenses	133,340	72,916
	$2,709,376	$2,118,052

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — GENERAL AND ADMINSTRATIVE EXPENSES

	For the years ended December 31,
	2023	2022
Amortization expenses	$30,530	$—
Audit fee	35,897	35,897
Bad debt charges	13,926	—
Consulting expenses	122,167	38,030
Depreciation expenses	85,160	8,470
Employee compensation and benefits	816,526	1,023,905
Entertainment expenses	16,939	48,779
Expected credit loss	714,383	564,909
Listing expenses	230,787	106,325
Other expenses	685,021	560,094
Professional fee	40,328	155,149
Rental expense	80,385	76,923
Sales tax	78,139	177,922
	2,950,188	2,796,403

NOTE 15 — RESEARCH AND DEVELOPMENT EXPENSES

	For the years ended December 31,
	2023	2022
Depreciation and amortization expenses	$99,713	$87,366
Development expenses	—	122,640
Direct cost	947,183	1,028,064
Employee compensation and benefits	260,118	262,446
Other expenses	57,459	48,000
	$1,364,473	$1,548,516

NOTE 16 — ORDINARY SHARE

Immediately prior to the completion of this offering, the company’s authorized share capital will be HK$1,000,000,000 divided into 4,000,000,000 ordinary shares with a HK$0.25 (equivalent to US$0.03) par value per share. The issued and outstanding number of ordinary shares will be 20,000,000 shares.

NOTE 17 — STATUTORY RESERVE AND PAID-IN CAPITAL

The statutory reserve represents restricted retained earnings. The Company’s Chinese subsidiary is required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The share capital of the Company’s Chinese subsidiary was HKD13,000,000 and HKD11,500,000 and its maximum reserve balance was HKD65,000,000 and HKD5,750,000 as of December 31, 2023 and 2022, respectively.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor are they allowed for distribution except under liquidation. Amounts restricted include the PRC subsidiary’ paid-in capital and statutory surplus reserves of the Company’s PRC subsidiary was US$2,120,769 (RMB 14,455,965) and US$1,721,266 (RMB 11,411,359) as of December 31, 2023 and 2022, respectively.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — RELATED PARTY TRANSACTIONS

Names and Relationship of Related Party:	Existing Relationship with the Company
Won Fittings Company Limited	Wholly owned by Ms. Liu Liangping.
Ma Biu	Chairman, Director, and Chief Executive Officer
Liu Liangping	Director and Chief Operating Officer
Diamond Horses Group Limited (Formerly known as “Luda Group Ltd.”)	Mr. Ma Biu is the director of the company, Ms. Liu Liangping is the director of the company

Summary of Related Party Transactions:

A summary of trade transactions with a related party for years ended December 31, 2023 and 2022 are listed below:

	For the years ended December 31,
Rental expenses charged by a related party:	2023	2022
Won Fittings Company Limited	$80,385	$76,923

The Company’s short-term bank loans are guaranteed by Mr. Ma Biu and Ms. Liu Liangping, and properties owned by Mr. Ma Biu and Ms. Liu Liangping.

Due from related parties:	Nature	For the years ended December 31,
		2023	2022
Ma Biu	Advance to a related party	$—	$55,341
Liu Liang Ping	Advance to a related party	$215,995	143,462
Total		$215,995	$198,803

The due from related party balances as of December 31, 2023 and 2022 are unsecured, interest-free and due on demand. The balances were fully settled in Feburary 2024.

Due to related parties:	Nature	For the years ended December 31,
		2023	2022
Ma Biu	Advance from a related party	$1,405	$—
Diamond Horses Group Limited	Advance from a related party	24,080	—
Total		$25,485	$—

The due to related party balances as of December 31, 2023 and 2022 are unsecured, interest-free and due on demand.

The Company declared $247,731 and $358,974 dividend distributed to Diamond Horses Group Limited for the years ended December 31, 2023 and 2022, respectively, and paid 630,785 and nil for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, dividend payable to Diamond Horses Group Limited is nil and $383,056, respectively.

NOTE 19 — INCOME TAXES

Enterprise Income Taxes (“EIT”)

Luda Technology Group Limited is incorporated in Cayman Island as an offshore holding company. For the period ended December 31, 2023 and 2022, no provision was recognized for Luda Technology Group Limited.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — INCOME TAXES (cont.)

Luda BVI is incorporated in BVI as an offshore holding company. For the period ended December 31, 2023 and 2022, no provision was recognized for Luda BVI.

Luda HK is incorporated in Hong Kong. On December 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the Bill’’) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on December 28, 2018 and was gazetted on the following day.

Under the two-tiered profits tax rates regime, the first HK$2 million of its profits of the qualifying entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%.

Luda PRC, the Company’s operating subsidiary in PRC, was entitled High and New Technology Enterprise (“HNTE”) and enjoyed preferential tax rate of 15% for a three-year validity period from August 17, 2020. Thus, Luda PRC is eligible for a 15% preferential tax rate from August 17, 2020 to August 17, 2023. As of December 31, 2023, the eligibility of HNTE was renewed and Luda PRC enjoyed another preferential tax rate of 15% for a three-year validity period from November 29, 2023. Thus, Luda PRC is eligible for a 15% preferential tax rate from November 29, 2023 to November 29, 2026.

Pursuant to the PRC Corporate Income Tax Law, a 10% withholding tax is levied on dividends declared to foreign investors from the foreign investment enterprises established in the PRC. The requirement became effective from 1 January 2008 and applies to earnings after 31 December 2007. A lower withholding tax rate may be applied if there is a tax treaty between the PRC and the jurisdiction of the foreign investors. For the Group, the applicable rate is 5%. The Group is therefore liable for withholding taxes on dividends distributed by Luda PRC in respect of earnings generated from January 1, 2008.

As of December 31, 2023 and 2022, deferred tax liabilities have been recognized for withholding taxes that would be payable on the undistributed earnings that are subject to withholding taxes of the Group’s subsidiaries established in the PRC. Up to the date of the report, the Company has no intention to reinvest the undistributed earnings and calculate the deferred tax liabilities based on the whole amount of undistributed earnings of Luda PRC. The aggregate amount of temporary differences associated with investments in subsidiaries in the PRC for which deferred tax liabilities have been recognized approximately US$295,896 and US$331,335 as of December 31, 2023 and 2022 respectively, which is 5% of the undistributed earnings of Luda PRC approximately US$5,917,922 and US$6,626,733 respectively.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the period ended December 31, 2023 and 2022, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2023.

The effective tax rates on income before income taxes for the years ended December 31, 2023 and 2022 was 12.8% and 14.1%, respectively.

The company recognized $166,023 of provision for deferred tax assets, as it is more likely than not that this portion of the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — INCOME TAXES (cont.)

Per the consolidated statements of income and comprehensive income, the income tax expenses for the Company can be reconciled to the income before income taxes for the years ended December 31, 2023 and 2022 as follows:

	For the years ended December 31,
	2023	2022
Income before taxes:	$3,479,476	$3,568,861
Cayman Islands statutory income tax rate	—	—
Income tax calculated at statutory rate	—	—
Rate differences in various jurisdictions	487,611	470,332
Tax effect of non-taxable income	(1,564)	(241,185)
R&D additional deduction	(287,423)	—
Tax effect of non-deductible expenditure	192,798	159,650
Change in deferred income tax allowance	120,664	45,359
PRC dividend withholding tax	121,113	17,200
Deferred income tax (recovery) expenses	(186,300)	50,215
Income tax expenses	$446,899	$501,571

Income taxes for the years ended December 31, 2023 and 2022 are attributed to the Company consisted of:

	For the years ended December 31,
	2023	2022
Current income tax	$512,086	$434,156
Deferred income tax (recovery) expenses	(186,300)	50,215
PRC dividend withholding tax	121,113	17,200
Income tax expenses	$446,899	$501,571

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2023 and 2022 are presented below:

	For the years ended December 31,
	2023	2022
Deferred tax assets
Inventory provision	$160,380	$129,410
Credit loss	322,941	222,384
Decelerated tax depreciation for HK	1,153	977
Refundable liability	75,504	—
Pre-tax loss	166,023	45,359
Less: Provision	(166,023)	(45,359)
Total	$559,978	$352,771
	For the years ended December 31,
	2023	2022
Deferred tax liabilities
Accelerated tax depreciation	$141,759	$56,584
Refundable liability	—	20,623
Undistributed earnings of PRC subsidiaries	295,896	331,335
Total	$437,655	$408,542

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — COMMITMENT AND CONTINGENCIES

As of December 31, 2023, Company has no material purchase commitments or significant leases.

From time to time, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings, to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of December 31, 2023, Company had no pending legal proceedings.

NOTE 21 — SEGMENT REPORTING

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating gain/(loss) and assets are regularly reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on the management’s assessment, the Company determined that it operates in two segments (i) Hong Kong Trading and (ii) PRC Manufacturing. Further, the Company’s single measure of segment profit (loss) is operating result and assets, as shown in the table below.

The Company evaluates the performance of each operating segment based on several factors of which the primary financial measures are operating segment revenue, net gain (loss) and assets as shown in the table below.

	For the years ended December 31,
	2023	2022
Revenue
— Hong Kong Trading	$5,461,367	$7,438,145
— PRC Manufacturing	46,155,510	42,521,598
Elimination of internal transaction	(188,823)	(108,609)
Total Revenue	$51,428,054	$49,851,134

Cost of sales
— Hong Kong Trading	$4,341,978	$6,068,362
— PRC Manufacturing	36,418,495	33,607,780
Elimination of internal transaction	(227,396)	(110,336)
Total Cost of sales	$40,533,077	$39,565,806

LUDA TECHNOLOGY GROUP LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — SEGMENT REPORTING (cont.)

	For the years ended December 31,
	2023	2022
Gross Profit
— Hong Kong Trading	$1,119,389	$1,369,783
— PRC Manufacturing	9,737,015	8,913,818
Elimination of internal transaction	38,573	1,727
Total Gross Profit	$10,894,977	$10,285,328

Selling Expenses
— Hong Kong Trading	$190,198	$257,843
— PRC Manufacturing	2,519,178	1,860,209
Total Selling expense	$2,709,376	$2,118,052

General and Administrative Expenses
— Hong Kong Trading	$1,756,780	$1,487,299
— PRC Manufacturing	1,193,408	1,309,104
Total General and Administrative expense	$2,950,188	$2,796,403
	For the years ended December 31,
	2023	2022
Segment net income (loss):
— Hong Kong Trading	$2,780,297	$(188,151)
— PRC Manufacturing	3,995,034	3,597,790
Elimination of internal transaction	(3,742,754)	(342,349)
Total Segment net income (loss)	$3,032,577	$3,067,290

Segment assets
— Hong Kong Trading	$15,852,788	$13,803,190
— PRC Manufacturing	44,903,106	38,526,009
Elimination of internal transaction	(14,124,471)	(12,695,986)
Total Segment assets	$46,631,423	$39,633,213

NOTE 22 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date that the financial statements were available to be issued, which is June 7, 2024. All subsequent events requiring recognition after December 31, 2023, and up through June 7, 2024 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events” other than disclosed below.

On January 8, 2024 and May 6, 2024, Luda Cayman paid dividend of RMB9,250,000 and RMB5,700,000, respectively to Diamond Horses Group Limited.

2,500,000 ORDINARY SHARES

LUDA TECHNOLOGY GROUP LIMITED

__________________________________

PRELIMINARY PROSPECTUS

[    ], 2024

__________________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our post-offering articles of association, which will become effective upon closing of this offering, provide that, to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

On August 14, 2023, as part of the reorganization, Luda Cayman issued and allotted one share at nominal or par value of HK$1.00 to DHGL for the acquisition of 100% ownership of Luda BVI from DHGL. On the same day, Luda Cayman issued and allotted 4,999,998 shares at nominal or par value of HK$1.00 each to DHGL in satisfaction of the consideration for the acquisition of 100% ownership of Luda HK by Luda BVI from DHGL. On December 19, 2023, the Company subdivided each issued and unissued share of par value of HK$1.00 each into four shares of par value of HK$0.25 each. The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus, upon the completion of the abovementioned issuances and subdivision:

Shareholders	Number of Shares Owned	Percentage of Shares Owned
Diamond Horses Group Limited	20,000,000	100%

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8.       Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9.       Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement***
3.1	Memorandum and Articles of Association of the Company, as currently in effect**
3.2	Form of the Amended and Restated Memorandum and Articles of Association of the Company to become effective immediately upon closing of the offering***
4.1	Specimen Certificate for the Shares**
4.2	Form of Underwriters’ Warrants***
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Shares being registered***
10.1	Unofficial English translation of the office lease agreement dated March 30,2023 between Luda Development Limited and Won Fittings Company Limited**
10.2	Form of service agreement between the Company and its independent directors**
10.3	Employment agreement of executive director between the Company and Ma Biu**
10.4	Employment agreement of executive director between the Company and Liu Liangping**
14.1	Form of Code of Business Conduct and Ethics**
14.2	Form of Executive Compensation Recovery Policy**
14.3	Form of Insider Trading Policy**
21.1	List of subsidiaries of the Company**
23.1	Consent of ZH CPA, LLC.***
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)***
23.3	Consent of China Commercial Law Firm (included in Exhibit 99.4)***
23.4	Consent of Michael Li & Co. (included in Exhibit 99.5)***
23.5	Consent of Ipsos Sdn. Bhd**
24.1	Power of Attorney (included in the signature page to the Form F-1)*
99.1	Form of Audit Committee Charter**
99.2	Form of Nominating Committee Charter**
99.3	Form of Compensation Committee Charter**
99.4	Opinion of China Commercial Law Firm regarding certain PRC law matters***
99.5	Opinion of Michael Li & Co. regarding certain Hong Kong law matters***
107	Calculation of Filing Fee Table**

____________

*        To be filed by amendment.

**      Previously filed.

***    Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 20, 2024.

LUDA TECHNOLOGY GROUP LIMITED
By:	/s/ Ma Biu
Ma Biu
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Ma Biu, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ma Biu	Chairperson of the Board of Directors,	September 20, 2024
Ma Biu	Director, and Chief Executive Officer
(Principal Executive Officer)
/s/ Yung Chi Man	Chief Financial Officer	September 20, 2024
Yung Chi Man	(Principal Accounting and Financial Officer)
/s/ Liu Liangping	Director and Chief Operating Officer	September 20, 2024
Liu Liangping
/s/ Shin Ho Chuen	Independent Director	September 20, 2024
Shin Ho Chuen
/s/ Gu Zhaoyang	Independent Director	September 20, 2024
Gu Zhaoyang
/s/ Yan Jonathan Jun	Independent Director	September 20, 2024
Yan Jonathan Jun

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on September 20, 2024.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

II-4